SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                (Amendment No. 3)

Filed by the Registrant:  [X]

Filed by a Party other than the Registrant: [_]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]      Definitive Proxy Statement

[_]      Definitive Additional Materials

[_]      Soliciting Material under ss. 240.14a-12

                               Refocus Group, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

|_|  Fee paid previously by written preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                                                               PRELIMINARY COPY
[GRAPHIC OMITTED]
                                            NOTICE OF ACTION OF STOCKHOLDERS BY
                                           WRITTEN CONSENT IN LIEU OF A SPECIAL
                                                    MEETING OF STOCKHOLDERS AND
                                                 CONSENT SOLICITATION STATEMENT

                                      10300 North Central Expressway, Suite 104
                                                            Dallas, Texas 75231
                                                       Telephone (214) 368-0200
                                                             Fax (214) 368-0332

November [   ], 2005

Dear Refocus Group, Inc. Stockholder:

     On behalf of the Board of Directors of Refocus Group, Inc., we urge you to consider and act upon proposals to amend our Certificate of Incorporation in order to take us private, which our Board of Directors recommends that stockholders adopt by Written Consent in Lieu of a Special Meeting of Stockholders. The first proposed amendment to our Certificate of Incorporation will effect a 1-for-2,000 reverse stock split of our outstanding common stock, such that stockholders owning less than 2,000 shares of our common stock immediately prior to the reverse stock split will have their shares canceled and converted into the right to receive the cash amount, without interest, of $0.35 per share on a pre-split basis. We are requesting approval of the reverse stock split amendment to reduce the number of our stockholders of record to fewer than 300, which will enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934 and suspend our obligation to file reports under Section 15(d) of that Act. This will mean that we will no longer file periodic, current and other reports with the Securities and Exchange Commission, and we will no longer be classified as a public company. The second proposed amendment to our Certificate of Incorporation, which will immediately follow the reverse stock split, will effect a 2,000-for-1 forward stock split of our outstanding common stock after giving effect to the reverse stock split. If the amendment to our Certificate of Incorporation to effect the reverse stock split is not approved by our stockholders, the proposal to amend our Certificate of Incorporation to effect the forward stock split will be withdrawn.

     In accordance with the applicable provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws, each as amended, approval of each of the amendments requires the written consent of stockholders owning no less than the majority of shares of our common stock entitled to vote on the proposals (including shares of our preferred stock that vote with our shares of common stock on an "as converted" basis). Medcare Investment Fund III, Ltd. owns all of the shares of our authorized and issued Series A-1 Convertible Preferred Stock. Holders of the Series A Convertible Preferred Stock are entitled to vote on all matters required or permitted to be voted upon by the holders of our common stock on an "as converted" basis. As a result, Medcare Investment Fund III, Ltd. is the beneficial owner of greater than 50% of our outstanding voting stock. Medcare Investment Fund III, Ltd. has indicated that it intends to vote in favor of both proposals, but has not made any formal commitment, and is not bound, to do so.

     The proposals to amend our Certificate of Incorporation, and the procedures to exercise your rights in connection with this solicitation of your consent, are described in the accompanying Consent Solicitation Statement. It is requested that your written consent, using the enclosed consent card, be delivered to Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, Attention: Proxy Department. A self-addressed, return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.

YOUR WRITTEN CONSENT IS IMPORTANT, SO PLEASE SIGN, DATE AND RETURN YOUR CONSENT CARD AS SOON AS POSSIBLE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REVERSE/FORWARD STOCK SPLIT; PASSED UPON THE MERITS OR FAIRNESS OF THE REVERSE/FORWARD STOCK SPLIT; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                      Sincerely,


                                      Douglas C. Williamson
                                      President and Chief Executive Officer

                                                                PRELIMINARY COPY
                                                                ----------------


                    NOTICE AND CONSENT SOLICITATION STATEMENT


                               REFOCUS GROUP, INC.
                    10300 North Central Expressway, Suite 104
                               Dallas, Texas 75231

                               November [ ], 2005

               NOTICE OF ACTION OF STOCKHOLDERS BY WRITTEN CONSENT
                  IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS
                                       AND
                         CONSENT SOLICITATION STATEMENT

     We are soliciting your written consent to take Refocus Group, Inc. private through the adoption of amendments to its Certificate of Incorporation. The first proposed amendment to our Certificate of Incorporation will effect a 1-for-2,000 reverse stock split of our outstanding common stock, such that stockholders owning less than 2,000 shares of our common stock immediately prior to the reverse stock split will have those shares canceled and converted into the right to receive cash, without interest, in the amount of $0.35 per share on a pre-split basis. We are requesting approval of the reverse stock split amendment to reduce the number of our stockholders of record to fewer than 300, which will enable us to terminate the registration of our common stock under
Section 12(g) of the Securities Exchange Act of 1934 and suspend our obligation to file reports under Section 15(d) of that Act. This will mean that we will no longer file periodic, current and other reports with the Securities and Exchange Commission, and we will no longer be classified as a public company.

     The second proposed amendment to our Certificate of Incorporation, which will immediately follow the reverse stock split, will effect a 2,000-for-1 forward stock split of our outstanding common stock after giving effect to the reverse stock split. If the amendment to our Certificate of Incorporation to effect the reverse stock split is not approved by our stockholders, the proposal to amend our Certificate of Incorporation to effect the forward stock split will be withdrawn.

     Your Board of Directors has selected the close of business on October 14, 2005, as the record date for determining stockholders entitled to vote on the proposals to amend our Certificate of Incorporation. Therefore, only holders of record of shares of our common stock and Series A Convertible Preferred Stock as of the close of business on October 14, 2005, are permitted to provide their written consent. As of the record date, we had 24,669,105 shares of common stock and 280,000 shares of Series A-1 Convertible Preferred Stock outstanding. Holders of the Series A-1 Convertible Preferred Stock are entitled to vote on all matters required or permitted to be voted upon by the holders of our common stock on an "as converted" basis. Each share of Series A-1 Convertible Preferred Stock is currently convertible into 100 shares of our common stock. As a result, Medcare Investment Fund III, Ltd., the sole holder of shares of our Series A Convertible Preferred Stock, is the beneficial owner of greater than 50% of our outstanding voting stock. Medcare Investment Fund III, Ltd. and each of our directors and executive officers have indicated that they intend to vote in favor of both proposals, thereby causing the proposals to be approved by the requisite stockholder vote under Delaware law. Medcare Investment Fund III, Ltd., however, has not made any formal commitment, and is not bound, to vote in favor of the proposals.

     The amendments to the Certificate of Incorporation will be approved when and if, prior to December 13, 2005, we hold unrevoked written consents of stockholders approving the adoption of the amendments to the Certificate of Incorporation from the holders of a majority of the shares that are entitled to vote on the record date. In no event, however, will the proposals, if approved, be effected prior to the 20th day following the date of this Consent Solicitation Statement.

     This Notice and Consent Solicitation Statement are being distributed to stockholders on or about November [ ], 2005.

                                        By Order of the Board of Directors,



                                        Douglas C. Williamson
                                        President and Chief Executive Officer

                               SUMMARY TERM SHEET

     The following is a summary of the material terms of the proposals upon which our stockholders are being requested to vote by written consent. We urge you to review the more detailed information appearing elsewhere in, or accompanying, this Consent Solicitation Statement carefully before voting your shares.

     As used in this Consent Solicitation Statement, unless the context requires otherwise, "our," "us," "we" and the "Company" means Refocus Group, Inc.

Appraisal Rights

     Our stockholders are not entitled to appraisal or dissenters' rights in connection with the reverse stock split under either the Delaware General Corporation Law or our Certificate of Incorporation or Bylaws, whether or not the stockholder votes in favor of the amendments to our Certificate of Incorporation. See "The Reverse/Forward Stock Split - Appraisal Rights."

Reverse/Forward Stock Split

     As  used  throughout  this  Consent   Solicitation   Statement,   the  term
"Reverse/Forward Stock Split" refers to a transaction consisting of the following steps:

     - The Reverse/Forward Stock Split will take effect on the date we file with the Secretary of State of the State of Delaware certificates of amendment to our Certificate of Incorporation (one certificate of amendment effecting a reverse stock split and the other certificate of amendment effecting a forward stock split), or on any later date that we may specify in the certificates of amendment. In no event, however, will the Reverse/Forward Stock Split, if approved, be effected prior to the 20th day following the date of this Consent Solicitation Statement.

     - At 6:00 p.m., local time, on the effective date, we will effect a 1-for-2,000 reverse stock split of our common stock.

     - Any stockholder owning 2,000 or more shares of our common stock immediately before the reverse stock split will be deemed to receive one-two thousandth of a share of common stock for each share of common stock and will remain a stockholder of the Company.

     - Any stockholder owning less than 2,000 shares of our common stock immediately before the reverse stock split will have his stock ownership converted into a right to receive cash in exchange for the resulting fractional share of that common stock and will no longer be a stockholder of the Company. Upon the surrender of the stock certificates representing those shares, together with the letter of transmittal and other required materials, to our transfer agent, we will pay each of these stockholders an amount in cash equal to $0.35 per share of common stock held by them immediately before the reverse stock split. No interest will accrue or be paid on the amount payable to these stockholders.

     - At 6:01 p.m., local time, on the effective date, we will effect a 2,000-for-1 forward stock split of our common stock. Accordingly, any stockholder owning one or more shares of our common stock immediately before the forward stock split (and after the reverse stock split) will be deemed to receive 2,000 shares of common stock for each share of common stock, as adjusted on a pro rata basis for any fractional shares. As a result, stockholders who owned 2,000 or more shares of our common stock before the Reverse/Forward Stock Split will own the same number of shares of our common stock following the Reverse/Forward Stock Split. See "Special Factors - Effects of the Reverse/Forward Stock Split" for a more detailed discussion.

     - Our Board of Directors has set the cash consideration to be paid to stockholders owning less than one whole share of our common stock after giving effect to the reverse stock split at $0.35 per share of common stock on a pre-split basis in order to provide a premium to the sale by us of our capital stock (on a common stock equivalent basis) to Medcare Investment Fund III, Ltd. in March 2005 and the common stock's market prices in the several months prior to May 2005, the month in which our Board of Directors approved the Reverse/Forward

          Stock Split . Our Board of Directors made this determination in good faith and based upon various factors our Board of Directors and the Strategic Initiatives Committee of our Board of Directors deemed relevant. In support of their determination, an independent financial advisor retained by the Strategic Initiatives Committee rendered a written opinion that the consideration to paid to cashed out stockholders is fair, from a financial point of view. See "Special Factors - Fairness of the Transaction" and "Opinion of Financial Advisor."

     - Following the Reverse/Forward Stock Split, we expect to have fewer than 300 stockholders of record and, as a result, we intend to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934, or the Exchange Act, and suspend our filing obligations under Section 15(d) of the Exchange Act. This will mean that we will no longer file periodic, current and other reports with the Securities and Exchange Commission, and we will no longer be classified as a public reporting company. Upon suspension of our reporting obligations under the Exchange Act, our common stock will no longer be eligible for quotation on the OTC Bulletin Board, where it is currently quoted. See "Special Factors - Effects of the Reverse/Forward Stock Split."

Purposes of, and Reasons for, the Reverse/Forward Stock Split

     - The principal purpose of the Reverse/Forward Stock Split is to reduce the number of our stockholders of record to fewer than 300, which will enable us to terminate the registration of our common stock under
          Section 12(g) of the Exchange Act and suspend our filing obligations under Section 15(d) of the Exchange Act. This will mean that we will no longer file periodic, current and other reports with the Securities and Exchange Commission, and we will no longer be classified as a public reporting company.

     - The following are the principal reasons considered by our Board of Directors in pursuing the Reverse/Forward Stock Split:

          - the cost savings of approximately $510,000 in the current year and in 2006, $570,000 in 2007 and $540,000 per year going forward, that we expect to realize as a result of the suspension of our reporting obligations under the Exchange Act, including the cost savings resulting from not having to comply with the increased compliance burdens imposed by the Sarbanes-Oxley Act of 2002;

          - the decrease in expenses resulting from no longer being required to service a relatively large number of stockholders holding small positions in our common stock;

          - the additional savings in terms of management's and employees' time that will no longer be spent preparing the reports required of public companies under the Exchange Act and managing stockholder relations and communications;

          - the reduced premiums for our directors' and officers' insurance policies as a result of us no longer being a public reporting company;

          - our ability to control the dissemination of certain business information, which is currently disclosed in our periodic reports and, accordingly, made available to our competitors, vendors, customers and other interested parties, potentially to our detriment;

          - our ability to gain greater operational flexibility by being able to focus on long-term growth without an undue emphasis on short-term fluctuations in the market price of our common stock;

          -    our ability to focus our efforts on our products and procedures;

          - the fact that we have not realized many of the benefits normally presumed to result from being a public reporting company (including enhanced stockholder value, enhanced corporate image, the ability to access the capital markets through public offerings of company stock and the ability to use company stock as currency for acquisitions) due to the relatively limited liquidity and low market price of our common stock;

          - that stockholders holding fewer than 2,000 shares of our common stock will be provided with a means of liquidity to receive a reasonable and fair cash price for their shares, since our common stock does not have a broad and deep public market;

          - that stockholders holding 2,000 or more shares of our common stock will continue as stockholders and enjoy the benefits and efficiencies realized by us in going private; and

          - the relative voting power of our remaining stockholders will remain approximately the same as the relative voting power prior to the Reverse/Forward Stock Split, since we estimate only approximately 1.0%, or approximately 253,000 shares, of our outstanding shares of common stock will be eliminated.

     For a more detailed discussion, see "Special Factors - Purpose of the Reverse/Forward Stock Split," "Special Factors - Reasons for the Reverse/Forward Stock Split" and "Special Factors - Effects of the Reverse/Forward Stock Split."

Fairness of the Transaction

     - Our Board of Directors and the Strategic Initiatives Committee of our Board of Directors and Medcare GP Corp, Inc., solely in its capacity as the general partner of Medcare Investment Fund III, Ltd., James R. Leininger, M.D. and Thomas W. Lyles, Jr., or, collectively, the Medcare Persons, believe that the Reverse/Forward Stock Split is in the best interests of, and is substantively and procedurally fair to, our stockholders, including both those stockholders who will have the right to receive cash for their holdings as a result of the Reverse/Forward Stock Split and those who will remain stockholders after the Reverse/Forward Stock Split. The Board of Directors unanimously approved the Reverse/Forward Stock Split.

     - In April 2005, our Board of Directors appointed two independent directors to a special committee of the Board of Directors, the Strategic Initiatives Committee. The Strategic Initiatives Committee was charged with assisting our Board of Directors in evaluating strategic alternatives, including whether to effect a termination of our status as a public reporting company and, if so, on what terms, including a fair price per share to be paid to stockholders who would not continue as stockholders. The Strategic Initiatives Committee determined that, in light of the benefits to be obtained, the Company should terminate its status as a public reporting company and further determined that, after consideration of various alternatives, this termination should be effected by the Reverse/Forward Stock Split. The Strategic Initiatives Committee unanimously recommended the Reverse/Forward Stock Split to our Board of Directors.

     - The Strategic Initiatives Committee was authorized to engage, and did engage, an independent financial advisor to assist it and to render a fairness opinion with respect to the consideration to be paid to stockholders.

     - Hill Schwartz Spilker Keller LLC, the independent financial advisor selected by the Strategic Initiatives Committee, rendered a fairness opinion stating that the consideration to be paid to stockholders owning less than a whole share of common stock after giving effect to the reverse stock split is fair from a financial point of view. The fairness opinion does not address the fairness of the transaction to stockholders who will remain as stockholders after giving effect to the Reverse/Forward Stock Split.

     - The $0.35 cash consideration to be paid per share represents a premium of:

          o 40.0% over the common stock equivalent price of $0.25 per share paid by Medcare Investment Fund III, Ltd., or Medcare, on March 1, 2005;

          o    6.1% over the closing  price for the common stock on May 4, 2005,
               the  day   before   our   Board   of   Directors   approved   the
               Reverse/Forward Stock Split;

          o 38.9% over the average closing price for the five trading day period ended May 4, 2005;

          o 63.5% over the average closing price for the one-month period ended May 4, 2005;

          o 98.1% over the average closing price for the three-month period ended May 4, 2005;

          o 95.8% over the average closing price for the six-month period ended May 4, 2005; and

          o 32.5% over the average closing price for the one-year period ended May 4, 2005.

     For a more detailed discussion, see "Special Factors - Fairness of the Transaction," "Opinion of the Financial Advisor," and "Annex D: The Financial Advisor's Fairness Opinion."


                                                          TABLE OF CONTENTS

   SUMMARY TERM SHEET.............................................................................................i
         Appraisal Rights.........................................................................................i
         Reverse/Forward Stock Split..............................................................................i
         Purposes of, and Reasons for, the Reverse/Forward Stock Split...........................................ii
         Fairness of the Transaction............................................................................iii

   SPECIAL FACTORS................................................................................................1
         Purpose of the Reverse/Forward Stock Split...............................................................1
         Reasons for the Reverse/Forward Stock Split..............................................................1
         Potential Detriments of the Reverse/Forward Stock Split to Stockholders..................................5
         How the Reverse Stock Split Ratio Was Determined.........................................................5
         Reasons for the Forward Stock Split......................................................................6
         Effects of the Reverse/Forward Stock Split...............................................................7
         Alternatives to the Reverse/Forward Stock Split.........................................................13
         Fairness of the Transaction.............................................................................14
         Factors in Support of the Reverse/Forward Stock Split...................................................17
         Factors Not in Support of the Reverse/Forward Stock Split...............................................19
         Other Factors...........................................................................................20

   OPINION OF FINANCIAL ADVISOR..................................................................................21

   GENERAL CONSENT INFORMATION...................................................................................33

   PROPOSAL NO. 1 - REVERSE STOCK SPLIT..........................................................................36
         Summary and Structure of the Reverse Stock Split........................................................36
         Consent Required for Approval of the Reverse Stock Split................................................36
         Recommendation of the Board of Directors on Proposal No. 1..............................................37

   PROPOSAL NO. 2 - FORWARD STOCK SPLIT..........................................................................37
         Summary and Structure of the Forward Stock Split........................................................37
         Consent Required for Approval of the Forward Stock Split................................................38
         Recommendation of the Board of Directors on Proposal No. 2..............................................38

   THE REVERSE/FORWARD STOCK SPLIT...............................................................................39
         Background of the Reverse/Forward Stock Split...........................................................39
         Purpose of the Reverse/Forward Stock Split..............................................................41
         Interest of Certain Persons in Matters to be Acted Upon.................................................41
         Stock Certificates......................................................................................42
         Appraisal Rights........................................................................................43
         Reservation of Rights...................................................................................43

   MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................................................43

   INFORMATION ABOUT REFOCUS GROUP...............................................................................46
         General.................................................................................................46
         Recent Developments.....................................................................................46
         Change in Control.......................................................................................47
         Price Range of Common Stock.............................................................................48
         Stock Repurchases.......................................................................................49
         Dividends...............................................................................................49
         Control Persons.........................................................................................49
         Directors and Executive Officers........................................................................50
         Certain Relationships and Related Transactions..........................................................52

   STOCK OWNERSHIP...............................................................................................55
         Security Ownership of Certain Beneficial Owners.........................................................55
         Security Ownership of Management........................................................................57


   COSTS OF THE REVERSE/FORWARD STOCK SPLIT......................................................................59

   OTHER BUSINESS................................................................................................59

   SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................................................60

   FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE..........................................................60

   ADDITIONAL INFORMATION AND QUESTIONS..........................................................................60

   ANNEX A........................................................................................................1

   ANNEX B........................................................................................................1

   ANNEX C........................................................................................................1

   ANNEX D........................................................................................................1

                                 SPECIAL FACTORS

Purpose of the Reverse/Forward Stock Split

     The purpose of the Reverse/Forward Stock Split is to acquire, for cash, the equity interests in the Company of stockholders who, immediately prior to the reverse stock split, own fewer than 2,000 shares of Company common stock. The purchase price is $0.35 per share of Company common stock owned immediately before the Reverse/Forward Stock Split.

     By purchasing the shares of the holders of fewer than 2,000 shares of our common stock, we will:

     -    eliminate the cost of maintaining small stockholder accounts;

     - permit our smaller stockholders to receive a reasonable and fair cash price for all of their shares of our common stock without having to pay brokerage commissions, subject to the stockholder's agreement with its broker, dealer or other nominee; and

     - reduce the number of our stockholders of record to fewer than 300 persons, which will allow us to terminate the registration of our common stock under Section 12(g) of the Exchange Act and suspend our duty under Section 15(d) of the Exchange Act to file periodic, current and other reports with the Securities and Exchange Commission.

Reasons for the Reverse/Forward Stock Split

     Cost Savings

     We incur direct and indirect costs associated with compliance with the Exchange Act's filing and reporting requirements imposed on public companies. The cost of this compliance has increased significantly with the implementation of the provisions of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley. In addition, we pay substantially higher premiums for our directors' and officers' insurance policies as a public reporting company than we would if we were not subject to the reporting requirements of the Exchange Act. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have relatively few executive personnel, these indirect costs are substantial.

     Our Board of Directors believes that, by deregistering our common stock and suspending our reporting obligations, we will experience annual cost savings of approximately $510,000 in the current year and in 2006, $570,000 in 2007 and $540,000 per year going forward, consisting of:

          o    $310,000 reduction in annual costs historically incurred,

          o $30,000 in annual costs that would otherwise be expected to be incurred in order to comply with Section 404 of Sarbanes-Oxley, plus $30,000 in 2007 for fees incurred on a one-time basis in preparation for the audit of our internal controls, and

          o $200,000 in annual costs that are driven by investor concerns, including, among other items, retaining investor relations and financial experts.

These cost reductions are further described in greater detail below.

                                Historical Costs:

Legal fees for the review of filings                              $      75,000
Printing, mailing and filing costs                                       25,000
Directors and officers insurance                                        162,500
Auditing and related fees                                                35,000
Legal services for other compliance issues and other expenses            12,500
    Total                                                         $     310,000


                               Section 404 Costs:

Sarbanes-Oxley Section 404 audit                                  $      30,000
Sarbanes-Oxley Section 404 consulting fees                               30,000
    Total                                                         $      60,000


                          Other Investor-Driven Costs:

Investor Relations/Public Relations Consulting                    $      60,000
Financial Advisory                                                      120,000
Investor Conferences (travel expenses, fees, etc.)                       20,000
    Total                                                         $     200,000
    Grand Total                                                   $     570,000


The estimated cost savings reflect, among other things:

     o a reduction in auditing and related fees with respect to the suspension of our reporting obligations under the Exchange Act;

     o    a reduction in legal fees related to securities law compliance;

     o the elimination of costs associated with filing periodic, current and other reports with the Securities and Exchange Commission;

     o the savings in fees charged by our transfer agent that are expected because of the significant reduction in the number of accounts to be handled by the transfer agent;

     o    lower printing and mailing costs;

     o less complicated and extensive disclosure required by our private status;

     o the lower risk of liability that is associated with non-reporting (as distinguished from public reporting) company status, and the reduced premiums for directors' and officers' liability insurance expected to result (the cost of liability coverage in 2005 was $237,500, while the anticipated cost as a private company is $75,000);

     o the costs savings from not being subject to the internal control audit requirements imposed by Section 404 of Sarbanes-Oxley;

     o the elimination of consulting and advisory fees associated with dissemination and management of information to support and improve the liquidity of our common stock; and

     o    the reduction in direct miscellaneous expenses.

     The cost savings figures set forth above are only estimates. The actual savings we realize from going private may be higher or lower than those estimates. Estimates of the annual savings to be realized, if the Reverse/Forward Stock Split is consummated, are based upon the actual costs to us of the services in each of the categories listed above that were reflected in our recent financial statements and an estimate of these costs going forward as a public reporting entity. Management then estimated, for each category, the portion of the expense in that category believed to be solely or primarily attributable to our public reporting company status.

     In some instances, management's cost saving expectations were based upon information provided or upon verifiable assumptions. For example, our auditors have informed us, informally, that there will be a reduction in auditing fees if we cease to be a public reporting company. In addition, the costs associated with retaining legal counsel to assist us with complying with the Exchange Act reporting requirements will be eliminated if we no longer file reports with the Securities and Exchange Commission and are otherwise not required to comply with the disclosure requirements that apply to public reporting companies.

     It is important to note that, in addition to the above-referenced annual estimated cost savings, the consummation of the Reverse/Forward Stock Split and subsequent deregistration of Company common stock will result in a one-time cost savings due to the Company not being subject to the internal control audit requirements imposed by Section 404 of the Sarbanes-Oxley. Preparing the Company to be able to comply with Section 404 of Sarbanes-Oxley will require expenditures during the 2007 fiscal year, including consulting fees to third parties for compliance planning, assessment, documentation and testing. These costs are estimated to be at least $30,000.

     We expect the actual cost savings of being a non-reporting, private company to be much greater than simply eliminating the estimated historical out-of-pocket costs. As a result of recent corporate governance scandals and the legislative and litigation environment resulting from those scandals, the costs of being a public reporting company in general, and the costs of our remaining a public reporting company, in particular, are expected to continue to increase in the near future. Moreover, new legislation, including Sarbanes-Oxley, will likely continue to have the effect of increasing the compliance burdens and potential liabilities of being a public reporting company. This and other proposed legislation will likely continue to increase audit fees and other costs of compliance, including securities counsel fees, outside director fees and potential liability faced by our officers and directors. Additionally, while not enumerated above, we expect significant cost savings in terms of management's time devoted to compliance matters. Although we cannot determine an estimate of this cost, we can estimate that annually between 10% to 50% of the time of the Chief Executive Officer, Chief Financial Officer and Controller is devoted to matters related to compliance.

     Operational Flexibility

     Another reason for the Reverse/Forward Stock Split relates to operational flexibility. Our Board of Directors believes that effecting the Reverse/Forward Stock Split and ceasing to be a public reporting company will enable management to concentrate its efforts on the long-term growth of our business, free from the constraints of public ownership, which our Board of Directors believes often places undue emphasis on the effect of decisions on the market value of our common stock.

     Inability to Realize Benefits Normally Associated with Public Reporting Company Status

     A significant reason for the Reverse/Forward Stock Split relates to our inability to realize many of the benefits normally presumed to result from being a public reporting company, including the following:

     - A typical advantage of being a public company comes from the ability to use company stock, as opposed to cash or other consideration, to effect acquisitions. We have not found the occasion to acquire other businesses using our stock as consideration and do not presently intend to do so.

     - Public companies may also obtain financing by issuing securities in a public offering. We have not accessed the capital markets in that manner and do not presently intend to do so.

     - An enhanced company image often accompanies public company status. We have determined that, due to our size and other factors, we have not enjoyed an appreciable enhancement in our image as a result of our public company status.

     Lack of an Active Trading Market and Illiquidity

     Our Board of Directors believes that the public marketplace has less interest in public companies with a limited amount of shares trading in the public marketplace. Our Board of Directors further believes that it is highly speculative whether our common stock would ever achieve significant trading volume in the public marketplace so as to create an active and liquid market.
The realization that our common stock might not, in the foreseeable future, achieve significant trading volume as a public company is one of the reasons that caused our Board of Directors to conclude that we are not benefiting from being a public company, and that it would be in the best interests of us and our stockholders for us to be privately held.

     Our  common  stock is not  listed on an  exchange  but is quoted on the OTC
Bulletin Board. The highest monthly average trading volume in our common stock between March 2003 and September 2005 was 65,371 shares. As a result of this low trading volume, the ability of our stockholders to trade their shares is more limited than the ability of stockholders of many other publicly traded companies. Indeed, our Board of Directors believes that one advantage of the Reverse/Forward Stock Split is that it does provide a means of liquidity to our stockholders holding less than 2,000 shares of our common stock so that they may receive a reasonable and fair cash price for their shares.

     Ability to Control the Dissemination of Certain Business Information

     Currently, the disclosure contained in our Exchange Act filings, including information related to our business operations and financial condition, is available to the public and, thus, can be readily analyzed by various interested parties, including our competitors, vendors and customers. These entities can potentially use our publicly disclosed information to our detriment. In addition, the current public disclosure of information puts us at a competitive disadvantage compared to our non-public competitors, in part because we do not have access to similar information concerning those companies. We believe that we are at a critical time in our development, and we feel that mandatory public disclosure of our opportunities may stifle key business initiatives. Moreover, certain investors view our public status negatively as they consider possible investments. Upon the termination of the registration of our common stock under the Exchange Act and the suspension of our duty to file periodic, current and other reports with the Securities and Exchange Commission, we will be better able to control the dissemination of certain business information.

     In light of the foregoing, our Board of Directors believes that the benefits associated with maintaining our status as a public reporting company and maintaining our small stockholder accounts are substantially outweighed by the costs, both financial and operational, associated with being a public reporting company. Our Board of Directors believes that it is in our best interests to eliminate the administrative burden and costs associated with maintaining our status as a public reporting company and our small stockholder accounts.

     Our Board of Directors has determined that the Reverse/Forward Stock Split is the most expeditious and economical way of liquidating the holdings of small stockholders and changing our status from that of a public reporting company to that of a more closely-held, non-reporting company. Our Board of Directors has determined, in consultation with the Strategic Initiatives Committee, that the reverse stock split ratio should be 1-for-2,000 and that the forward stock split ratio should be 2,000-for-1. Numerous factors were considered in reaching its determination. See "--How the Reverse Stock Split Ratio Was Determined," "-- Fairness of the Transaction," "Opinion of Financial Advisor" and "The Reverse/Forward Stock Split - Background of the Reverse/Forward Stock Split."

Potential Detriments of the Reverse/Forward Stock Split to Stockholders

     Potential detriments to us, as well as to our stockholders who will maintain ownership of their shares after the Reverse/Forward Stock Split is
effected,   include   decreased   dissemination  of  information  and  decreased
liquidity. If the Reverse/Forward Stock Split is effected, we intend to terminate the registration of our common stock under the Exchange Act and suspend our filing obligations under the Exchange Act. As a result, we will no longer file periodic, current and other reports and proxy statements with the Securities and Exchange Commission. Following the deregistration of our common stock under the Exchange Act and the suspension of our filing obligations with the Securities and Exchange Commission under the Exchange Act, our common stock will be ineligible for listing or quotation on any stock exchange or other automated quotation system, including the OTC Bulletin Board, where our common stock is currently quoted. Our common stock may be quoted in the Pink Sheets(R). See "--Effects of the Reverse/Forward Stock Split - Effects on Stockholders with 2,000 or More Shares of Common Stock." No assurances, however, can be given that our common stock will be quoted in the Pink Sheets. If our common stock is quoted in the Pink Sheets, our common stock may retain some liquidity following the Reverse/Forward Stock Split, but this liquidity is expected to be less than that available while we were filing reports under the Exchange Act. If our common stock is not quoted in the Pink Sheets, liquidity will be even further reduced. This decrease in liquidity may have an adverse effect on the value of our common stock. Further potential detriments exist for our affiliates, who may be deprived of the ability to dispose of shares of our common stock pursuant to Rule 144 under the Securities Act of 1933.

     In light of the limited liquidity for the shares of our common stock, the suspension of our obligation to make public financial and other information, which is expected to result from the deregistration of the common stock under the Exchange Act, continuing stockholders may experience a decrease in the price at which their shares of common stock may be sold.

     Furthermore, once our common stock ceases to be registered under the Exchange Act, we will no longer be subject to the provisions of the Sarbanes-Oxley Act, and our officers will no longer be required to certify the accuracy of our financial statements filed with the Securities and Exchange Commission. Directors, executive officers and stockholders beneficially owning 10% or more of our common stock will no longer be required to report transactions in our securities with the Securities and Exchange Commission under the provisions of Section 16 of the Exchange Act.

     For  an  additional   discussion   of  the  potential   detriments  of  the
Reverse/Forward Stock Split to our stockholders, see "- Effects of the Reverse/Forward Stock Split" below.

How the Reverse Stock Split Ratio Was Determined

     Our stockholder ledger can be divided into the following three groups:

     o stockholders of record, which are stockholders who hold their own stock certificates;

     o non-objecting beneficial owners, or NOBO stockholders, which are stockholders who hold their shares in street name who have agreed to identify themselves; and

     o    objecting   beneficial   owners,  or  OBO   stockholders,   which  are
          stockholders who hold their shares in street name who have not identified themselves.

     Stockholders of Record. In order to be eligible to terminate the registration of our common stock under the Exchange Act, we must have fewer than 300 stockholders of record of our common stock after giving effect to the Reverse/Forward Stock Split. As of the record date, we had [ ] stockholders of record. Of these stockholders, [ ] stockholders owned fewer than 2,000 shares of our common stock. At that time, these stockholders represented approximately [ ]% of the total number of record stockholders; however, these accounts only represented [ ]% ([ ] shares of 24,669,105 shares outstanding) of the total number of outstanding shares of our common stock.

     NOBO Stockholders. Included in our stockholders of record are [ ] stockholders who are nominees and who hold shares on behalf of both NOBO and OBO stockholders. As of the record date, these nominees held shares for [ ] NOBO stockholders. Of these NOBO stockholders, [ ] NOBO stockholders owned fewer than 2,000 shares of our common stock. At that time, these stockholders represented approximately [ ]% of the total number of our known stockholders (record and NOBO stockholders), but these accounts represented approximately only [ ]% ([ ] shares of 24,669,105 shares outstanding) of the total number of outstanding shares of our common stock. Therefore, based on information known to us as of the record date, our known stockholders who owned fewer than 2,000 shares of our common stock (including record and NOBO stockholders) collectively owned approximately [ ]% ([ ] shares of 24,669,105 shares outstanding) of the total number of outstanding shares of our common stock.

     OBO Stockholders. We do not know the exact number of shares of our common stock owned by nominees on behalf of OBO stockholders. Based on the number of consent materials that are requested by the brokers, dealers and other nominees, however, we estimate that there are approximately [ ] OBO stockholders owning approximately [ ] shares, or [ ]% of the total number of outstanding shares of our common stock. Based on the holdings of our stockholders of record and a list of our NOBO stockholders, we estimate that are approximately [ ] OBO stockholders holding less than 2,000 shares of our common stock who own an aggregate of approximately [ ] shares.

     Accordingly, we estimate that, as of the record date, we had a total of [ ] stockholders (record, NOBO and OBO stockholders). Of these stockholders, we estimate that there are approximately [ ] stockholders owning fewer than 2,000 shares of our common stock. At that time, we estimate that those stockholders believed to own fewer than 2,000 shares of our common stock owned an aggregate of approximately [ ] shares our common stock, or [ ]% of our 24,669,105 shares outstanding.

     For purposes of calculating whether we have fewer than 300 stockholders of record after giving effect to the Reverse/Forward Stock Split, rules promulgated by the Securities and Exchange Commission require that we measure only the number of stockholders of record, which includes the number of nominees holding shares for OBO and NOBO stockholders, but not the number of NOBO and OBO stockholders. Nevertheless, given that NOBO and OBO stockholders may transfer their shares to a record account, and that the number of OBO stockholders is unknown, our Board of Directors determined that it should cash out, to the extent possible, all stockholders holding less than 2,000 shares of our common stock in order to reduce the total number of our stockholders of record, as calculated in accordance with the rules promulgated by the Securities and Exchange Commission, significantly below 300, and to reduce the likelihood that a number of smaller NOBO or OBO stockholders would convert their accounts to record accounts to bring the number of our stockholders of record back above
300. Our Board of Directors believes that by reducing our stockholders of record well below 300 and by reducing our NOBO and OBO stockholders, additional record accounts and the exercise of outstanding warrants and options to purchase shares of our common stock will not cause us to exceed that number in the near future.

     Our Board of Directors considered ratios both lesser and greater than 2,000-to-1, but ultimately rejected these alternatives due to the possibility that a lesser ratio may not accomplish the goal of reducing the total number of our stockholders of record to less than 300 and that a greater ratio was unnecessary to achieve this result.

     Reasons for the Forward Stock Split

     Effecting the forward stock split immediately after the reverse stock split will produce cost savings, in that stockholders owning 2,000 or more shares prior to the reverse stock split will not be given the right to receive any cash payment for fractional shares owned in excess of full shares. Our Board of Directors concluded that it was an unnecessary expenditure of capital funds to cash out fractional shares of stockholders who will remain stockholders after the reverse stock split. Additional cost savings will result from not requiring us to adjust the exercise price of any issued and outstanding options and warrants. The forward stock split also is advantageous because it foregoes the added administrative expense of re-issuing stock certificates to the remaining stockholders.

     Our Board of Directors also believes that, by effecting the forward stock split, it will provide our remaining stockholders with more liquidity in the event that the stockholder desires to dispose of his shares by eliminating odd-lot holdings resulting from the reverse stock split.

Effects of the Reverse/Forward Stock Split

     If the Reverse/Forward Stock Split is consummated, we intend to apply for the termination of registration of our common stock under the Exchange Act as soon as practicable after completion of the Reverse/Forward Stock Split. The Reverse/Forward Stock Split is expected to reduce the number of our stockholders of record from approximately 416 to approximately 178, based on stockholder records obtained prior to May 5, 2005, and determined in accordance with the rules promulgated by the Securities and Exchange Commission with respect to calculating stockholders of record. Upon suspension of our reporting obligations under the Exchange Act, our common stock will no longer be eligible for quotation on the OTC Bulletin Board, where it is currently quoted. Our common stock may be eligible for quotation in the Pink Sheets, as described below. Nonetheless, the completion of the Reverse/Forward Stock Split and the deregistration of our common stock under the Exchange Act will likely cause the trading market for shares of our common stock to be substantially reduced or eliminated.

     Effects on Stockholders with Fewer than 2,000 Shares of Common Stock

     If the Reverse/Forward Stock Split is implemented, stockholders holding fewer than 2,000 shares of our common stock immediately prior to the reverse stock split, or the Cashed Out Stockholders:

     - will not receive a fractional share of our common stock as a result of the Reverse/Forward Stock Split;

     - will instead have their stock ownership converted into a right to receive cash equal to $0.35 per share for each share of common stock held immediately before the reverse stock split in accordance with the procedures described in this Consent Solicitation Statement;

     - will have no further ownership interest in the Company with respect to cashed out shares;

     -    will no longer be entitled to vote as stockholders;

     - will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Stock Split, subject to the stockholder's agreement with its broker, dealer or other nominee; and

     - will not receive any interest on cash payments owed as a result of the Reverse/Forward Stock Split.

     Cash payments to Cashed Out Stockholders as a result of the Reverse/Forward Stock Split may result in income or loss to the holder. For a discussion of the federal income tax consequences of the Reverse/Forward Stock Split, see the section of this Consent Solicitation Statement titled "Material Federal Income Tax Consequences."

NOTE: If you would otherwise be a Cashed Out Stockholder as a result of your owning less than 2,000 shares of our common stock, but you would rather continue to hold our common stock after the Reverse/Forward Stock Split and not be cashed out, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date of the Reverse/Forward Stock Split:

     1. If you are a record holder of our common stock, purchase a sufficient number of additional shares of our common stock on the open market and have them registered in your name and consolidated with your current record account so that you hold at least 2,000 shares of our common stock in your record account immediately before the effective date of the Reverse/Forward Stock Split;

     2. If you hold your shares through a broker or nominee (such as your broker or bank), purchase a sufficient number of additional shares of our common stock on the open market and have those shares entered in the account in which you hold your current shares so that you hold at least 2,000 shares of our common stock in your account immediately before the effective date of the Reverse/Forward Stock Split; or

     3. If applicable, consolidate your accounts so that, together, you hold at least 2,000 shares of our common stock in one account immediately before the effective date of the Reverse/Forward Stock Split.

     In the event you intend to purchase additional shares of our common stock, you should be aware that an insufficient level of liquidity in the trading of our common stock may cause this option to be difficult or impossible.

     We intend to treat stockholders holding shares of our common stock in street name through a nominee, such as a bank or broker-dealer, in the same manner as stockholders whose shares are registered in their names. We will instruct all nominees to effect the split for their beneficial holders. These nominees may, however, have different procedures for effecting the split. Thus, stockholders holding shares in street name should contact their nominees.

     Consolidation of accounts may take a substantial amount of time, particularly if accounts are held at different financial institutions. Even if a stockholder initiates the consolidation of his or her accounts substantially in advance of the effective date, there is no assurance that accounts will be consolidated by the effective date or, even if they are consolidated from separate financial institutions, that the financial institution holding the consolidated account will provide notice to the transfer agent by the effective date. If the transfer agent does not receive notice of the consolidation of accounts holding fewer than 2,000 shares by the effective date, whether or not the accounts are consolidated by this date, a stockholder will have their stock ownership converted into a right to receive a cash payment with respect to the shares in any account that held fewer than 2,000 shares before the consolidation.

     In order to provide stockholders with time to take one or more of these actions, and in compliance with applicable rules and regulations, the effective date of the Reverse/Forward Stock Split will not be prior to the 20th day following the date of this Consent Solicitation Statement.

     Effects on Stockholders with 2,000 or More Shares of Common Stock

     If the Reverse/Forward Stock Split is implemented, stockholders holding 2,000 or more shares of our common stock immediately before the reverse stock split, or the Continuing Stockholders:

     - will not be affected in terms of the number of shares of our common stock held before and after the Reverse/Forward Stock Split;

     - will be entitled to vote as stockholders after the consummation of the Reverse/Forward Stock Split;

     -    will not receive cash for any portion of their shares; and

     - will experience a significant reduction in liquidity with respect to the common stock.

     In the event that we suspend our reporting obligations under the Exchange Act, our common stock will no longer be eligible for quotation on the OTC Bulletin Board, where it is currently quoted. Our common stock may be eligible for trading in the Pink Sheets; however, even this source of liquidity may not be available. In order for our common stock to be quoted in the Pink Sheets (a centralized quotation service that collects and publishes market maker quotes for securities), it is necessary that one or more broker-dealers act as market makers and sponsor our common stock in the Pink Sheets. Following the consummation of the Reverse/Forward Stock Split and the absence of current information about us being filed with the Securities and Exchange Commission, there can be no assurance that any broker-dealer will be willing to act as a market maker in our common stock. There is also no assurance that shares of our common stock will be available to buy or sell after the Reverse/Forward Stock Split.

   Examples of the Effects of the Reverse/Forward Stock Split on Stockholders

         If approved and consummated, the Reverse/Forward Stock Split will affect our stockholders as follows:


           Hypothetical Scenario                                               Result
           ---------------------                                               ------
Ms. Smith is a stockholder of record who holds             Instead of receiving a fractional share of common stock
1,000 shares of common stock at the effective time         immediately after the reverse split, Ms. Smith's 1,000
of the transaction.  Ms. Smith holds no other              shares will be converted into the right to receive cash in the
shares directly in her name.                               amount of $0.35 per share, or $350 in the aggregate.

                                                           If Ms. Smith wants to continue her investment in the Company, she must buy at least 1,000 more shares of common stock in her record account so that she holds 2,000 or more shares.  Ms. Smith would have to act far enough in advance of the effective time of the transaction so that the purchase is complete and registered on the Company's  books before the effective time.


Mr. Doe is a stockholder of record who holds               After giving effect to the Reverse/Forward Stock Split, Mr. Doe
2,100 shares of common stock at the effective time         will continue to own 2,100 shares of common stock.
of the transaction.  Mr. Doe holds no other shares
directly in his name.


Ms. Jones owns 500 shares of common stock in               We intend for the Reverse/Forward Stock Split to treat
"street name" through a nominee (such as a broker          stockholders owning common stock in street name through
or bank) at the effective time of the reverse              a nominee (such as a broker or bank) in the same manner
stock split.                                               as stockholders whose shares are registered in their names.
                                                           Nominees will be instructed to effect the Reverse/Forward
                                                           Stock Split for their beneficial holders.  After giving effect to the Reverse/Forward Stock Split, Ms. Jones's shares will be canceled and she will have the right to receive, through her broker, a check for $175.00 (500 pre-split shares x
                                                           $0.35).  However, nominees may have different procedures
                                                           and stockholders holding shares in "street name" should
                                                           contact their nominees.


Mr. Lee holds 3,000 shares of common stock in              We intend for the Reverse/Forward Stock split to treat
"street name" through a nominee (such as a broker          stockholders owning common stock in street name through
or bank) at the effective time of the reverse stock        a nominee (such as a broker or bank) in the same manner
split.                                                     as stockholders whose shares are registered in their names.
                                                           Nominees will be instructed to effect the Reverse/Forward
                                                           Stock Split for their beneficial holders.  After giving effect to the Reverse/Forward Stock Split, Mr. Lee will continue
                                                           to beneficially own 3,000 shares of common stock.
                                                           However, nominees may have different procedures, and
                                                           stockholders holding shares in "street name" should contact their nominees.



           Hypothetical Scenario                                               Result
           ---------------------                                               ------
Mr. and Mrs. Wilson each separately own 1,000              Because the shares are held of record in separate accounts,
shares of common stock of record at the effective          each account will be treated separately.  Instead of
time of the transaction.  Neither holds any other          receiving a fractional share of common stock immediately
shares directly in their individual names.                 after the reverse split, Mr. and Mrs. Wilson's shares will be converted into the right to receive $0.35 per share, or $350 for each of Mr. and Mrs. Wilson.

                                                           If Mr. and Mrs. Wilson want to continue their investment
                                                           in the Company, they must combine their holdings into a
                                                           single record account,  either in one of their names or in both of their  names  jointly.  Mr. and Mrs. Wilson  would have to act far enough in advance of the effective  time of the transaction so that the  consolidation  is complete and registered  on the  Company's  books  before the  effective time.


Mr. and Mrs. Roberts jointly own of record 2,000           Because shares held of record jointly are considered held
shares of common stock at the effective time of            by a single person, after giving effect to the
the transaction.  Neither holds any other shares.          Reverse/Forward Stock Split, Mr. and Mrs. Roberts will
                                                           continue to own the 2,000 shares of common stock.


     The Reverse/Forward  Stock Split will have federal income tax consequences,
which  are  described  in  greater   detail  in  the  section  of  this  Consent
Solicitation Statement titled "Material Federal Income Tax Consequences."

     Effects on Stockholders of Record

     On the effective date of the Reverse/Forward Stock Split, if you are a Cashed Out Stockholder with a stock certificate representing your cashed out shares, your existing stock certificate(s) will be canceled and those shares may not be transferred or sold. You will receive a letter of transmittal from us as soon as practicable after the effective date of the Reverse/Forward Stock Split, which will contain instructions on how to surrender your existing certificate(s) to our transfer agent, or the Transfer Agent, for your cash payment. The letter of transmittal will also contain instructions in the event that your certificate(s) has been lost, destroyed or mutilated. You will not receive your cash payment until you surrender your outstanding certificate(s) (or the required materials in the event of the loss or destruction of your stock certificate) to the Transfer Agent, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. See "The Reverse/Forward Stock Split - Stock Certificates."

     If you are a Continuing Stockholder with a stock certificate representing your shares, your stock certificate will continue to evidence ownership of the same number of shares as is set forth on the face of the certificate.

     Effects on Stockholders who Hold Shares through a Nominee

     If you are a Cashed Out Stockholder that holds your shares through a nominee (such as a broker or bank), your nominee will receive a letter of transmittal from us as soon as practicable after the effective date of the Reverse/Forward Stock Split. We intend for the Reverse/Forward Stock Split to treat stockholders owning common stock in street name through a nominee (such as a broker or bank) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in "street name" should contact their nominees.

     If you are a Continuing Stockholder that holds your shares through a nominee, you will continue to own the same number of shares through that nominee. Nominees may, however, have different procedures, and stockholders holding shares in "street name" should contact their nominees.

     Effects on Directors, Officers and Affiliates

     Certain directors, officers and affiliates of the Company have an interest in our equity securities. See the section of this Consent Solicitation Statement titled "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" for a more complete description. The Reverse/Forward Stock Split will affect our stockholders only in accordance with the number of shares of common stock held by them and will not be affected by the insider status of the stockholders. The directors, executive officers and affiliates receive no extra or special benefit not shared on a pro rata basis by all other holders of the common stock, except that by deregistering the common stock under the Exchange Act subsequent to the consummation of the Reverse/Forward Stock Split, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to directors or executive officers. Currently, we have no outstanding loans to directors or executive officers. We do not have a present intention of making loans to our directors and officers, nor was the ability to make loans a reason considered by us, our Board of Directors or the Strategic Initiatives Committee in evaluating the benefits of the Reverse/Forward Stock Split.

     We expect that, upon the completion of the Reverse/Forward Stock Split, the shares beneficially owned by our directors and executive officers will continue to comprise approximately 5.0% of our common stock (disregarding shares beneficially owned by director Thomas W. Lyles, Jr. as a Medcare Person. Mr. Lyles disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest in those securities). We expect that the percentage aggregate voting power of the directors, executive officers and the Medcare Persons, as well as other Continuing Stockholders, after giving effect to the one hundred votes per share of the Series A-1 Convertible Preferred Stock, will remain approximately the same percentage as the percentage prior to the Reverse/Forward Stock Split.

     If the Reverse/Forward Stock Split is implemented, our directors and officers and the Medcare Persons, as well as other Continuing Stockholders, will not benefit by any material increase in the net book value and net earnings of their holdings, as the net book value and net earnings per share is negative. The following table sets forth the interest of our directors and executive officers as a group and of the Medcare Persons in the net book value (or the net stockholder deficiency in our case) and the net earnings (or net loss in our case) as of June 30, 2005, and as adjusted to give effect to the Reverse/Forward Stock Split, based upon their respective stockholdings relative to the total number of shares of common stock and Series A-1 Convertible Preferred Stock outstanding, on an as converted basis.


                                             Actual                                       As Adjusted
                           -------------------------------------------    --------------------------------------------
                             Net Stockholder            Net Loss            Net Stockholder            Net Loss
                               Deficiency                                     Deficiency
                           --------------------    -------------------    --------------------    --------------------
                               $           %           $          %           $           %           $           %
                           ----------    ------    ----------   ------    -----------    -----    ----------    ------
Directors and                 87,277       2.3        52,321      2.3         93,650      2.3        49,837       2.3
Executive Officers(1)
Medcare Persons (2)        2,044,993      53.2     1,228,500     53.3      2,182,292     53.4     1,161,338      53.4

----------------------

     (1) Based upon 559,711 shares of issued and outstanding common stock held by our directors and executive officers. Excludes instruments convertible into, or exercisable for, shares of our common stock, as their inclusion would be anti-dilutive.

     (2) Based upon 28,000,000 shares of common stock acquirable upon conversion of 280,000 shares of our Series A-1 Convertible Preferred Stock owned by Medcare. Excludes the warrant to purchase 133,334 shares of our Series A-3 Convertible Preferred Stock owned by Medcare and Medcare's obligation to purchase 280,000 shares of our Series A-2 Convertible Preferred Stock. The Series A Convertible Preferred Stock owned or acquirable by Medcare is convertible into shares of our common stock, and no shares of Series A Convertible Preferred Stock have been converted into shares of our common stock as of the date of this Consent Solicitation Statement. The inclusion of the shares of common stock acquirable upon the conversion of Series A-1 Convertible Preferred Stock is anti-dilutive.

     As the result of Medcare acquiring control of us on March 1, 2005, we believe that the use of our net operating loss carryforwards generated prior to that date will be limited to approximately $260,000 per year, or approximately $5,200,000 before they expire. Continuing Stockholders, including our directors, officers and affiliates, will benefit from these net operating loss carryforwards and those that we expect to continue to generate to the extent there is income from operations to apply to them. No assurance, however, can be given that we will generate income from operations to apply to our net operating loss carryforwards prior to their expiration.

     Upon termination of the registration of our common stock under the Exchange Act, our executive officers, directors and stockholders beneficially owning 10% or more of our common stock will no longer be required to report transactions in our securities under the provisions of Section 16 of the Exchange Act.

     Effects on the Company

     If   consummated,   the   Reverse/Forward   Stock  Split  will  affect  the
registration of our common stock under the Exchange Act and our filing obligations with the Securities and Exchange Commission under the Exchange Act, as we intend to apply for termination of the registration of our common stock and the suspension of our filing obligations as soon as practicable after the Reverse/Forward Stock Split.

     The Reverse/Forward Stock Split will reduce significantly the number of our stockholders. The completion of the Reverse/Forward Stock Split and the suspension of our filing obligations with the Securities and Exchange Commission under the Exchange Act will render our common stock ineligible for listing or quotation on any stock exchange or other automated quotation system, including the OTC Bulletin Board, where our common stock is currently quoted. After the Reverse/Forward Stock Split, our common stock may be quoted in the Pink Sheets. No assurances, however, can be given that our common stock will be quoted in the Pink Sheets. Consequently, Continuing Stockholders should expect the public market for shares of our common stock to be eliminated or substantially reduced.

     We have no current plans to issue common stock or securities convertible into, or exercisable for, common stock after the Reverse/Forward Stock Split, other than pursuant to our existing Purchase Agreement with Medcare, outstanding warrants and options to purchase shares of our stock, if exercised, and grants of options to purchase our common stock to officers and directors previously approved by our Board of Directors. The options recently granted to certain officers and directors are subject to stockholder approval of an amendment to our existing stock option plan to increase the number of available shares under that plan, which stockholder approval we intend to seek following this Consent Solicitation. See "Interests of Certain Persons in Matters to be Acted Upon." We, however, reserve the right to issue shares of our common stock, or securities convertible into, or exercisable for, shares of our common stock, at any time and from time to time, at prices and on terms as our Board of Directors determines to be in our best interests. Continuing Stockholders, other than Medcare, will not have any preemptive or other preferential rights to purchase any of our stock that we may issue in the future, unless those rights are specifically granted to the stockholders. In the Investors' Rights Agreement that Medcare and we entered into on March 1, 2005, we granted Medcare preemptive rights to purchase its pro rata share of any or all of our securities that we propose to issue on the same terms and conditions as the proposed issuance by us.

     While we have no present plan to do so, after this Consent Solicitation, we may, from time to time, repurchase shares of our common stock pursuant to an odd-lot repurchase program, private negotiated sales or other transactions. Whether or not we seek to purchase shares in the future will depend on a number of factors, including our financial condition, operating results and available capital at the time.

     No Change in Authorized Capital or Par Value

     After giving effect to the Reverse/Forward Stock Split, our authorized capital will remain at 130,000,000 shares, of which 120,000,000 shares are common stock and 10,000,000 shares are preferred stock. Additionally, the par value of our common stock will remain $0.0001 per share following consummation of the Reverse/Forward Stock Split. We intend to return all shares of common stock purchased by us from Cashed Out Stockholders to authorized, but unissued shares of common stock.

     Alternatives to the Reverse/Forward Stock Split

     In making the determination to proceed with the Reverse/Forward Stock Split, our Board of Directors and the Strategic Initiatives Committee considered the potential feasibility of certain other alternative transactions, as described below:

     - Issuer Tender Offer. Our Board of Directors and the Strategic Initiatives Committee considered the feasibility of an issuer tender offer to repurchase the shares of our common stock. A principal disadvantage of this type of transaction relates to our ability or willingness to secure the financing needed to effect a tender offer in which there is full participation by stockholders. In addition, the going private rules regarding the treatment of stockholders in a tender offer, including pro-rata acceptance of offers from stockholders, make it difficult to ensure that we would be able to significantly reduce the number of record stockholders. As a result of these disadvantages, our Board of Directors and the Strategic Initiatives Committee determined not to pursue this alternative.

     - Traditional Stock Repurchase Program. Our Board of Directors and the Strategic Initiatives Committee also considered a plan whereby we would periodically repurchase shares of our common stock on the open market at then current market prices. We rejected this approach because repurchasing enough shares from the numerous smaller stockholders in this manner to enable us to deregister under the Exchange Act would likely take an extended period of time, have no assurance of success and be of undeterminable cost.

     - Odd-Lot Repurchase Program. Our Board of Directors and the Strategic Initiatives Committee also considered the feasibility of a transaction in which we would announce to our stockholders that we would repurchase, at a designated price per share, the shares of our common stock held by any stockholder who holds less than a specified number of shares (such as 100) and who offers those shares for sale pursuant to the terms of the program. A principal disadvantage of this approach, however, results from the voluntary nature of the program. In our case, in particular, there are not a sufficient number of odd-lot stockholders to reduce our stockholders of record below 300; so even if we were successful, we would be required to take further action in order to be able to terminate the registration of our common stock under the Exchange Act. In terms of timing, this program, especially after giving effect to any extensions of deadlines for tendering into the program, would likely necessitate a longer time frame than that of a reverse stock split. As a result of these disadvantages, our Board of Directors and the Strategic Initiatives Committee rejected this alternative.

     - Reverse Stock Split. We considered effecting a reverse stock split at a ratio of 1-for-2,000, with cash payments to stockholders who would hold less than a whole share on a post-split basis. This alternative also would have the effect of reducing the number of stockholders, but would require us to account for, or cash out, outstanding fractional shares of Continuing Stockholders after the transaction, adding extra administration and repurchase costs to the transaction.

     - "Cash-Out" Merger. Our Board of Directors also considered the possibility that it might eliminate small stockholders by forming another entity and causing the Company to merge with and into that entity, with the new entity to be the survivor and with equity interests exchanged in a ratio that would have an effect similar to that of a reverse stock split. This approach was discarded because our Board of Directors did not perceive a significant need for a new entity, and the effect of this approach, as well as the other costs and benefits, were otherwise substantially similar to a reverse stock split.

     - Maintaining the Status Quo. Our Board of Directors and the Strategic Initiatives Committee also considered maintaining the status quo. In that case, we would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public company status. Our Board of Directors and the Strategic Initiatives Committee believe that maintaining the status quo is not in the best interests of our stockholders and rejected this alternative.

     Our Board of Directors and the Strategic Initiatives Committee did not investigate the potential costs of the transactions described above because they determined that those transactions either had no certainty of sufficiently reducing the number of our stockholders or had other features that could possibly add to the expenses and uncertainty of the transaction.

Fairness of the Transaction

     General

     In order to evaluate the need for, and the fairness of, this going private transaction, our Board of Directors created the Strategic Initiatives Committee, which consisted of Kenneth N. Elmgren (Chairman) and Douglas C. Williamson. The Strategic Initiatives Committee was given the authority to evaluate the appropriateness of a going private transaction, as well as the desired transaction structure, terms and conditions of any going private transaction. The Strategic Initiatives Committee was also given the authority to engage advisors to assist the committee members in this evaluation.

     Messrs. Elmgren and Williamson were "independent directors," as set forth by the definition contained in rules of the American Stock Exchange, the rules we have followed to determine independence. This determination was based on information known by the members of the Board of Directors and supplied by each of them for the purpose of this determination. Mr. Elmgren is not currently, nor in the past three years has he been, employed as an officer or employee of the Company nor has he held any other relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Elmgren has served as one of our directors since May 2004. Mr. Williamson joined our Board of Directors in March 2005 in connection with the investment made by Medcare. Mr. Williamson was designated by Medcare as one its nominees to our Board of Directors pursuant to the Purchase Agreement that we entered into with Medcare on the date of its investment. Mr. Williamson, however, is not employed by, or an officer of, Medcare or its general partner. Effective October 10, 2005, Mr. Williamson was appointed as our President and Chief Executive Officer and, therefore, is no longer an "independent director." Prior to that date, Mr. Williamson had not been employed as an officer or employee of the Company or held any other relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     The Strategic Initiatives Committee also retained the services of an independent financial advisor, Hill Schwartz Spilker Keller LLC, to provide a written opinion with respect to the fairness, from a financial point of view, of the consideration to be paid to the Cashed Out Stockholders in lieu of issuing any fractional shares resulting from the Reverse/Forward Stock Split. Hill Schwartz Spilker Keller LLC previously was engaged to provide, and did render, a fairness opinion with respect to the investment in us made by Medcare.

     After studying the Reverse/Forward Stock Split and its anticipated effects on our stockholders, the Strategic Initiatives Committee unanimously recommended the transaction to our Board of Directors. Our Board of Directors, including all non-employee directors, unanimously approved the transaction. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons each believe that the Reverse/Forward Stock Split is in the best interests of, and is substantively and procedurally fair to, our unaffiliated stockholders, including both those stockholders who will have the right to receive cash for their holdings as a result of the Reverse/Forward Stock Split and those who will remain stockholders after the Reverse/Forward Stock Split.

     Procedural Fairness

     This going private transaction is not structured so as to require approval of at least a majority of unaffiliated stockholders. Because our Board of Directors has a fiduciary duty to the Company and its stockholders, our Board of Directors determined that abrogation of the responsibility for approving or rejecting the transaction to a group only holding 43.5% of the voting power would not be appropriate, particularly where no change of control results from the transaction and where the proportionate increase in voting power of any Continuing Stockholder following the Reverse/Forward Stock Split, whether affiliated or unaffiliated, is relatively slight. Based on information available to us, of the outstanding voting shares held by unaffiliated stockholders, approximately 98% are held by approximately 289 unaffiliated record and NOBO stockholders who hold 2,000 or more shares and who will not receive cash in the Reverse/Forward Stock Split. Approximately, 2% of the shares held by non-affiliates are held by approximately 410 non-affiliates who hold fewer than 2,000 shares and who are expected to receive cash in the Reverse/Forward Stock Split. Accordingly, if only unaffiliated stockholders are allowed to vote with respect to the Reverse/Forward Stock Split, approximately 699 record and NOBO stockholders would be entitled to vote, but the outcome would most likely be determined by the vote of the approximately 289 record and NOBO unaffiliated stockholders who will continue to be stockholders of our common stock following the Reverse/Forward Stock Split. Our Board of Directors determined that conditioning the Reverse/Forward Stock Split on the approval of a majority of unaffiliated stockholders would inappropriately place the responsibility for approving or rejecting the transaction in the hands of a relatively smaller group of stockholders, who, unlike our board of directors, have no fiduciary duty to other stockholders and are not representative of unaffiliated stockholders receiving cash consideration in the Reverse/Forward Stock Split.

     No unaffiliated representative acting solely on behalf of the stockholders for the purpose of negotiating the terms of the transaction or preparing a report covering the fairness of the Reverse/Forward Stock Split was retained by us or the Strategic Initiatives Committee. Our Board of Directors determined that an unaffiliated representative was not necessary to ensure the procedural and substantive fairness of the transaction because it believed that there was sufficient representation in the decision-making at the Board of Directors and Strategic Initiatives Committee levels to protect the interests of unaffiliated stockholders, and the Strategic Initiatives Committee concurred with this determination. The Strategic Initiatives Committee consisted of two independent directors and it retained its own financial advisor. The Strategic Initiatives Committee believes that it conducted a complete and thorough evaluation of the proposed transaction. Moreover, the Strategic Initiatives Committee received an opinion from the financial advisor it retained that, as of the date of the opinion, the per share cash consideration payable to Cashed Out Stockholders is fair, from a financial point of view. In addition, both our Board of Directors and the Strategic Initiatives Committee took note of the fact that the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held 2,000 shares or more or held fewer than 2,000 shares and believed that the expense of separate representatives and advisors for each of these classes would have been cost prohibitive. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons view the fairness opinion provided by the financial advisor, and the other matters discussed in this Consent Solicitation Statement, as affording adequate procedural safeguards to our stockholders, both Cashed Out Stockholders and remaining stockholders, without the expense of multiple financial or legal advisors.

     We have not made any provision in connection with the Reverse/Forward Stock Split to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services at our expense. With respect to unaffiliated stockholders' access to our corporate files, our Board of Directors determined that this Consent Solicitation Statement, together with our other filings with the Securities and Exchange Commission, provide adequate information for unaffiliated stockholders with respect to the Reverse/Forward Stock Split. Our Board of Directors also considered the fact that under Delaware corporate law, and subject to certain conditions set forth under Delaware law, stockholders have the right to review our relevant books and records of account.

     Our Board of Directors and the Strategic Initiatives Committee did not consider the steps discussed above necessary to ensure the fairness of the Reverse/Forward Stock Split. Our Board of Directors determined that these steps would be costly and would not provide any meaningful additional benefits. Our Board of Directors noted that the financial advisor engaged by the Strategic Initiatives Committee considered, and rendered, its opinion as to the fairness of the consideration payable to the Cashed Out Stockholders, from a financial point of view. Further, our Board of Directors and the Strategic Initiatives Committee determined that the ability of stockholders to elect to continue as a stockholder or be cashed out through the acquisition or liquidation, respectively, of shares of common stock affords the transaction the element of procedural fairness. See "--Factors in Support of the Reverse/Forward Stock Split" below.

     The conclusions of the Medcare Persons regarding the procedural fairness of the Reverse/Forward Stock Split are based upon the analyses, conclusions and recommendations of our Board of Directors and the Strategic Initiatives Committee, which the Medcare Persons have specifically adopted, and the delivery of the opinion of Hill Schwartz Spilker Keller LLC that, as of the date of the opinion, the per share cash consideration payable to the Cashed Out Stockholders is fair, from a financial point of view. The Medcare Persons have determined that the analyses and conclusions of our Board of Directors and the Strategic Initiatives Committee regarding the procedural fairness of the Reverse/Forward Stock Split represent their own individual analyses and conclusions regarding the procedural fairness of the Reverse/Forward Stock Split. The Medcare Persons did not retain a separate financial advisor.

     Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons each believe that the Reverse/Forward Stock Split is in the best interests of, and is procedurally fair to, our unaffiliated stockholders, including both those stockholders who will have the right to receive cash for their holdings as a result of the Reverse/Forward Stock Split and those who will remain stockholders after the Reverse/Forward Stock Split, notwithstanding the absence of an unaffiliated stockholder representative, an unaffiliated stockholder approval requirement and appraisal rights.

     Substantive Fairness

     Unlike many other reverse stock split transactions that have occurred recently, we chose not to utilize a multiple trading day average price as the barometer of the fair value of our common stock. Our Board of Directors and the Strategic Initiatives Committee believed that the market price was not necessarily an accurate indicator of "fair value" due to the limited trading in our common stock and instead chose a price that reflected a premium to the most recent common stock equivalent investment in us, as well as market prices for our common stock prior to our Board of Directors' approval of the Reverse/Forward Stock Split. The Strategic Initiatives Committee engaged a financial advisory firm to provide a fairness opinion with respect to that price. In this regard, the financial advisory firm performed various analyses to assess the fair value of that price. We were not obligated to engage a financial advisor, but did so in an effort to ensure that the cash consideration per share to paid to the Cashed Out Stockholders is fair.

     Each of the Board of Directors, the Strategic Initiatives Committee and the Medcare Persons considered the fact that the fairness opinion addressed only the fairness of the consideration to be paid to the Cashed Out Stockholders and did not address the fairness with respect to the Continuing Stockholders. Each of the Board of Directors, the Strategic Initiatives Committee and the Medcare Persons believed that an opinion with respect to the fairness of a transaction to persons not receiving any direct consideration in the transaction, would be beyond the scope of a financial advisor's engagement, and none of these persons expected a fairness opinion that would address the fairness of the transaction to Continuing Stockholders. For this reason, our Board of Directors, Strategic Initiatives Committee and the Medcare Persons did not consider the fact that the fairness opinion addressed only the fairness of the consideration to be paid to the Cashed Out Stockholders and did not address the fairness with respect to the Continuing Stockholders to be a material factor in reaching its conclusion as to the substantive fairness of the Reverse/Forward Stock Split to our unaffiliated stockholders who will be Continuing Stockholders after the Reverse/Forward Stock Split.

     Each of the Board of Directors, the Strategic Initiatives Committee and the Medcare Persons considered the factors below in reaching their conclusion as to the substantive fairness of the Reverse/Forward Stock Split to our unaffiliated stockholders, including both those stockholders who will have the right to receive cash for their holdings as a result of the Reverse/Forward Stock Split and those who will remain stockholders after the Reverse/Forward Stock.. Neither our Board of Directors, the Strategic Initiatives Committee nor the Medcare Persons assigned specific weight to the following factors in a formulaic fashion, but each did place special emphasis on the opportunity for minority stockholders to sell their holdings at a premium, as well as the significant cost and time savings for the Company, which they believe indirectly benefit the Continuing Stockholders.

Factors in Support of the Reverse/Forward Stock Split

     Opportunity for stockholders holding less than 2,000 shares of our common stock to sell their holdings at a premium. Our Board of Directors and the Strategic Initiatives Committee determined that the consideration to be paid to stockholders receiving cash in lieu of fractional shares should include a premium over the most recent common stock equivalent investment in us, as well as market prices for our common stock prior to our Board of Directors' approval of the Reverse/Forward Stock Split. At the time the proposed Reverse/Forward Stock Split was first publicly announced in early May 2005, the $0.35 cash out consideration represented a premium of:

          o 40.0% over the common stock equivalent price of $0.25 per share paid by Medcare on March 1, 2005;

          o    6.1% over the closing  price for the common stock on May 4, 2005,
               the  day   before   our   Board   of   Directors   approved   the
               Reverse/Forward Stock Split;

          o 38.9% over the average closing price for the one week period ended May 4, 2005;

          o 63.5% over the average closing price for the one month period ended May 4, 2005;

          o 98.1% over the average closing price for the three month period ended May 4, 2005;

          o 95.8% over the average closing price for the six month period ended May 4, 2005; and

          o 32.5% over the average closing price for the one year period ended May 4, 2005.

The Strategic Initiatives Committee recommended to the Board of Directors that $0.35 per share be the appropriate cash out price, and our Board of Directors adopted this recommendation. In the business judgment of the directors evaluating the cash out consideration, that price represented fair consideration and was a premium to the most recent common stock equivalent investment in us, as well as market prices for our common stock prior to our Board of Directors' approval of the Reverse/Forward Stock Split.

     Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons believe this consideration is fair to the Cashed Out Stockholders. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons determined that the Reverse/Forward Stock Split is fair to Cashed Out Stockholders, in part, because it provides them with an opportunity to liquidate their holdings at a premium above the most recent common stock equivalent investment in us and market prices and average market prices for our common stock prior to our Board of Directors' approval of the Reverse/Forward Stock Split, without brokerage commissions, subject to the stockholder's agreement with its broker, dealer or other nominee. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons considered the opinion of Hill Schwartz Spilker Keller LLC rendered to the Strategic Initiatives Committee on May 5, 2005, which stated, as of the date of the opinion, the per share cash consideration payable to the Cashed Out Stockholders is fair, from a financial point of view. See "Opinion of the Financial Advisor," and "Annex D: The Financial Advisor's Fairness Opinion." After considering the recommendation of the Strategic Initiatives Committee regarding the price to be paid to Cashed Out Stockholders and the fairness opinion rendered by the independent financial advisor with respect to that price, our Board of Directors accepted the Strategic Initiatives Committee's recommendation as to the consideration to be paid in connection with the Reverse/Forward Stock Split.

     The market price of our common stock has fluctuated since the public announcement of the proposed Reverse/Forward Stock Split. The closing price for our common stock on October 26, 2005, the most recent practicable date, was $0.26 per share, as reported by the OTC Bulletin Board.

     The following table summarizes certain indications of value, including the aforementioned current and historical market prices of our common stock. The column labeled "Percentage Premium (Discount)" indicates the percentage premium (or discount) that the $0.35 cash out consideration represents in relation to the applicable indication of value.

                                                                                 Percentage
                                                             Dollar               Premium
                      Value                                  Amount              (Discount)
    --------------------------------------------------    --------------    --------------------
    Market Closing Price as of May 4, 2005                $      0.330               6.1%

    One-Month Average Market Closing Price                $      0.213              63.5%

    One-Year Average Market Closing Price                 $      0.264              32.5%

    Two-Year Average Market Closing Price                 $      0.711             (50.8)%

     Significant cost and time savings for the Company. By reducing the number of stockholders of record to below 300 and deregistering our common stock under the Exchange Act, we expect:

          o to save approximately $340,000 per year in professional fees and expenses relating to the preparation and filing of reports required by the Exchange Act;

          o to save approximately $30,000 in expenses that otherwise would have been incurred in fiscal 2007 in connection with compliance with the internal control audit requirements of Section 404 of Sarbanes-Oxley;

          o to save approximately $200,000 per year in expenses related to investor relations activities that we believe are necessary to respond to the public markets.

The termination of our reporting obligations also will alleviate a significant amount of time and effort previously required of our executive officers to prepare and review these ongoing reports and filings. See "Reasons for the Reverse/Forward Stock Split" for a more detailed discussion of these cost savings.

     Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons believe that the funds and management time previously spent as a result of our public reporting status will be now applied to, and allow us to focus our efforts on, the commercialization of our products and procedures, which will benefit our Continuing Stockholders.

     Ability to control decision to remain a holder of common stock or liquidate common stock. Another factor considered by our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons in determining the fairness of the transaction to unaffiliated stockholders is that current holders of fewer than 2,000 shares of our common stock may elect to remain stockholders following the Reverse/Forward Stock Split by acquiring additional shares so that they own at least 2,000 shares of our common stock immediately before the Reverse/Forward Stock Split. Conversely, stockholders that own 2,000 or more shares of our common stock who desire to liquidate their shares in connection with the Reverse/Forward Stock Split at the premium price offered may reduce their holdings to less than 2,000 shares by selling shares prior to the Reverse/Forward Stock Split. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons consider the structure of the going private transaction to be fair to unaffiliated stockholders because it allows them a measure of control over the decision of whether to remain stockholders after the Reverse/Forward Stock Split or to receive the cash consideration offered in connection with the Reverse/Forward Stock Split. Recognizing the limited liquidity in our common stock, our Board of Directors and the Medcare Persons believed that our stockholders should be given ample time to liquidate or purchase shares of our common stock prior to effecting the Reverse/Forward Stock Split. In that regard, we issued a press release announcing the Reverse/Forward Stock on May 10, 2005, which was shortly after our Board of Directors approved the transaction. Stockholders, however, should be aware that, if a substantial number of stockholders desire to purchase or sell shares of our common stock, an insufficient level of liquidity in the trading of our common stock may cause the purchase or sale of shares of our common stock to be difficult or impossible. In light of this limited liquidity, the Strategic Initiatives Committee considered several alternative structures, including a tender offer, that would have provided greater liquidity to our stockholders; however, for the reasons set forth above under the discussion, "Special Factors - Alternative Transactions," the Strategic Initiatives Committee concluded that each of those alternative transactions had disadvantages which made those transactions less desirable than the Reverse/Forward Stock Split. Our Board of Directors and the Medcare Persons believe that a significant portion, although not all, of our unaffiliated stockholders have been provided with sufficient time, even in light of the limited liquidity of our common stock, to purchase or sell shares of our common stock since the announcement of the Reverse/Forward Stock Split so as to effect their desire to be cashed out or remain a stockholder after giving effect to the Reverse/Forward Stock Split.

     No material change in percentage ownership of officers, directors and affiliates. Because only an estimated 252,988 shares out of 24,669,105 shares of our common stock will be eliminated as a result of the Reverse/Forward Stock Split (based only on those shares of holders of record and NOBO stockholders to be cashed out and excluding any shares held by OBO stockholders to be cashed out), the percentage ownership of Continuing Stockholders will be approximately the same as it was prior to the Reverse/Forward Stock Split. For example, our officers and directors currently beneficially own approximately 5.0% and 100% of our common stock and Series A-1 Convertible Preferred Stock, respectively, and will beneficially own approximately 5.1% and 100% of our common stock and Series A-1 Convertible Preferred Stock, respectively, following completion of the Reverse/Forward Stock Split. One of our directors, Thomas W. Lyles, Jr., is a limited partner of Medcare, which is the sole holder of the Series A-1 Convertible Preferred Stock, and also is the president of Medcare GP Corp, Inc..

Therefore, Mr. Lyles is deemed to be a beneficial owner of the securities owned by Medcare. Mr. Lyles disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest in those securities.

     The aggregate voting power of the officers, directors and affiliates will remain approximately the same, as well. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons believe that structuring the transaction in a manner that preserves the approximate percentage ownership of the Continuing Stockholders supports the fairness of the transaction to the unaffiliated stockholders.

Factors Not in Support of the Reverse/Forward Stock Split

     Substantial or complete reduction of public sale opportunities. Following the Reverse/Forward Stock Split, the deregistration of our common stock under the Exchange Act and the suspension of our filing obligations with the Securities and Exchange Commission under the Exchange Act, our common stock will be ineligible for listing or quotation on any stock exchange or other automated quotation system, including the OTC Bulletin Board, where our common stock is currently quoted. Our common stock, however, may be quoted in the Pink Sheets. No assurances, however, can be given that our common stock will be quoted in the Pink Sheets. Consequently, Continuing Stockholders should expect the public market for shares of our common stock to be eliminated. With respect to the Continuing Stockholders, the Strategic Initiatives Committee noted that the effect of the Reverse/Forward Stock Split on their liquidity is mitigated by the limited liquidity they currently experience and that shares of our common stock may be quoted on the Pink Sheets. In light of the limited liquidity currently experienced by our stockholders, our Board of Directors and the Medcare Persons believe that the overall benefits expected to be realized by the Continuing Stockholders of no longer being a public reporting company outweigh the lack of quotation of our common stock on the OTC Bulletin Board and, accordingly, believe that the Reverse/Forward Stock Split is fair to, and in the best interests of, our stockholders.

     Termination of publicly available information. Upon terminating the registration of our common stock and suspending our filing obligations under the Exchange Act, we will no longer file periodic, current and other reports with the Securities and Exchange Commission regarding our operations and financial results, which are currently available to the general public. Upon our suspension of filing reports with the Securities and Exchange Commission, investors seeking information about us will have to contact us directly to receive information. We may or may not provide investors with information requested. In this regard, our Board of Directors is currently developing a disclosure policy that provides investors with certain information concerning us. We anticipate, at a minimum, sending to our stockholders a letter summarizing our performance for the year. We also currently plan to provide printed copies of our audited annual financial statements upon a stockholder's request. The annual letter sent to stockholders will explain how our stockholders may obtain a printed copy of our financial statements. Although we currently intend to provide these documents, there is no Securities and Exchange Commission requirement that we do so or that we maintain the present level of disclosure contained in the documents we filed with the Securities and Exchange Commission, and the documents anticipated to be sent to stockholders will not be as detailed or extensive as the information we currently file with the Securities and Exchange Commission. While our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons acknowledge the circumstances in which the termination of publicly available information may be disadvantageous to our unaffiliated stockholders, these persons believe that the overall benefits to our stockholders of no longer being a public reporting company substantially outweigh the disadvantages and, accordingly, believe that the Reverse/Forward Stock Split is fair to, and in the best interests of, our stockholders.

     Possible significant decline in the value of the capital stock. Because of the limited liquidity for shares of our common stock, the termination of our obligation to make public financial and other information following the Reverse/Forward Stock Split and the deregistration of our common stock under the Exchange Act, and the diminished opportunity for our stockholders to monitor our management due to the lack of public information, Continuing Stockholders may experience a significant decrease in the value of their shares of our common stock or Series A-1 Convertible Preferred Stock in the foreseeable future. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons each believe, however, that the benefits and efficiencies expected to be realized from our status as a private company, which will indirectly benefit Continuing Stockholders, will outweigh the foregoing factors that may, standing alone, result declines in the value of our capital stock.

     Inability to participate in any future increases in the value of the common stock. Cashed Out Stockholders will have no further financial interest in us with respect to their cashed out shares and, thus, will not have the opportunity to participate in any potential appreciation in the value of those shares. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons determined that this factor does not make the transaction unfair to stockholders because those stockholders who wish to remain stockholders after the

Reverse/Forward Stock Split can do so by acquiring additional shares so that they own at least 2,000 shares of our common stock immediately before the Reverse/Forward Stock Split. Stockholders who desire to purchase additional shares of our common stock should be aware that an insufficient level of liquidity in the trading of our common stock may cause this option to be difficult or impossible. Furthermore, the consideration offered for our common stock being cashed out in connection with the Reverse/Forward Stock Split reflects a premium over the most recent common stock equivalent investment in us and market prices for our common stock prior to our Board of Directors' approval of the Reverse/Forward Stock Split.

     Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons believe that the factors mentioned above, when viewed together, support a conclusion that the Reverse/Forward Stock Split is fair to our unaffiliated stockholders because, under the proposed Reverse/Forward Stock Split:

          o Cashed Out Stockholders will receive an amount per share of common stock that represents a premium over both the most recent common stock equivalent investment in us and the market prices for our common stock prior to our Board of Directors' approval of the Reverse/Forward Stock Split;

          o smaller stockholders will have some measure of control over whether they remain stockholders after the Reverse/Forward Stock Split by acquiring additional shares so that they own at least 2,000 shares of our common stock immediately before the Reverse/Forward Stock Split; and

          o Continuing Stockholders will maintain approximately the same percentage ownership that they had prior to the Reverse/Forward Stock Split.

     Furthermore, our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons believe that any detriment associated with the reduction in public information available regarding our operations and financial results will be offset by the savings in costs and management time expected to be realized from termination of our public reporting obligations, which will indirectly benefit Continuing Stockholders.

Other Factors

     Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons concluded that the factors set forth below are either inapplicable or not material to their assessment of the fairness of the Reverse/Forward Stock Split.

     Net Book Value. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons believe that our net book value per share does not properly reflect our potential earnings stream and cash flow, two factors they consider critical for a meaningful valuation of our shares of common stock. Net book value is based upon the historical cost of a company's assets and ignores the value of a company as a going concern. The value of certain items, including the uniqueness of our technology and the potential market for our products, are ignored in computing net book value. As set forth in greater detail in Annex C to this Consent Solicitation Statement, our net stockholder deficiency per share as of June 30, 2005, was $0.16. Therefore, any cash amount to be paid to Cashed Out Stockholders would exceed our net book value per share.

     Going Concern Value. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons did not consider our going concern value. Two key factors in using this valuation methodology are establishing a reasonably accurate forecast of earnings and identifying an appropriate discount rate to establish the present value of those future earnings. To establish a reasonably accurate forecast of earnings, we would need to review historical earnings, or in our case, losses, our current financial condition, and any future earnings projections. Our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons, however, believe that a going concern value could not be established with reasonable accuracy because our earnings will be difficult to predict and any going concern valuation would be too subjective to be given much weight. In that regard, we note that the independent financial advisor utilized a financial forecast scenario in undertaking a discounted cash flow analysis of the Company.

     Liquidation Value. The Company's liquidation value was not deemed relevant because the Company plans to continue to operate as a going concern following the Reverse/Forward Stock Split, and our Board of Directors, the Strategic Initiatives Committee and the Medcare Persons did not consider it likely that a liquidation sale of all of the assets of the Company would produce net proceeds per share, after adjustment for liabilities to be satisfied, equal to the cash amount per share to be paid to Cashed Out Stockholders.

     Firm Offers. The Medcare Persons and we are not aware of any firm offers made by any unaffiliated person, other than Medcare and HealthTec Growth

Partners, during the preceding two years for the merger of us with or into another company, the sale or transfer of all or substantially all of our assets or the purchase of a sufficient number of our securities to enable the purchaser to exercise control over us. At the same time we were negotiating the terms of the Medcare transaction, we received an offer from HealthTec Growth Partners to purchase shares, and warrants to purchase shares, of our common stock, subject to certain conditions, including, among others, performance criteria, board control and clinical and regulatory control. After extensive discussions, our Board of Directors voted unanimously to accept an amended proposed offer from Medcare for various reasons, including, in the opinion of the Board of Directors, more attractive terms, the superior reputation of Medcare and the fact that the other investor would be required to raise money in order to meet its subsequent funding commitments to the Company. For a more detailed discussion of the negotiations with HealthTec Growth Partners and Medcare and a description of the Medcare transaction, see "The Reverse/Forward Stock Split - Background of the Reverse/Forward Stock Split" and "Information About Refocus Group - Change in Control," respectively.


                          OPINION OF FINANCIAL ADVISOR

     The Strategic Initiatives Committee selected the firm of Hill Schwartz Spilker Keller LLC, or the Financial Advisor, to provide a written opinion with respect to the fairness, from a financial point of view, of the consideration to be paid to Cashed Out Stockholders in lieu of issuing any fractional shares resulting from the Reverse/Forward Stock Split.

     Our Board of Directors previously engaged the Financial Advisor to render a fairness opinion with respect to the common stock equivalent purchase price for the investment made by Medcare in us in March 2005. Prior to that time, our Board of Directors was evaluating transactions, generally, to take us private. Our management held cursory discussions with Medcare during negotiations of its investment regarding the previous consideration by our Board of Directors of actions to take us private. Medcare, however, advised our management that it desired that our Board of Directors reconsider the matter after it had completed its investment in the Company and a thorough evaluation and analyses in that regard could be performed. It is important to note that there was no agreement or understanding among the Company, Medcare or any other person that the Company be taken private in connection with, or as a condition to, the investment in the Company by Medcare. In order to maximize the value of the work performed by the Financial Advisor in rendering a fairness opinion with respect the Medcare transaction, the engagement of the Financial Advisor provided that in event that our Board of Directors considered, and decided to proceed with, an action to take us private, our Board of Directors, or a committee of our Board of Directors, could engage the Financial Advisor to render a fairness opinion with respect to the going private transaction for a fixed fee of $25,000. In order for that fee to be effective, the Financial Advisor required that a fairness opinion with respect to a going private transaction be requested and issued within 120 days of the issuance of its fairness opinion relating the Medcare transaction. The Financial Advisor issued its fairness opinion with respect to the Medcare transaction on February 25, 2005, and we paid the Financial Advisor a fee of $75,000 for its services in rendering that opinion. On April 14, 2005, the Strategic Initiatives Committee engaged the Financial Advisor to render an opinion with respect to the fairness, from a financial point of view, of the consideration to be paid to Cashed Out Stockholders. As a result, we agreed to pay the Financial Advisor a fixed fee of $25,000 for this opinion, which is not contingent upon the completion of the Reverse/Forward Stock Split. In addition, we agreed to indemnify the Financial Advisor and its personnel from and against certain claims, liabilities, obligations, costs and expenses arising out of or relating to its engagement and any related transactions. No instructions, other than as described above, were given to, nor were there any limitations imposed upon, the Financial Advisor with respect to the investigations made, or procedures followed, by it in rendering its opinion.

     None of the Financial Advisor's employees has any known financial interest in the assets or equity of the Company or the outcome of the engagements. No compensation received, or to be received, by the Financial Advisor is based on or is contingent on the results of the Financial Advisor's engagement.

     The method of selecting the Financial Advisor involved the identification of possible financial advisory firms by our Chief Financial Officer and our Board of Directors, and the review by our Board of Directors of materials regarding those firms and the types of financial advisory services offered by them. Our Board of Directors selected the Financial Advisor over the other financial advisory firms considered because it possessed the qualifications sought by our Board of Directors, namely experience with companies similar to the Company, experience with transactions contemplated by the Company, and the ability to work within the expected timeframe and price. In light of the recent opinion delivered by the Financial Advisor, our Board of Directors' overall satisfaction with the Financial Advisor and the pre-negotiated price of the fairness opinion to be delivered by the Financial Advisor with respect to a going private transaction, the Strategic Initiatives Committee did not consider any other financial advisors to render an opinion in connection with the Reverse/Forward Stock Split.

     On May 5, 2005, the Financial Advisor made a presentation and provided to the Strategic Initiatives Committee and our Board of Directors a new written opinion that, as of that date, the per share cash consideration payable to holders of outstanding common stock who will hold less than one whole share immediately following the proposed reverse stock split is fair, from a financial point of view. The fairness opinion addressed only the fairness, from a financial point of view as of the date of the opinion, of the consideration to be paid to Cashed Out Stockholders in lieu of issuing any fractional shares resulting from the proposed reverse stock split, and does not address any other aspect of the Reverse/Forward Stock Split, including the fairness of the Reverse/Forward Stock Split to the Continuing Stockholders, or constitute a recommendation to any holder of our common stock or as to how to vote their shares. In addition, the fairness opinion does not address the relative merits of the Reverse/Forward Stock Split or the other business strategies that our Board of Directors or the Strategic Initiatives Committee considered, nor does it address the decisions of our Board of Directors or the Strategic Initiatives Committee to recommend or proceed with the Reverse/Forward Stock Split.

     The Strategic Initiatives Committee recommended to our Board of Directors the cash consideration to be paid to Cashed Out Stockholders in lieu of fractional shares, which recommendation was subsequently adopted by our Board of Directors. The Financial Advisor was not engaged to recommend, nor did it recommend, the consideration to be paid to Cashed Out Stockholders in lieu of fractional shares. Rather, the Financial Advisor provided a written opinion with respect to the fairness, from a financial point of view, of the consideration, as determined by our Board of Directors, to be paid to Cashed Out Stockholders in lieu of issuing any fractional shares resulting from the proposed reverse stock split.

     The description of the fairness opinion and its analyses are only summaries. Holders of our common stock are urged to, and should, read the financial opinion in its entirety. The fairness opinion of the Financial Advisor is attached as Annex D to this Notice and Consent Solicitation Statement.

     In connection with preparing the fairness opinion for this transaction, the Financial Advisor conducted a further review of the materials previously provided to it in connection with the rendering of its prior fairness opinion. It also conducted a review of additional materials that became available, or were produced, after rendering its previous fairness opinion and made additional inquiries to the extent it deemed necessary or appropriate. A full, complete and new analysis was performed by the Financial Advisor in rendering its fairness opinion in connection with the Reverse/Forward Stock Split. Among other things, it employed the following procedures and reviewed the following materials in performing its analysis:

   (i) reviewed Annual Reports on Form 10-KSB of the Company for the fiscal years ended December 31, 2002, 2003 and 2004, including financial statements audited by Deloitte & Touche LLP;

   (ii) reviewed unaudited consolidated financial statements of the Company for the three month periods ending December 31, 2004 and March 31, 2005;

   (iii) reviewed the Quarterly Report on Form 10-QSB of the Company for the three months ended September 30, 2004;

   (iv) reviewed Current Reports on Form 8-K of the Company dated February 25 and March 4, 2005;

   (v) reviewed certain information relating to the business, earnings, cash flow, assets and prospects of the Company furnished to it by the Company;

   (vi) reviewed a financial forecast scenario of the Company prepared by the Company, and prepared certain sensitivity cases based on discussions with management of the Company;

   (vii) reviewed the impact of the Reverse/Forward Stock Split on the Company's capitalization;

   (viii) conducted discussions and correspondence with management of the Company concerning the Company's past and current operations and financial condition and the prospects of the Company;

   (ix) reviewed the reported prices and trading activity for Company common stock;

   (x) compared the financial performance of the Company and the prices and trading activity of Company common stock with that of certain other comparable publicly-traded companies and their securities;

   (xi)   discussed  certain  strategic,   financial  and  operational  benefits
          anticipated from the Reverse/Forward Stock Split with the Chairman of the Strategic Initiatives Committee;

   (xii)   reviewed   written   recommendations   prepared   by  the   Strategic
          Initiatives Committee regarding the contemplated Reverse/Forward Stock Split;

   (xiii) reviewed   management's   summary   regarding  the  impact  of  the
          Reverse/Forward Stock Split on the capitalization of the Company;

   (xiv) reviewed minutes of meetings of the Board of Directors from 2003 to 2005;

   (xv) reviewed the Confidential Private Placement Memorandum of the Company dated December 6, 2004;

   (xvi) reviewed the Securities Purchase Agreement, dated March 1, 2005, between the Company and Medcare;

   (xvii) reviewed stock option tables prepared by management;

   (xviii) reviewed the Investors' Rights Agreement, dated March 1, 2005, between the Company and Medcare;

   (xix) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

   (xx) reviewed the materials prepared by the Strategic Initiatives Committee and certain related documents;

   (xxi) reviewed the due diligence conducted by the Strategic Initiatives Committee prior to its recommendation of the Reverse/Forward Stock Split, as summarized in its memorandums to the Board of Directors;

   (xxii) performed such other analyses and considered such other factors as it deemed appropriate.

     In order to perform the necessary analyses to determine whether the consideration to be paid to Cashed Out Stockholders was fair, from a financial point of view, the Financial Advisor requested various and numerous materials from us, including those listed above. The Financial Advisor specifically requested, among an extensive list of other information, that we provide it with forecasts and projections that we had prepared, whether or not public and whether or not prepared for a specific transaction. We complied with that request, but did not prepare a forecast or projection for the purpose of the Financial Advisor undertaking an analysis of us. We instead provided the latest representative financial forecast scenario available at that time.

     WE DO NOT, AS A MATTER OF COURSE, MAKE PUBLIC ANY PROJECTIONS OR FORECASTS AS TO FUTURE OPERATIONS. THE SUMMARY OF THE FINANCIAL FORECAST SCENARIO SET FORTH BELOW IS INCLUDED IN THIS CONSENT SOLICITATION STATEMENT SOLELY BECAUSE THE FINANCIAL FORECAST SCENARIO WAS FURNISHED TO THE FINANCIAL ADVISOR. THEREFORE, THIS SUMMARY SHOULD BE USED BY OUR STOCKHOLDERS SOLELY FOR DECIDING HOW MUCH WEIGHT TO GIVE TO THE FAIRNESS OPINION AND FOR NO OTHER PURPOSE.

     THE FINANCIAL FORECAST SCENARIO, A SUMMARY OF WHICH IS SET FORTH BELOW, WAS NOT PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE. OUR MANAGEMENT PREPARED THE FINANCIAL FORECAST SCENARIO FOR INTERNAL PURPOSES. THE FINANCIAL FORECAST SCENARIO WAS NOT PREPARED IN COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION, PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OR AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROSPECTIVE FINANCIAL INFORMATION. THE FINANCIAL FORECAST SCENARIO WAS NOT PREPARED WITH THE ASSISTANCE OF, NOR WERE THEY REVIEWED, COMPILED OR EXAMINED BY, OUR ATTORNEYS OR INDEPENDENT ACCOUNTANTS.

     The financial forecast scenario delivered to the Financial Advisor was prepared by our management in December 2004, and we have not updated it since that date. As previously publicly disclosed, in December 2004, we had ceased all but critical operations due to a lack of funding.

     The financial forecast scenario delivered to the Financial Advisor was a cash basis model that did not include normal accounting accruals or calculations of per share earnings. The financial forecast scenario was based upon numerous assumptions made at that time. Accordingly, actual results could differ materially from the financial forecast scenario. Among the material assumptions that were made in developing the financial forecast scenario at that time were the following:

     o a sufficient amount of financing and necessary capital to conduct all of our anticipated operations would be received;

     o    our operations could be restarted in a timely fashion;

     o the amounts to be incurred in completing our clinical trials and other requirements to obtain regulatory approvals in various markets;

     o U.S. Food & Drug Administration approval to commercialize our principal product in the United States, which is the largest potential market for our principal product, was estimated to occur three years after the date of the estimate;

     o regulatory approval would be obtained in Europe in 2005 to permit commercialization of our principal product;

     o when our principal product would be ready for commercial release, independent of regulatory approvals;

     o    the prices we would charge for our principal products;

     o the different production and distribution channels we would use and the costs related to those production and distribution channels;

     o    marketing costs we would incur,

     o the number of ophthalmologists that may adopt our surgical procedure in their practice and the number of patient surgeries that each physician might be expected to perform each year, which was generally based upon the number of physicians and patients involved in other refractive procedures currently available;

     o the market share that might be obtained for our products relative to other potential competing products;

     o the costs of regulatory compliance, staffing, legal, insurance and other general and administrative costs; and

     o numerous other factors that, when taken together, could have a material impact on the financial forecast scenario.

     Given that our principal product remains under development, we are in the relatively early stages of review by the U.S. Food & Drug Administration, the unpredictable nature of the regulatory approval process, the numerous conditions and factors beyond our control and the lack of any successful commercial experience whatsoever for our products, we advise our stockholders that the financial forecast scenario is highly speculative and was not prepared with reasonably certainty.

     In March 2005, we completed a financing that resulted in a change of control of us. Since that time, our Board of Directors has reconsidered certain product development issues and has effected a revision of our business plan relative to the financial forecast scenario assumptions. Further, in resuming operations and with the passage of time, certain events have transpired to cause certain other assumptions, particularly related to the potential future timing of initial product commercialization, to be reassessed and delayed. Specifically, we currently do not plan to commercialize our products in Europe in the near term. As a result of these factors, our management believes that the financial forecast scenario provided to the Financial Advisor does not, at this time, reasonably reflect our projected future financial performance over the near term. Generally, changes to near term assumptions have a material impact, in a discounted cash flow methodology, to the determination of value. In fact, as a result of the factors above, our management currently believes that the financial forecast scenario may likely overstate our projected financial performance in the near term.

     The Financial Advisor utilized the financial forecast scenario in undertaking a discounted cash flow analysis of us. It is important to note that the discounted cash flow analysis was one of several analyses performed by the Financial Advisor in rendering its fairness opinion. Additionally, the financial forecast scenario provided was a part of extensive materials provided to, or used by, the Financial Advisor in developing their opinion. The Financial Advisor also researched and developed an extensive amount of other industry and financial information not provided by us. The Financial Advisor is a sophisticated party that can interpret the total mix of information provided it to perform a discounted cash flow analysis, and given the speculative nature of the data, select an appropriate discount rate for that analysis. Given the amount of the information reviewed, and the analyses independently performed by the Financial Advisor in rendering the fairness opinion, our stockholders are advised not to place undue reliance on the financial forecast scenario rather than the total mix of the information reviewed and considered by the Financial Advisor, as described in this Consent Statement Solicitation Statement.

     Our management's belief that the financial forecast scenario may currently overstate our future financial performance in the near term for the reasons described above, however, should not affect the Financial Advisor's conclusions because the Financial Advisor concluded that the consideration to be paid to the Cashed Out Stockholders was fair from financial point of view based upon that financial forecast scenario, which with current information, are considered by our management to likely reflect a higher future financial performance of us in the near term periods.

     Accordingly, our stockholders should not view the inclusion of this summary as an indication that we or our financial advisors, accountants, attorneys, officers or directors consider the financial forecast scenario an accurate predictor of future events or that we believe that it is necessarily achievable. In light of the uncertainties inherent in the financial forecast scenario, we strongly caution our stockholders to analyze the total mix of information available, rather than solely this summary of financial forecast scenario.

     The following is a summary of the estimated net revenues, costs and expenses and net cash provided or required, which was indicated in the financial forecast scenario provided to the Financial Advisor.


     (in millions)                       2005    2006   2007   2008   2009   2010   2011   2012
                                         -------------------------------------------------------
Net Revenue after sales commissions      $  0    $  2   $  7   $ 24   $ 53   $116   $209   $334
Costs and Expenses                         (5)     (7)    (9)   (21)   (37)   (60)   (86)  (126)
                                         -------------------------------------------------------
Cash Provided or (Required)              $ (5)   $ (5)  $ (2)  $  3   $ 16   $ 56   $123   $208


     In arriving at its opinion, the Financial Advisor relied upon the accuracy and completeness of all information supplied or otherwise made available to it or publicly available, and did not assume any responsibility for independently verifying the accuracy or completeness of any of that information. The Financial Advisor relied upon the management of the Company, without independent verification, as to the reasonableness and achievability of the financial and operating forecast, projection and probabilities (and the assumptions and basis therefor) provided to it. The Financial Advisor assumed that the forecast, projection and probabilities were reasonably prepared on basis reflecting the best currently available estimates and judgments of the management of the Company as to the expected future financial performance of the Company. The Financial Advisor relied upon, without independent verification, the assessment by the management of the Company of:

     o the financial, strategic and other benefits expected to result from the Reverse/Forward Stock Split,

     o    the ability to retain and hire key employees of the Company, and

     o the validity of, and risks associated with, the Company's existing and future technologies, intellectual property, products, services and business models, including the timing and scope of any associated risks or benefits.

The Financial Advisor's opinion is based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion. The Financial Advisor does not have any obligation to update, revise or reaffirm its opinion. The Financial Advisor assumed that there had been no material change in the Company's financial condition, results of operations, business or prospects since the date of the last financial statements available to it. The Financial Advisor did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company, nor was it furnished with any appraisals. In rendering its opinion, it did not consider the impact of changes in the regulatory environment in which the Company operates.

     The following is a summary of the material financial analyses performed by the Financial Advisor in connection with the preparation of its opinion. Some of these summaries include information in tabular format. In order to understand fully the financial analyses the Financial Advisor used, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.

     Analysis of the Financial Position of the Company. In order to evaluate the ability of the Company to operate as a going concern, the adequacy of its liquidity and the level of risk inherent in its use of financial leverage, the Financial Advisor considered the financial position of the Company as it existed as of May 5, 2005. The Financial Advisor noted that the Company had received a recent cash infusion of $7.0 million, and additional funding commitment of $7.0 million, which is subject to the satisfaction of certain warranties and other conditions, including absence of a material event, from Medcare, which had allowed the Company to pay off its interest-bearing debt obligations ($0.75 million), pay a sizable liability insurance premium, pay patent fees and otherwise continue its operations. As of April 30, 2005, the Company had a cash balance of approximately $5.2 million.

     Impact on Capitalization of the Company. The Financial Advisor reviewed the impact that the Reverse/Forward Stock Split will have on the capitalization of the Company. It noted that approximately 510 stockholders (240 stockholders of record and 270 brokerage accounts) will hold fractional shares after the reverse stock split, resulting in approximately 354,000 pre-split shares being liquidated by the Company at an estimated cost of $124,000 plus transaction costs of $100,000, based on estimates provided by the Company in April 2005.

     Historical Share Price Analysis. The Financial Advisor reviewed the historical trading prices and daily trading volume for Company common stock for the twelve month period ended May 4, 2005, the last trading day prior to the date of its opinion. The Financial Advisor noted that, during the same twelve month period, the closing price per share of Company common stock ranged from $0.09 to $0.73. It also noted that the average daily trading volume of Company common stock was less than 25,000 shares for the twelve month period ended May 4, 2005, and that greater than 30% of the trading days had zero shares traded.

                                       Daily Closing Price        Daily
               Period From       -------------------------------  Volume
                  5/4/05         High        Low       Average    Average
               -------------------------------------------------------------
                  1 week         $0.33      $0.21       $0.25      43,276
                 1 month         $0.33      $0.18       $0.21      23,835
                 3 months        $0.33      $0.09       $0.18      34,425
                 6 months        $0.33      $0.09       $0.18      30,468
                12 months        $0.73      $0.09       $0.26      22,213

     The Financial Advisor noted that the closing price per share of Company common stock as of May 4, 2005, was $0.33 (a one-day increase of 26.9%) and that the average closing price for the latest week and latest month was $0.25 and $0.21 per share, respectively. It further noted that the trading volume on May 4, 2005, was less than 0.2% of the aggregate shares outstanding (preferred and common). In such situations of very low trading volumes, the Financial Advisor believes that it is common to place more confidence in average trading prices rather than the latest closing price. It also noted that the consideration from the Reverse/Forward Stock Split was $0.35 per share (pre-split). This analysis indicated that the pre-split price per share of common stock to be paid by the Company pursuant to the Reverse/Forward Stock Split represented a premium of:

     o 40.0% over the common stock equivalent price of $0.25 per share paid by Medcare on March 1, 2005;

     o 6.1% over the closing price for the common stock on May 4, 2005, the day before the Board of Directors approved the Reverse/Forward Stock Split;

     o 38.9% over the average closing price for the five trading day period ended May 4, 2005;

     o 63.5% over the average closing price for the one month period ended May 4, 2005;

     o 98.1% over the average closing price for the three month period ended May 4, 2005;

     o 95.8% over the average closing price for the six month period ended May 4, 2005; and

     o 32.5% over the average closing price for the one year period ended May 4, 2005.

     Comparable Going Private Transactions Premium Analysis: The Financial Advisor reviewed and analyzed certain publicly announced transactions whereby a public company was taken private. While initial research was focused on transactions involving companies primarily involved in the production of medical devices, there were an insufficient number of those transactions so as to provide meaningful indications as to typical pricing premiums. As such, it looked to general (non-industry specific) going private transactions for such indication. The 45 transactions identified are detailed below:


Target Company                         Ticker        Exchange        Premium*       Date
--------------                         ------        --------        --------       ----
ACTV Inc                                IATV          NASDAQ           (8%)       9/26/2002
Insignia Financial Group Inc             IFS         New York          33%        2/18/2003
Colorado MEDtech Inc                    CMED          NASDAQ          336%        3/13/2003
AHL Services Inc                        AHLS          NASDAQ          168%        3/31/2003
National Service Industries Inc          NSI         New York          92%        4/2/2003
Concord EFS Inc                          CE          New York          75%        4/2/2003
Diacrin Inc                             DCRN          NASDAQ          189%        4/15/2003
Sun Country Bank                        SUNO            OTC             8%        4/30/2003
RFS Hotel Investors Inc                  RFS         New York          12%        5/8/2003
Packaged Ice Inc                         ICY         American          62%        5/13/2003
NS&L Bancorp Inc                        NSLB            OTC            24%        5/23/2003
TMBR/Sharp Drilling Inc                 TBDI          NASDAQ            5%        5/27/2003
High Country Financial Corp             HGCF            OTC            88%        5/28/2003
Made2Manage Systems Inc                 MTMS          NASDAQ           36%        6/5/2003
First Essex Bancorp Inc                 FESX          NASDAQ           59%        6/13/2003
Information Resources Inc               IRIC          NASDAQ           11%        6/29/2003
Horizon Organic Holding Corp            HCOW          NASDAQ           27%        6/30/2003
PetroCorp Inc                            PEX          NASDAQ           24%        7/1/2003
Kentucky First Bancorp Inc               KYF         American          31%        7/8/2003
Klamath First Bancorp Inc               KFBI          NASDAQ           51%        7/15/2003
Brio Software Inc                       BRIO          NASDAQ           50%        7/23/2003
Prab, Inc.                              PRAB            OTC            90%        7/23/2003
Community Bank (The)                    CKPM            OTC            81%        7/30/2003
CareScience Inc                         CARE          NASDAQ           90%        8/14/2003
Progress Financial Corp                 PFNC          NASDAQ          145%        8/28/2003
Gradco Systems Inc                      GRDC            OTC           205%        9/17/2003
Garden Fresh Restaurant Corp            LTUS          NASDAQ           49%        9/30/2003
FTD Inc                                 FTDI          NASDAQ            2%        10/6/2003
Rainbow Technologies Inc                RNBO          NASDAQ           26%       10/22/2003
Mid Atlantic Medical Services Inc        MME         New York          24%       10/27/2003
ON Technology Corp                      ONTC          NASDAQ           16%       10/27/2003
Media Arts Group Inc                     MDA         New York          16%       10/31/2003
Medstone International Inc              MEDS          NASDAQ           39%       11/11/2003
StateFed Financial Corp                 SFFC          NASDAQ           31%       11/18/2003
Integrity Media, Inc.                   ITGR          Nasdaq           82%       11/21/2003
Esperion Therapeutics Inc               ESPR          NASDAQ           54%       12/21/2003
Heritage Bancshares Inc                 HRGB            OTC            65%        1/14/2004
T-NETIX Inc                             TNTX          NASDAQ           10%        1/22/2004
ILEX Oncology Inc                       ILXO          Nasdaq           27%        2/26/2004
U.S. Oncology, Inc.                     USON          Nasdaq           19%        3/22/2004
SciQuest, Inc.                          SQST          Nasdaq           57%        4/12/2004
Hallwood Realty Partners LP              HRY         American          59%        4/16/2004
Keystone Property Trust                  KTR         New York          17%        5/3/2004
AMC Entertainment Inc                    AEN         American          14%        7/22/2004
Prime Hospitality Corp                   PDQ         New York          45%        8/18/2004

                                                  Mean                 59%
                                                  Median               39%

* Premium computed by comparing the price ultimately paid to the unaffected stock price (the price per share unaffected by the acquisition announcement that is selected based on an analysis of each transaction by an independent data analysis company).

All of the observed transactions were announced or closed in the two years prior to May 5, 2005, and involved either the purchase of 100% of the company's stock by a private entity, or the purchase of most or all of the company's stock by a private group via a tender offer, after which the target company ceased to exist as a public entity. Of the 45 transactions it observed, four involved purchases by existing shareholders, all four of which owned minority interests of less than 20%. In all but one of the 45 transactions, a premium was paid over the public trading price of the company's stock, ranging from 2% to 336% premiums. The average premium was 59% over the unaffected stock price and the median premium was 39% over the unaffected stock price. It also reviewed additional studies that showed that premiums paid for acquiring a minority interest in a company (such as that proposed by the Reverse/Forward Stock Split) are historically lower than premiums paid for a controlling or 100% interest in a company. The Financial Advisor noted that the price consideration in the Reverse/Forward Stock Split was a 40% premium over the recent Medcare investment price and a 39% premium over the latest one week average market price.

Comparable Company Analysis. The Financial Advisor reviewed and analyzed certain public market trading multiples for companies similar to the Company from a size and business mix perspective. Since the comparable companies analyzed had little or no sales and negative earnings, the multiples analyzed for these companies were limited to multiples of book value of assets and capital. The multiples analyzed included the aggregate market value of invested capital, or MVIC (defined as public market value of equity plus total book value of debt, total book value of preferred stock and minority interest), divided by book value of cash, MVIC divided by book value of total assets, and MVIC divided by book value of invested capital, or BVIC (defined as book value of equity plus total book value of debt, total book value of preferred stock and minority interest). The Financial Advisor calculated the financial multiples and ratios based on publicly available financial data as of May 3, 2005. For purposes of the Financial Advisor's analysis, it identified the following six publicly traded corporations in the early-stage medical device industry:

                                              Status of
                                Ticker       FDA Approval           Description
--------------------------------------------------------------------------------------------------------------
CABG Medical                    CABG       Not yet approved         Artificial coronary artery bypass graft
Nephros                          NEP       Not yet approved         Device that replaces kidney function
Northfield Laboratories         NFLD          Phase III             Alternative to transfused blood
ReGen Biologics                 RGBI          Approved              Implant designed to regenerate knee tissue
Longport                        LPTI          Approved              High resolution ultra sound imaging
BioTime                          BTX        Some approved           Blood replacement solutions

         A summary of the range of market trading multiples observed are set forth below:

                                                 MVIC/
                                    MVIC/        Total         MVIC/
                                    Cash         Assets        BVIC
        ------------------------------------------------------------
        CABG Medical                2.5           2.4           2.4
        Nephros                     3.8           3.0           3.8
        Northfield Laboratories     3.7           3.7           3.7
        ReGen Biologics             5.7           5.5           6.0
        Longport                    9.8           3.4          10.2
        BioTim                      8.2           7.6            NM

        Mean                        5.6           4.3           5.2
        Median                      4.7           3.5           3.8

        Refocus Group               2.8           2.6 (1)       2.4

     (1) MVIC/total Assets for the Company was computed excluding the book value of the intangible patent costs and non-compete agreement.


     Using the mean multiple of the three publicly traded companies for which no approval of their product had yet been granted (CABG Medical, Nephros and Northfield Laboratories), the Financial Advisor calculated an implied valuation range for the Company by applying the mean multiple to the applicable Company financial statistic based on publicly available information. Based on this analysis, the Financial Advisor calculated an implied valuation range for Refocus common stock of $0.21 to $0.32 per share.

                                                                                        MVIC/
                                                                           MVIC/        Total         MVIC/
        ($ in millions, except per share figures)                          Cash         Assets        BVIC
        -----------------------------------------------------------------------------------------------------
        Mean Multiples of Pre-approval Comps (CABG, NEP, NFLD)              3.3          3.0           3.3

        Refocus figures                                                   $ 5.8        $ 6.2 (1)     $ 4.1

        Using Refocus figures and pre-approval multiples                  $19.4        $18.7         $13.6

        Less Debt                                                         $16.7        $16.0         $10.9

        Per Share                                                         $0.32        $0.30         $0.21

(1) A significant portion of Refocus' assets consist of intangible patent costs and non-compete agreements. Values using MVIC/TA computed without patent costs and non-compete agreements.

     Although the foregoing companies were compared to the Company for purposes of this analysis, the Financial Advisor noted that no company utilized in this analysis is identical to the Company because of the differences between the operations, business mix, stage of development and other characteristics of the Company and the comparable companies. In evaluating the comparable companies, the Financial Advisor made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company and the industry generally.

     Precedent Transactions Analysis. In order to determine how companies similar to the Company were being priced in the financial marketplace, the Financial Advisor compared publicly available information for selected transactions to the relevant financial statistics for the Company based on publicly available information. The group of transactions consisted of four selected medical device transactions that, similar to the Company, had little to no revenue and had generated negative earnings. For each transaction, it analyzed, as of the announcement date of each transaction, the multiples implied by the transaction equity value divided by the aggregate value of the acquired company's total assets. While pricing multiples based on cash flow, earnings or revenue are typically more indicative of value than those based on assets, such performance multiples are not meaningful given the Company's historical operating results. It applied the selected range of multiples to the Company's total assets (adjusted to remove booked intangible patent costs and non-compete agreement). The following table sets forth the acquisition transactions that were reviewed in connection with this analysis and their corresponding transaction multiples:

                                                                        Sale Price/
                                                                           Total
       Buyer                             Seller                           Assets
       -----------------------------     -------------------------     -----------
       Conceptus                         Microgyn                          18.1
       Cardiac Science                   Cadent Medical Corp               30.2
       Inverness Medical Technology      Integ Incorporated                 6.1
       Haemonetics Corp                  Transfusion Technologies           1.5

                                         Mean                              14.0
                                         Median                            12.1

     The Financial Advisor then derived from these selected transactions a reference range of total asset multiples of 2.0x to 3.5x. In applying this range of multiples to the Company's total assets (as adjusted) based on publicly available information, it calculated an implied valuation range for Company common stock of $0.19 to $0.36 per share. It noted that that the consideration to paid to Cashed Out Stockholders is $0.35 per share (pre-split).

     It also noted that the merger and acquisition environment varies over time because of macroeconomic factors, including interest rate and equity market fluctuations, and microeconomic factors, including industry results and growth expectations. It noted that no company or transaction reviewed was identical to the proposed Reverse/Forward Stock Split and that, accordingly, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics of the Company and other factors that would affect the acquisition values in the comparable transactions, including the size and demographics and economic characteristics of the markets of each company and the competitive environment in which it operates.

     Discounted Cash Flow Analysis. In order to obtain a comparative indication of value based on future cash flow, the Financial Advisor reviewed a financial forecast scenario prepared by management of the Company, and performed a seven-year discounted cash flow analysis of the after-tax unlevered net cash flows derived from the Company for the years beginning May 1, 2005 through April 30, 2012, which included the assumed funding of all the future investment commitments. It performed this analysis based on the following:

     o a financial forecast scenario and estimates provided by management of the Company,

     o a downside case reflecting an assumed one-year delay in receiving final U.S. Food & Drug Administration approval on presbyopia, and

     o    an  upside  case  assuming  10%  higher  revenues  than   management's
          forecast.

It estimated a range of terminal values calculated as of April 30, 2012, based on a forward growth rate of 10% and discount rates ranging from 40% to 45%. It then discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 40% to 45%. It also made an adjustment for the non-controlling (minority) status of the shares subject to liquidation in the Reverse/Forward Stock Split.

     The discount rates utilized in this analysis were determined utilizing a build-up method consisting of:

     o    the prevailing long-term risk-free rate,

     o    the historical equity returns in excess of the risk-free rate,

     o    the industry specific risk premium,

     o    an equity size premium, and

     o a company specific risk premium that incorporated the risk inherent in the fact that the Company had not yet achieved approval for the sale of its products.

The calculation of the initial discount rate is presented below.


Long Term Treasury Bond Yield (risk free rate)              4.60%    (Federal Reserve Statistical Release)
+ Long Term Market Return in Excess of Risk Free Rate       6.00%    (Ibbotson Associates w/adjustments)
+ Small Company Risk                                        6.30%    (Ibbotson Associates)
+ Industry Risk                                            (4.70%)   (Ibbotson Associates)
+ Company Specific Risk                                    30.00%    (appraiser's estimate)
                                                           ------
          Required Rate of Return on Equity (Re)           42.20%

     The forward growth rate of 10% was determined based on discussions with management, analysis of the potential market for the product and the historical growth rate for similar vision correction procedures.

     Based on the aforementioned projections and assumptions, the discounted cash flow analysis of the Company yielded an implied valuation range of:

                                            Implied Value Range per Share of
                                                  Refocus Common Stock
                                            Control                Minority
                                        ----------------      -----------------
Management Estimates                     $0.33 - $0.52          $0.23 - $0.36
Downside Case                            $0.26 - $0.42          $0.18 - $0.30
Upside Case                              $0.41 - $0.63          $0.29 - $0.44


     It noted that that the consideration to be paid to Cashed Out Stockholders is $0.35 per share (pre-split).

     In addition to the preceding financial analyses, the Financial Advisor reviewed the due diligence conducted by the Strategic Initiatives Committee prior to its recommendation of the Reverse/Forward Stock Split, as summarized in its memorandums to the Board of Directors. The Strategic Initiatives Committee was appointed by the Board of Directors to investigate strategic business alternatives, including taking the Company private. The Financial Advisor noted that the Strategic Initiatives Committee and the Board of Directors considered both advantages (including ongoing cost savings, freeing up of management time, increased flexibility and increased confidentiality) and disadvantages (including reduced shareholder liquidity, reduced access to public capital markets, and one-time go private expenses) of going private . It also noted that several alternative transaction types were considered to take the Company private, both voluntary and involuntary, ultimately leading to the recommendation of the Reverse/Forward Stock Split.

     In connection with the review of the Reverse/Forward Stock Split by the Strategic Initiatives Committee and the Board of Directors, the Financial Advisor performed a variety of financial and comparable analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, the Financial Advisor did not attribute any particular weight to any analysis or factor it considered, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, it believes that the summary provided, and the analyses described above, must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors could create a misleading or incomplete view of the process underlying its analyses and opinion. In performing its analyses, the Financial

Advisor made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth. The analyses performed were prepared solely as part of the Financial Advisor's analyses of the fairness of the consideration to be paid by the Company to the Cashed Out Stockholders pursuant to the terms of the Reverse/Forward Stock Split, from a financial point of view, and were prepared in connection with the delivery of its opinion, dated May 5, 2005, to the Board of Directors.

     The Strategic Initiatives Committee recommended to the Board of Directors that $0.35 per share be the cash-out price, and the Board of Directors adopted that recommendation in setting the cash-out price at $0.35. The Financial Advisor's fairness opinion was only one of many factors considered by the Board of Directors and the Strategic Initiatives Committee in their evaluation of the Reverse/Forward Stock Split and should not be viewed as determinative of the views of the Board of Directors or the Strategic Initiatives Committee with respect to the Reverse/Forward Stock Split or the consideration to be paid to Cashed Out Stockholders in lieu of fractional shares.

                           GENERAL CONSENT INFORMATION

Q:   Who is soliciting my written consent?

A: We--the Board of Directors of Refocus Group, Inc.-- are sending you this Consent Solicitation Statement in connection with our solicitation of written consents to take the Company private through the adoption of amendments to the Company's Certificate of Incorporation. Certain of our officers and employees also may solicit written consents on our behalf by mail, email, phone, fax or in person.

Q:   Why are you soliciting my written consent and what am I consenting to?

A. We are soliciting your written consent to take the Company private through amendments to the Company's Certificate of Incorporation. The first proposed amendment to the Company's Certificate of Incorporation will effect a 1-for-2,000 reverse stock split, such that stockholders owning less than 2,000 shares of common stock immediately prior to the reverse stock split will have such shares canceled and converted into the right to receive the cash consideration, without interest, of $0.35 per share (pre-reverse split). We are requesting this amendment to reduce the number of stockholders of record to fewer than 300, which will enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934 and suspend our filing obligations under
     Section 15(d) of the Securities Exchange Act of 1934. This will mean that we will no longer be required to file periodic, current and other reports with the Securities and Exchange Commission, and we will no longer be classified as a public company.

     The second proposed amendment to our Certificate of Incorporation, which will immediately follow the reverse stock split, will effect a 2,000-for-1 forward stock split of our outstanding common stock after giving effect to the reverse stock split. If the amendment to our Certificate of
     Incorporation to effect the reverse stock split is not approved by our stockholders, the proposal to amend our Certificate of Incorporation to effect the forward stock split will be withdrawn.

Q:   Who is paying for this solicitation?

A: We will pay for the solicitation of written consents. We also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our consent materials to the beneficial owners of our common stock.

Q.   What is a written consent?

A. Section 228 of the Delaware General Corporation Law states that, unless otherwise provided in the Certificate of Incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing setting forth the action so taken shall be signed by the holders of the outstanding shares, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the Company or an officer or agent of the Company. The Company's Certificate of Incorporation does not prohibit, and the Company's Bylaws expressly permit, the stockholders of the Company to take action by written consent.

Q:   Who can provide a written consent?

A: Stockholders of record of our common stock and our Series A-1 Convertible Preferred Stock at the close of business on October 14, 2005, are entitled to provide their written consent. Each holder of common stock is entitled to provide one vote for each share of common stock owned. Each holder of Series A Preferred Stock is entitled to provide one vote for each share of common stock into which the Series A Convertible Preferred Stock is then convertible, which currently is 100 shares of common stock per share Series A Convertible Preferred Stock.

Q.   How do I provide my written consent?

A.   In order to provide your written consent:

     o check the box on the consent card that corresponds with how you wish to act;

     o    sign and date the consent card; and

     o    deliver the consent card to the Company's transfer agent, which is:

                         Securities Transfer Corporation
                         2591 Dallas Parkway, Suite 102
                               Frisco, Texas 75034
                           Attention: Proxy Department

Q:   How do written consents work?

A: The Board of Directors of the Company is asking you to consent to the proposed action to be taken. You may consent to, withhold your consent to, or abstain from consenting to, any action requested to be taken.

If you sign and return the enclosed consent card but do not specify how you wish to act, your shares will be counted FOR the adoption of the amendment to the Company's Certificate of Incorporation that effects the reverse stock split and FOR the adoption of the amendment to the Company's Certificate of Incorporation that effects the forward stock split.

     You may receive more than one consent card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you also may get material from them asking how you wish to act. To be sure that all of your shares are counted, we encourage you to respond to each request you receive.

Q.   How do I revoke a consent?

A. Consents, once dated, signed and delivered to the Company, will remain effective unless and until revoked by written notice of such revocation dated, signed and delivered to the Company at the address set forth in the section titled "Additional Information and Questions" on or before the earlier of December 13, 2005, or until the Company receives unrevoked written consents from stockholders holding the requisite number of shares entitled to vote on, and approve, these matters.

Q. Will I consent to the proposed action to be taken if I don't sign a consent card?

A. No, you will not provide your written consent to the adoption of the amendments to the Certificate of Incorporation if you do not sign, date and deliver a consent card. Under certain circumstances, shares that you own that are held by a broker may be acted upon even if you do not provide instructions to the broker. Brokerage firms have the authority to act with respect to customers' shares on certain "routine" matters. The adoption of the amendments to the Certificate of Incorporation are not considered to be "routine" matters. Therefore, your broker does not have the authority to consent or withhold consent to the adoption of the amendments to the Certificate of Incorporation. If you fail to provide the broker with instructions on how to act, the broker will be required to submit a consent card without specifying how you wish to act with respect to these matters, which will result in "broker non-votes."

Q.   How many stockholders' written consents are needed for approval?

A. Receipt of written consents in favor of each of the proposed amendments from that number of stockholders who, in the aggregate, own a majority of the shares of Company common stock entitled to vote on the matter

     (including shares of preferred stock that vote with shares of our common stock on an "as converted" basis) on the record date is required to approve the adoption of the amendments to the Certificate of Incorporation. On October 14, 2005, the record date, we had 24,669,105 shares of common stock, $0.0001 par value per share outstanding. We also had outstanding 280,000 shares of Series A-1 Convertible Preferred Stock, which can vote on an as-converted basis, giving the holder of the Series A-1 Convertible Preferred Stock the equivalent of 28,000,000 votes, which represents 53% of the shares entitled to vote. If the holder of the Series A-1 Convertible Preferred Stock chooses to vote in favor of the amendments to the Company's Certificate of Incorporation, the Company will have the requisite number of votes needed to effect the Reverse/Forward Stock Split. Medcare, the holder of all outstanding shares of Series A-1 Convertible Preferred Stock, and each of our directors and executive officers have indicated that they intend to vote in favor of both proposals, thereby causing the proposals to be approved by the requisite stockholder vote under Delaware law. Medcare, however, has not made any formal commitment, and is not bound, to vote in favor of the proposals.

     The withholding of a consent, abstentions, broker non-votes or failure to deliver a consent card will have the effect of a vote against the adoption of the amendments to the Certificate of Incorporation.

Q:   When will approval occur?

A: The amendments to the Certificate of Incorporation will be approved when and if, prior to December 13, 2005, the Company holds unrevoked written consents of stockholders approving the adoption of the amendments to the Certificate of Incorporation from the holders of a majority of the shares that are entitled to vote on the record date. The Reverse/Forward Stock Split, if approved, will in no event, however, be effected prior to the 20th day following the date of this Consent Solicitation Statement. The second proposed amendment to the Certificate of Incorporation, which will immediately follow the reverse stock split, will effect a 2,000-for-1 forward stock split of our outstanding common stock after giving effect to the reverse stock split. If, however, the amendment to our Certificate of Incorporation to effect the reverse stock split is not approved by our stockholders, the proposal to amend our Certificate of Incorporation to effect the forward stock split will be withdrawn.

Q:   Do I have appraisal rights?

A: No. Stockholders who abstain from consenting with respect to the adoption of the amendments to the Certificate of Incorporation, who withhold consent to the adoption of the amendments to the Certificate of Incorporation or who do not deliver a consent card, do not have the right to an appraisal of their shares of common stock or any similar dissenters' rights under applicable law.

                      PROPOSAL NO. 1 - REVERSE STOCK SPLIT

         Summary and Structure of the Reverse Stock Split

     Our Board of Directors has authorized the reverse stock split and recommends the transaction for your approval. The reverse stock split consists of a 1-for-2,000 reverse stock split, such that stockholders owning less than 2,000 shares of our common stock immediately prior to the reverse stock split will have those shares canceled and converted into the right to receive the cash consideration, without interest, of $0.35 per share (pre-split). The reverse stock split is intended to take effect on the date we file with the Secretary of State of the State of Delaware a certificate of amendment to our Certificate of Incorporation, or on any later date that we may specify in that certificate of amendment, or the Effective Date. In no event, however, will the Effective Date be prior to the 20th day following the date of this Consent Solicitation Statement. At 6:00 p.m., local time, on the Effective Date, we will effect a 1-for-2,000 reverse stock split of our common stock, pursuant to which a holder of 2,000 shares of our common stock immediately prior to the reverse stock split will hold one share of our common stock immediately after the reverse stock split. Any stockholder owning 2,000 or more shares of our common stock immediately prior to the reverse stock split will receive one-two thousandth of a share of our common stock for each share owned immediately prior to the reverse stock split. Any stockholder owning less than 2,000 shares of our common stock immediately prior to the reverse stock split will have his stock ownership converted into a right to receive cash in the amount of $0.35 per share on a pre-split basis in exchange for the resulting fractional share and will no longer be a stockholder of us.

     Our Board of Directors has set the cash consideration to be paid to the stockholders who own less than one whole share of our common stock after giving effect to the reverse stock split, in accordance with the terms set forth in this Consent Solicitation Statement, at $0.35 per share of common stock (pre-split). Our Board of Directors made this determination in good faith, based upon the recommendation of the Strategic Initiatives Committee, a fairness opinion prepared by the Financial Advisor and other factors the Board of Directors and the Strategic Initiatives Committee deemed relevant. We currently estimate that stockholders owning less than one whole share of our common stock after giving effect to the reverse stock split will receive cash consideration for their cancelled shares within approximately three weeks after the Effective Date. Receipt of the cash consideration is subject to the stockholder tendering the certificate representing those shares, together with the letter of transmittal and other required materials, to our transfer agent.

     In order to complete the reverse stock split, a majority of shares of our common stock entitled to vote on the matter (including shares of preferred stock that vote with shares of our common stock on an "as converted" basis) must adopt a certificate of amendment to our Certificate of Incorporation. Shares of our Series A-1 Convertible Preferred Stock outstanding are entitled to vote on an as-converted basis at a ratio of a one hundred votes for every share. Our Board of Directors has retained for itself the absolute authority to reject (and not implement) the reverse stock split (even after its approval) if it subsequently determines that the reverse stock split, for any reason, is not then in the best interests of our stockholders. These reasons may include any change in the nature of our stockholdings prior to the Effective Date that would result in us being unable to reduce the number of stockholders of record to below 300 as a result of the Reverse/Forward Stock Split. The proposed certificate of amendment to our Certificate of Incorporation to effect the reverse stock split is set forth in Annex B to this Notice and Consent Solicitation Statement.

     The reverse stock split is considered to be a "going private" transaction, as defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, or the Exchange Act, because it is intended to, and, if completed, will likely terminate the registration of our common stock under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports with the Securities and Exchange Commission under Section 15(d) of the Exchange Act. In connection with the reverse stock split, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission.

Consent Required for Approval of the Reverse Stock Split

     Delaware law and our Certificate of Incorporation, as amended, require the receipt of affirmative consents to the proposal from the holders of at least a majority of shares of Company common stock entitled to vote on the matter

(including shares of preferred stock that vote with shares of our common stock on an "as converted" basis). Shares of our Series A-1 Convertible Preferred Stock are entitled to vote on an as converted basis, at a ratio of one hundred votes per share, on all matters submitted to holders of our common stock, including this proposal. Approval of this amendment to our Certificate of Incorporation will effect a 1-for-2,000 reverse stock split of our common stock. If you do not vote your shares, it will have the same effect as submitting a consent "against" the proposal.

     The proposal to adopt the certificate of amendment to our Certificate of Incorporation that effects the reverse stock split is a "non-discretionary" item, meaning that brokerage firms cannot vote shares in their discretion on your behalf if you have not given the broker instructions to vote your shares held in "street" name. Accordingly, shares held in street name that have been designated by brokers on consent cards as not submitted with respect to the proposal will not be counted as votes submitted in favor of the proposal and, as a result, will have the same effect as a vote against it.

     As of the Record Date, our directors and executive officers beneficially owned a total of 550,711 (approximately 2.2%) of the outstanding shares of our common stock entitled to submit a consent and 280,000 (100%) of the shares of Series A-1 Convertible Preferred Stock entitled to vote on an as-converted basis (includes shares beneficially owned by director Thomas W. Lyles, Jr., as a Medcare Person. Mr. Lyles disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest in those securities). The Series A-1 Convertible Preferred Stock possess 100 votes per share. As a result, Medcare, the sole holder of shares of our Series A-1 Convertible Preferred Stock, is the beneficial owner of 53% of our outstanding voting stock. Our directors and executive officers and Medcare have indicated that they intend to vote in favor of the proposal, thereby causing the proposal to be approved by the requisite stockholder vote under Delaware law. Medcare, however, has not made any formal commitment, and is not bound, to vote in favor of the proposal. One of our directors, Mr. Lyles, is a limited partner of Medcare and also is the president of the general partner of Medcare. Therefore, Mr. Lyles is deemed to be a beneficial owner of the securities owned by Medcare. Mr. Lyles disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest in those securities.

     In no event, however, will the Reverse/Forward Stock Split, if approved, be effected prior to the 20th day following the date of this Consent Solicitation Statement.

Recommendation of the Board of Directors on Proposal No. 1

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                      APPROVAL OF THE REVERSE STOCK SPLIT.


                      PROPOSAL NO. 2 - FORWARD STOCK SPLIT

Summary and Structure of the Forward Stock Split

     Our Board of Directors has authorized the forward stock split and recommends the transaction for your approval. The forward stock split consists of a 2,000-for-1 forward stock split that will immediately follow the reverse stock split. The forward stock split is intended to take effect on the date we file with the Secretary of State of the State of Delaware a certificate of amendment to our Certificate of Incorporation, or on any later date that we may specify in that certificate of amendment, which we anticipate to be the Effective Date. If the amendment to our Certificate of Incorporation to effect the reverse stock split is not approved by our stockholders, the proposal to amend our Certificate of Incorporation to effect the forward stock split will be withdrawn. At 6:01 p.m. on the Effective Date (and after the completion of the reverse stock split), we will effect a 2,000-for-1 forward stock split of our common stock, pursuant to which a stockholder owning one or more shares of our common stock immediately before the forward stock split (and after the reverse stock split) will receive 2,000 shares of common stock for each share of that common stock, as adjusted on a pro rata basis for any fractional shares.

     In order to complete the forward stock split, a majority of shares of our common stock entitled to vote on the matter (including shares of preferred stock that vote with shares of our common stock on an "as converted" basis) must adopt the certificate of amendment to our Certificate of Incorporation. Shares of our Series A-1 Convertible Preferred Stock outstanding are entitled to vote on an as-converted basis at a ratio of a one hundred votes for every share. Our Board of Directors has retained for itself the absolute authority to reject (and not implement) the forward stock split (even after its approval) if it subsequently determines that the forward stock split, for any reason, is not then in the best interests of our stockholders. These reasons may include any change in the nature of our stockholdings prior to the Effective Date that would result in us being unable to reduce the number of stockholders of record to below 300 as a result of the reverse stock split. The proposed certificate of amendment to our Certificate of Incorporation that effects the forward stock split is set forth in Annex B to this Notice and Consent Solicitation Statement.

Consent Required for Approval of the Forward Stock Split

     Delaware law and our Certificate of Incorporation, as amended, require the receipt of affirmative consents to the proposal from the holders of at least a majority of shares of Company common stock entitled to vote on the matter (including shares of preferred stock that vote with shares of our common stock on an "as converted" basis). Shares of our Series A-1 Convertible Preferred Stock are entitled to vote on an as converted basis, at a ratio of one hundred votes per share, on all matters submitted to holders of our common stock, including this proposal. Approval of this amendment to our Certificate of Incorporation will effect a 2,000-for-1 forward stock split of our common stock. If you do not vote your shares, it will have the same effect as submitting a consent "against" the proposal.

     The proposal to adopt the certificate of amendment to our Certificate of Incorporation that effects the forward stock split is a "non-discretionary" item, meaning that brokerage firms cannot vote shares in their discretion on your behalf if you have not given the broker instructions to vote your shares held in "street" name. Accordingly, shares held in street name that have been designated by brokers on consent cards as not submitted with respect to the proposal will not be counted as votes submitted in favor of the proposal and, as a result, will have the same effect as a vote against it.

     As of the Record Date, our directors and executive officers beneficially owned a total of 550,711 (approximately 2.2%) of the outstanding shares of our common stock entitled to submit a consent and 280,000 (100%) of the shares of Series A-1 Convertible Preferred Stock entitled to vote on an as-converted basis (includes shares beneficially owned by director Mr. Lyles, as a Medcare Person.. Mr. Lyles disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest in those securities). The Series A-1 Convertible Preferred Stock possess 100 votes per share. As a result, Medcare, the sole holder of shares of our Series A-1 Convertible Preferred Stock, is the beneficial owner of 53% of our outstanding voting stock. Our directors and executive officers and Medcare have indicated that they will vote in favor of the proposal, thereby causing the proposal to be approved by the requisite stockholder vote under Delaware law. Medcare, however, has not made any formal commitment, and is not bound, to vote in favor of the proposal. One of our directors, Mr. Lyles, is a limited partner of Medcare and also is the president of the general partner of Medcare. Therefore, Mr. Lyles is deemed to be a beneficial owner of the securities owned by Medcare. Mr. Lyles disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest in those securities.

     If the amendment to our Certificate of Incorporation to effect the reverse stock split is not approved by our stockholders, the proposal to amend our Certificate of Incorporation to effect the forward stock split will be withdrawn. In no event, however, will the Reverse/Forward Stock Split, if approved, be effected prior to the 20th day following the date of this Consent Solicitation Statement.

Recommendation of the Board of Directors on Proposal No. 2

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                      APPROVAL OF THE FORWARD STOCK SPLIT.

                         THE REVERSE/FORWARD STOCK SPLIT

Background of the Reverse/Forward Stock Split

     Since January 16, 2004, we have been considering various strategic initiatives to provide us with equity financing in order to continue with our business plan. Due to our unsuccessful attempts to obtain financing, we significantly reduced our operations beginning in the first quarter of 2004. During this time, our management and Board of Directors examined analyses containing projections of our cash resources. By July 9, 2004, our remaining cash was nearly exhausted, and we began considering the possibility of ceasing operations.

     In discussions between Terence A. Walts, our former President and Chief Executive Officer, and Mark A. Cox, our Chief Financial Officer, because of our critical cash position, it was determined that new approaches to obtain financing must be considered. Management considered a corporate restructuring, whereby an investor group would acquire a majority of our equity, or a bankruptcy filing followed by a post-filing financing. To discuss these matters in more detail, a meeting was held on July 21, 2004, with our former Chief Executive Officer, our Chief Financial Officer, our Controller, several of our directors (Messrs. Schleier, Elmgren and Edwards) and our outside legal counsel. At this meeting, our discussion centered on the idea that equity investors were still a possibility if we considered actions to cease being a public company. While we were continuing in our pursuit of a wide range of financing sources, we decided to analyze the possibility of going private to suit potential private equity investors. A further discussion occurred at a meeting of our Board of Directors on July 23, 2004.

     In a  meeting  of the  Board of  Directors  on  August  9,  2004,  we again discussed the reasons why our attempts to obtain equity financing were unsuccessful. Mr. Walts conveyed several reasons for the lack of interest that he had gleaned from potential equity investors, including our falling stock price and the lack of liquidity in our stock due to light trading volumes as key factors. Also, Mr. Walts told the Board of Directors that potential buyers, specifically strategic, non-corporate investors, objected to our public reporting status due to the associated costs and risks to the price of our common stock.

     In late  July and early  August  2004,  management  and our  outside  legal counsel had several discussions concerning the Securities and Exchange Commission's rules on deregistration and the requirements for the delisting of our common stock from public quotation systems. We noted that we had contractual and regulatory obligations to remain a public reporting entity through December 23, 2004 and December 31, 2004, respectively.

     On August 9, 2004, our Board of Directors held a meeting to formally discuss these matters. Mr. Walts reported that discussions had been held with a new investment banker who believed equity funding could be obtained, provided that we would commit to attempt a going private transaction. The directors were briefed on the steps that could be taken to cease our obligations as a public reporting entity. The costs directly associated with our public reporting status were reported to exceed $500,000 for the previous twelve month period. Our other efforts to obtain financing were continuing, including a non-exclusive engagement agreement with a separate investment banker that was assisting with a proposed private placement under the existing public reporting operating approach.

     On August 16, 2004, another meeting of the Board of Directors was held during which management proposed we enter a non-exclusive engagement agreement with an investment banker that would pursue new equity investors that might be interested in a controlling interest in us, provided we would then commit to take action to go private. The directors discussed a going private transaction at great length. After deciding that all sources of financing should be pursued, the Board of Directors authorized the engagement. On or about August 23, 2004, management outlined and continued to discuss the principal steps necessary to take the Company private.

     Throughout the remainder of August and September, we pursued the following financing alternatives: strategic partners with whom we could license our technology, a private placement of equity using an investment banker, a sale of the controlling interest, and a transaction in which we would commit to pursue a going private transaction. None of these efforts met with success. By early October, several insiders and existing major investors made a $500,000 bridge loan to the Company that permitted it to temporarily continue operations at minimum activity levels.

     In late November,  management met with a potential investor through Douglas
C. Williamson, who conducted initial due diligence on behalf of that potential investor. After a month of due diligence, Medcare expressed an interest in making an investment us. During the due diligence discussions, Mr. Cox provided information to Mr. Williamson regarding projected operating costs, including the costs directly attributable to maintaining the Company's public reporting status. He also briefed Mr. Williamson regarding the analysis that had previously been conducted regarding the steps that could be taken to cease our obligations as a public reporting entity. Medcare expressed its desire to explore the going private process, but had not determined whether going private would be a criterion for a potential investment in us. In response to this interest, our outside legal counsel prepared a detailed review of the process and filing requirements necessary in the first few weeks of 2005. Both parties agreed to table this discussion until it could be further analyzed and explored.

     By mid-January 2005, equity funding by Medcare appeared to be the most likely of the Company's financing alternatives. All of our potential investors, including Medcare, had been advised that we required funding by the end of January to continue operations. At a meeting of the Board of Directors on January 20, 2005, we executed a term sheet and agreement for interim financing with Medcare. Medcare provided a bridge loan of $500,000 on January 27, 2005. The bridge loan arrangement was accompanied by a term sheet for a much larger secured debt financing to be provided by Medcare within a few weeks. The investment likely would result in Medcare taking control of us. Neither the bridge loan agreement nor the debt term sheet required us to commit to a going private transaction.

     At a meeting of the Board of Directors on February 18, 2005, our Board of Directors was advised that another proposal had been received from a different investor, and this proposal for equity financing also included a change of control. This proposal, as well, was not conditioned upon a going private transaction. During the next two weeks, discussions with both investors continued, and, ultimately, the new investor's proposal induced Medcare to favorably amend its offer. On February 25, 2005, the Board of Directors met to evaluate both offers with the understanding that new financing was needed by March 1, 2005. After extensive discussions, the directors voted unanimously to accept the amended proposed offer from Medcare for various reasons, including, in the opinion of the Board of Directors, more attractive terms, the superior reputation of Medcare and its principals, and the fact that the other investor would be required to raise money in order to meet its subsequent funding commitments to the Company, while Medcare had available resources to meet those obligations. On March 1, 2005, the Company sold Series A-1 Convertible Preferred Stock and a warrant to purchase Series A-2 Convertible Preferred Stock to Medcare for $7,001,000. In conjunction with the closing of the purchase and sale, Medcare nominated two directors to our Board of Directors and is entitled to nominate at least one-half of the members of our Board of Directors.

     On April 7, 2005, the Board of Directors met to consider a host of matters, including a discussion to consider our status as a public reporting entity. At the meeting, the directors established a special committee, the Strategic
Initiatives Committee, to study the issue. Mr. Ken Elmgren was appointed Chairman of the Strategic Initiatives Committee and Mr. Williamson was appointed as a member.

     During the month of April 2005, the members of the Strategic Initiatives Committee conducted various analyses to determine whether a going private transaction could be structured and accomplished on acceptable terms. On April 14, 2005, the Strategic Initiatives Committee met and agreed to engage Hill Schwartz Spilker Keller LLC to render a fairness opinion with respect to a transaction, if any, that it recommended to the Board of Directors. The committee also held meetings on April 21 and 27, 2005 and May 3, 2005. At each meeting held, the members of the committee discussed the various alternatives available to the Company and the feasibility, benefits and detriments associated with each alternative. The chairman of the committee held discussions with the Financial Advisor between those meetings regarding the committee's discussions and analyses. As a result of the committee's discussions and analyses, the committee determined that it wanted to analyze the cost of taking the Company private by purchasing the shares of the Company's small stockholders. In light of that determination, the committee analyzed and calculated a price per share of $0.35 per share (pre-split basis), which it believed to be fair to be paid by the Company to Cashed Out Stockholders. The chairman of the committee then reported that determination and price to the Financial Advisor. Upon arriving at its recommendation to the Board of Directors, the Strategic Initiatives Committee prepared a report to the Board of Directors, which summarized the analyses performed by the committee in reaching its recommendation to the Board of Directors. This report was provided to the Financial Advisor and the Board of Directors in advance of the Board of Directors meeting held on May 5, 2005.

     On May 5, 2005, the Strategic Initiatives Committee made a presentation to the Board of Directors outlining its recommendation to, and the method for, taking the Company private. The committee explained its recommendation and answered questions regarding its report. Additionally, the Financial Advisor made a presentation and provided to the Strategic Initiatives Committee and the Board of Directors a written opinion that, as of that date, the per share cash consideration payable to holders of outstanding common stock who will hold less than one whole share immediately following the proposed reverse stock split is fair, from a financial point of view. After careful deliberation, the Board of Directors unanimously approved the Reverse/Forward Stock Split.

Purpose of the Reverse/Forward Stock Split

     In recent years, our common stock has attracted limited institutional investors or market research attention, which could have created a more active and liquid market for our common stock. Relatively low trading volume and low market capitalization have reduced the liquidity benefits to our stockholders. In addition, because we have not been active in the corporate merger and acquisition market, the benefit of a publicly traded stock to use in conjunction with acquisitions or other stock transactions has never been realized.

     We incur direct and indirect costs associated with compliance with the Exchange Act's filing and reporting requirements imposed on public companies. The cost of this compliance has increased significantly with the implementation of the provisions of the Sarbanes-Oxley Act of 2002. We are seeking to undertake the Reverse/Forward Stock Split at this time, as opposed to other times since the passage of Sarbanes-Oxley in July 2002, primarily because the full breadth and scope of the costs and burdens associated with compliance with the forthcoming internal control audit requirements of Section 404 of Sarbanes-Oxley have manifested themselves to us only recently. We currently have no internal audit staff, and the expense and time required to implement these new requirements will result in a substantial burden for a company our size. Additionally, it is also only recently that we had adequate financial resources to consider effecting this type of transaction.

     In addition, we pay substantially higher premiums for our directors' and officers' insurance policies as a public reporting company than we would if our common stock was not registered under the Exchange Act. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have relatively few executive personnel, these indirect costs can be substantial. In addition, the public disclosure we are required to make under the Exchange Act places us at a competitive disadvantage by providing our non-public competitors with detailed information about our operations and financial results, while we do not have access to similar information about these competitors.

     We have not derived significant benefits from maintaining a public trading market. Our Board of Directors does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using our stock as consideration. Accordingly, we are not likely to make use of many advantages (for raising capital, effecting acquisitions or other purposes) that our status as a reporting company may offer. For a more detailed discussion of the ways in which we have not enjoyed the benefits typically afforded public company status, see "Special Factors - Reasons for the Reverse/Forward Stock Split."

     In light of these circumstances, our Board of Directors believes that it is in our best interests to undertake the Reverse/Forward Stock Split at this time to enable us to deregister our common stock under the Exchange Act, which will relieve us of the administrative burden, cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements imposed under the Exchange Act.

Interest of Certain Persons in Matters to be Acted Upon

     Certain directors, officers and affiliates of the Company have an interest in our equity securities. See the section of this Consent Solicitation Statement titled "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" for a more complete description. The Reverse/Forward Stock Split will affect our stockholders only in accordance with the number of shares of common stock held by them and will not be affected by the insider status of the stockholders. The directors, executive officers and affiliates receive no extra or special benefit not shared on a pro rata basis by all other holders of our common stock, except that by deregistering our common stock under the Exchange Act subsequent to the consummation of the Reverse/Forward Stock Split, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act of 2002, from making personal loans to directors or executive officers. Currently, we have no outstanding loans to directors or executive officers. We do not have a present intention of making loans to our directors and officers, nor was the ability to make loans a reason considered by us, our Board of Directors or the Strategic Initiatives Committee in evaluating the benefits of the
Reverse/Forward Stock Split. Other than as described below, if the Reverse/Forward Stock Split is implemented, our directors and officers, as well as other Continuing Stockholders, will not benefit by any material increase in their percentage ownership of our common stock or in the net book value of their holdings.

     On May 12, 2005, our Board of Directors, at the recommendation of the Compensation Committee of the Board of Directors, approved a one-time grant of options to purchase shares of our common stock ranging from 200,000 to 950,000 shares to certain non-employee directors and options to purchase shares of our common stock to our employees, including 1,500,000 and 1,000,000 shares to our former Chief Executive Officer and current Chief Financial Officer, respectively. These options have an exercise price of $0.25 per share and their grant is subject to stockholder approval of an amendment to our existing stock option plan to increase the number of available shares under that plan. We plan to seek the requisite stockholder approval upon the completion of the solicitation of written consents pursuant to this Notice and Consent Solicitation Statement. At that time we may no longer be subject to the proxy rules promulgated under the Exchange Act and may take action by written consent and send notice to our stockholders of record that the action was so taken in accordance with the Delaware General Corporation Law.

     A one-time fee of $40,000 was paid to the Chairman of the Strategic Initiatives Committee of the Board of Directors for the work associated with the preparation and issuance of the special report of that committee, regardless of whether any transaction is consummated.

Stock Certificates

     On the effective date of the Reverse/Forward Stock Split, all stock certificates evidencing ownership of common stock held by Cashed Out Stockholders shall be deemed canceled without further action by those stockholders. Those certificates will no longer represent an ownership interest in the Company, but will represent only the right to receive cash equal to $0.35 per share in exchange for those shares. Certificates representing the shares owned by Cashed Out Stockholders subsequently presented for transfer will not be transferred on our books or records. Cashed Out Stockholders will not receive any interest on cash payments owed as a result of the Reverse/Forward Stock Split.

     We have appointed the Transfer Agent to act as paying agent to carry out the payment of cash to Cashed Out Stockholders who surrender their stock certificates. The Transfer Agent will furnish stockholders with the necessary materials and instructions to effect the surrender promptly following the effective date of the Reverse/Forward Stock Split. The letter of transmittal will direct how certificates are to be surrendered for cash. Stockholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Transfer Agent in accordance with the instructions set forth on the transmittal letter before they can receive cash payment for those shares. The letter of transmittal will also contain instructions in the event that your certificate(s) has been lost, destroyed or mutilated. Do not send your stock certificates to us, and do not send them to the Transfer Agent until you have received a letter of transmittal and followed the instructions in the letter of transmittal.

     We anticipate that the Transfer Agent will disburse the amount payable to Cashed Out Stockholders within three weeks of the effective date of the Reverse/Forward Stock Split, subject to its receipt of a letter of transmittal in proper form and corresponding stock certificate(s). No service charges will be payable by Cashed Out Stockholders in connection with the surrender of their stock certificates. All expenses of the Reverse/Forward Stock Split will be borne by us, subject to the stockholder's agreement with its broker, dealer or other nominee, if any.

     If you are a Continuing Stockholder with a stock certificate representing your shares, your stock certificate will continue to evidence ownership of the same number of shares as is set forth on the face of the certificate and will not be exchanged for a new certificate.


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


Appraisal Rights

     Stockholders do not have appraisal rights under Delaware law or under our Certificate of Incorporation or Bylaws in connection with the Reverse/Forward Stock Split.

Reservation of Rights

     Although we are requesting stockholder approval of the proposed amendments to our Certificate of Incorporation, our Board of Directors reserves the right to decide, in its discretion, to withdraw the proposed amendments prior to any stockholder submission of consents or to abandon the Reverse/Forward Stock Split after written consents are submitted and before the effective date of the Reverse/Forward Stock Split, even if the proposal is approved. Although our Board of Directors presently believes that the proposed amendments are in our best interests and, thus, has recommended a vote for the proposed amendments, our Board of Directors nonetheless believes that it is prudent to recognize that, between the date of this Consent Solicitation Statement and the effective date of the Reverse/Forward Stock Split, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time. These reasons may include any change in the nature of the shareholdings of the Company prior to the effective date of the Reverse/Forward Stock Split, which would result in the Company being unable to reduce the number of stockholders of record to below 300 as a result of the Reverse/Forward Stock Split. If our Board of Directors decides to withdraw the proposed amendments, our Board of Directors will notify the stockholders of that decision promptly by mail. If our Board of Directors decides to abandon the Reverse/Forward Stock Split after the approval, and before the effective date, of the Reverse/Forward Stock Split, our Board of Directors will notify the stockholders of such decision promptly by mail or by press release and any other appropriate public disclosure.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The  following  is  a  discussion  of  the  material   federal  income  tax
consequences to the Company and to stockholders resulting from the Reverse/Forward Stock Split. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Department Regulations, or the Regulations, issued pursuant to the Code, and published rulings and court decisions in effect as of the date of this Consent
Solicitation Statement. This discussion does not take into account possible changes in laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any change will not adversely affect this discussion of the material federal income tax consequences.

     This discussion does not address all aspects of the possible federal income tax consequences of the Reverse/Forward Stock Split. In particular, and without limiting the foregoing, this discussion does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances nor to stockholders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers), or who hold, have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this discussion does not address any consequences of the Reverse/Forward Stock Split under any state, local or foreign tax laws.

     We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse/Forward Stock Split. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed transaction, including the application and effect of state, local and foreign income and other tax laws.

     This discussion of material federal income tax consequences assumes that you are one of the following:

     o    a citizen or resident of the United States;

     o    a domestic corporation;

     o an estate, the income of which is subject to United States federal income tax regardless of its source; or

     o a trust, if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

This discussion also assumes that you have held, and will continue to hold, your shares as capital assets for federal income tax purposes.

     You should  consult your tax advisor as to the particular  federal,  state,
local,   foreign  and  other  tax  consequences   applicable  to  your  specific
circumstances.

     We believe that the Reverse/Forward Stock Split will be treated as a tax-free "recapitalization" for federal income tax purposes. This will result in no material federal income tax consequences to the Company. However, you may not qualify for tax free "recapitalization" treatment for federal income tax purposes, depending on whether you are receiving cash or stock in the transaction.

Federal Income Tax Consequences to Continuing Stockholders

     If you continue to hold stock directly immediately after the Reverse/Forward Stock Split, and you receive no cash as a result of the Reverse/Forward Stock Split, you should not recognize any gain or loss in the Reverse/Forward Stock Split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of stock held immediately after the Reverse/Forward Stock Split will be equal to your aggregate adjusted tax basis in your shares of stock held immediately prior to the Reverse/Forward Stock Split and you will have the same holding period in your stock as you had in such stock immediately prior to the Reverse/Forward Stock Split.

Federal Income Tax Consequences to Cashed Out Stockholders

     If you receive cash in exchange for fractional shares as a result of the Reverse/Forward Stock Split, you do not continue to hold any stock directly immediately after the Reverse/Forward Stock Split, you are not related to any person or entity that holds stock immediately after the Reverse/Forward Stock Split and you hold no options to acquire stock in the Company immediately after the Reverse/Forward Stock Split; you will recognize capital gain or loss on the Reverse/Forward Stock Split for federal income tax purposes, with such gain or loss measured by the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

     If you receive cash in exchange for fractional shares as a result of the Reverse/Forward Stock Split, but either continue to directly own stock immediately after the Reverse/Forward Stock Split; or are deemed to constructively own shares of stock in the Company because you either are related to a person or entity who continues to hold stock immediately after the Reverse/Forward Stock Split, or you hold options to acquire stock in the Company immediately after the Reverse/Forward Stock Split, you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either is "not essentially equivalent to a dividend," or constitutes a "substantially disproportionate redemption of stock," as described below.

     Not  Essentially  Equivalent  to a  Dividend.  You  will  satisfy  the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in the Company resulting from the Reverse/Forward Stock Split (taking into account for this purpose the stock constructively owned by you because you are related to certain persons holding stock in the Company or hold options to acquire stock in the Company) is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

     Substantially Disproportionate Redemption of Stock. The receipt of cash in the Reverse/Forward Stock Split will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of stock of the Company owned by you (taking into account for this purpose the stock constructively owned by you because you are related to certain persons holding stock in the Company or hold options to acquire stock in the Company) immediately after the Reverse/Forward Stock Split is less than 50% of all outstanding shares and less than 80% of the percentage of shares of stock owned by you immediately before the Reverse/Forward Stock Split.

     In applying these tests, you will be treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you. In general, you will be treated as constructively owning stock in the Company owned by your spouse, children grandchildren and parents. You will also be treated as constructively owning your proportionate interest in stock held by entities in which you held an interest either as an owner or as a beneficiary. If you hold options to acquire stock in the Company, you will be treated as constructively owning the stock in the Company subject to the options. If your receipt of cash in exchange for stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the Company's current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. See "Capital Gain and Loss" and "Special Rate for Certain Dividends" below.

     If your receipt of cash in exchange for your shares of stock in the Company is treated as the receipt of a dividend and if you would have been treated as completely terminating your actual and constructive ownership of stock in the Company but for the stock in the Company that you are treated as constructively owning through related individuals, then you may be able to treat your exchange of your shares for cash as a sale or exchange and not as the receipt of a dividend if you meet the requirements for a waiver of family attribution. These requirements include the filing of a waiver with the IRS and the waiving stockholder must have no interest in the Company (including any interest as an employee, officer or director, other than as a creditor) after the exchange. You are urged to consult with your individual tax advisor with respect to whether you would benefit from a waiver of family attribution and whether you would qualify for such a waiver.

Capital Gain and Loss

     For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months, generally, will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Special Rate for Certain Dividends

     In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Reverse/Forward Stock Split that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder, (ii) you have held the share of stock with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code, and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income.

     If the cash you receive is treated as the receipt of a dividend, then the basis in your shares that were exchanged for the cash received will be transferred to any remaining shares of stock in the Company held by you immediately after the Reverse/Forward Stock Split. If you do not own any of our shares immediately after the Reverse/Forward Stock Split, then your tax basis in your shares may, under certain circumstances, be transferred to share of stock in the Company held by a person related to you or it may be lost entirely. Under recently proposed regulations, your adjusted tax basis in the shares of our stock that were exchanged for the cash received would be recognized as a loss by you upon the occurrence of certain subsequent events. You are urged to consult your tax advisor as to the applicability of these proposed regulations to you.

Backup Withholding

     Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information and certifications) to the Transfer Agent in connection with the Reverse/Forward Stock Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each stockholder to deliver such information when the common stock certificates are surrendered following the effective date of the Reverse/Forward Stock Split. Failure to provide such information may result in backup withholding.

     As explained above, the amounts paid to you as a result of the Reverse/Forward Stock Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of your specific circumstances.

                         INFORMATION ABOUT REFOCUS GROUP

General

     Refocus Group, Inc. is a medical device company engaged in the research and development of treatments for human vision disorders. Our products are the patented PresVIEW Scleral Implant, or the PSI, and the PresVIEW Incision System, which consists of the surgical instruments used to implant the PSI in the surface of the white of the human eye. The PSI and PresVIEW Incision System are utilized in our surgical procedure, the Scleral Spacing Procedure, for the treatment of presbyopia, ocular hypertension and primary open angle glaucoma. Presbyopia, the Greek word for "old eye", is the primary reason that a substantial portion of the population beginning in their early 40s uses bifocals, reading glasses or removes their distance glasses in order to read at a comfortable distance. We believe that our surgical procedure physiologically restores the human eye's natural ability to focus as it did at a younger age. We believe the procedure works by reducing the crowding of the underlying tissues surrounding the crystalline lens, which allows the muscles to once again reshape the lens and, thus, restore the eye's ability to accommodate or focus. Ocular hypertension, or elevated pressure within the eye, often leads to primary open angle glaucoma, or the progressive loss of central vision potentially leading to blindness. We believe that our same surgical procedure restores the natural base-line tension of the muscle inside the eye, which permits the eye to drain naturally and, thus, lower the intraocular pressure. We received approval from the United States Food & Drug Administration, or the FDA, to begin Phase II FDA clinical trials using the PSI for the treatment of presbyopia in December 2003. We began those trials in the first quarter of 2004, and they are ongoing. We submitted to the FDA an interim clinical report describing the safety and effectiveness of the initial Phase II procedures and proposed an expansion of the clinical trial to include a total of 330 patients. We have also conducted clinical trials in Canada using the PSI for the treatment of ocular hypertension and primary open angle glaucoma. Later this year, we expect to seek permission from Health Canada to resume these clinical trials. In the future, we plan to apply to the FDA to start our clinical trials in the United States using the PSI for the treatment of ocular hypertension and primary open angle glaucoma. We are also seeking CE Mark certification of the PSI.

Recent Developments

     In August 2005, we received approval from the FDA to begin enrollment for the final round of clinical trial surgeries for our Scleral Spacing Procedure for the surgical treatment of presbyopia. The FDA approval to expand to the final phase of the clinical trial was based on our submission of preliminary data from Phase II surgeries through mid-July 2005. A significant percentage of the planned Phase II total of 150 study participants have been enrolled and randomized into a 2-to-1 surgical or control group. All surgical patients received the Scleral Spacing Procedure for the surgical treatment of presbyopia.

     On October 13, 2005, we announced that our Board of Directors had appointed Douglas C. Williamson as our President and Chief Executive Officer, effective October 10, 2005. Mr. Williamson's appointment follows the resignation, also effective October 10, 2005, of Terence A. Walts from all his positions with us, including as a director and the President and Chief Executive Officer. In connection with Mr. Walts's resignation, we entered into a Consulting and Severance Agreement with Mr. Walts. For a description of the terms of this agreement, see "Certain Relationships and Related Transactions - Terence A. Walts Consulting Agreement" below.

     Mr. Williams was previously the Vice-Chairman of our Board of Directors and served on the audit and compensation committees of our Board of Directors. As a result of his appointment as our President and Chief Executive Officer, Mr. Williams will no longer be the Vice-Chairman of the Board of Directors and has resigned from the audit and compensation committees of our Board of Directors. Mr. Williamson, however, will continue to serve as a Class III Director, the term of which expires at the 2006 annual meeting of stockholders. There is no employment agreement with Mr. Williamson at this time.

Change in Control

     On January 27, 2005, we entered into a secured bridge note with Medcare for $500,000 aggregate principal amount to provide us with working capital while we finalized negotiations for a private placement investment by Medcare. The note was secured by our United States presbyopia patents and trademarks, was guaranteed by our subsidiaries, bore interest at eight percent and was to be repaid upon the earlier of the closing of an investment by Medcare or July 26, 2005.

     On February 25, 2005, Medcare and we entered into a term sheet, or the Term Sheet, outlining the proposed investment by Medcare in us. The Term Sheet contained both binding and non-binding terms upon which the investment by Medcare would be made.

     In anticipation of the investment transaction discussed below, on March 1, 2005, our Board of Directors, pursuant to our Certificate of Incorporation, exercised its authority to issue in one or more series up to 10,000,000 shares of our preferred stock. On March 1, 2005, we filed a Certificate of Designation, Rights and Preferences, or the Certificate of Designation, with the Secretary of State of the State of Delaware, which became effective upon its filing.

     The Certificate of Designation established a Series A-1 Convertible Preferred Stock, or Series A-1 Shares, consisting of 280,000 shares, a Series A-2 Convertible Preferred Stock, or Series A-2 Shares, consisting of 280,000 shares, and a Series A-3 Convertible Preferred Stock, or Series A-3 Shares, consisting of 200,000 shares. The Series A-1 Shares, Series A-2 Shares and the Series A-3 shares are, collectively, referred to as the "Series A Preferred Stock."

     On March 1, 2005, Medcare and we entered into a Securities Purchase Agreement, or the Purchase Agreement, that documented the transactions contemplated in the Term Sheet. In accordance with the Purchase Agreement, we issued and sold, and Medcare purchased, 280,000 shares of Series A-1 Shares for an aggregate purchase price of $7,000,000, or $25 per share, and a warrant to purchase 133,334 shares of Series A-3 Shares for a purchase price of $1,000. A portion of the funds received were used to repay the Medcare bridge loan and to repay a portion of convertible notes issued in October and November 2004. The remainder of the funds have been, and will be, used for general working capital purposes.

     The Series A-1 Shares are initially convertible into shares of our common stock at an effective conversion price of $0.25 per share. The Warrant has an exercise price of $30 per share for each of the Series A-3 Shares and expires on February 28, 2007. The Series A-3 Shares are initially convertible into shares of our common stock at an effective conversion price of $0.30 per share. The conversion price of the Series A-1 Shares and Series A-3 Shares, and the exercise price of the warrant, are subject to adjustment based on anti-dilution protection provisions.

     Additionally, in accordance with the Purchase Agreement, in the event that we receive authorization in writing from the FDA to commence our Phase III clinical trials for the treatment of presbyopia without any material limitations, Medcare has committed to purchase 280,000 shares of Series A-2 Shares for an aggregate purchase price of $7,000,000, or $25 per share, subject to the satisfaction of certain representations, warranties and other conditions, including the absence of a material adverse event. The Series A-2 Shares will be initially convertible into shares of our common stock at an effective conversion price of $0.25 per share. In August 2005, with receipt of FDA approval to commence our Phase III clinical trial, we satisfied the third-party condition precedent for this investment. Medcare, however, is under no obligation to purchase the Series A-2 Shares until March 1, 2006. Medcare may accelerate the timing of the purchase of the Series A-2 Shares at its discretion.

     The holders of the Series A Preferred Stock are not entitled to any preferential dividends. Holders of the Series A Preferred Stock, however, are entitled to participate on an as-converted basis in any cash dividends declared and paid on our common stock.

     A share of Series A Preferred Stock is initially convertible at the option of the holder of that share, at any time and from time to time, into 100 shares of our common stock, at an effective price of $0.25 per share of common stock for the Series A-1 Shares and the Series A-2 Shares and $0.30 per share of common stock for the Series A-3 Shares. The Series A-1 Shares can currently be converted into 28,000,000 shares of our common stock. The Series A-3 Shares, assuming the full exercise of the warrant for those shares, can currently be converted into 13,333,400 shares of our common stock. The conversion rate of a share of Series A Preferred Stock into shares of our common stock is subject to adjustment, from time to time, for, among other reasons, stock splits, combinations, dividends and distributions. The conversion rate is also subject to an upward adjustment (conversion price is subject to downward adjustment) if we issue common stock at an effective price that is less than the current conversion rate , or an option, warrant or other instrument convertible into common stock, whose exercise price is less than the conversion rate then in effect for the outstanding Series A Preferred Stock. Shares of Series A Preferred Stock will be automatically converted into shares of our common stock at the then effective conversion rate upon the closing of an underwritten public offering of shares of our common stock that results in gross proceeds to us of at least $45,000,000.

     The holders of the shares of Series A Preferred Stock are entitled to vote on all matters required or permitted to be voted upon by our common stockholders. Each holder of a share of Series A Preferred Stock is entitled to the number of votes equal to the largest number of full shares of our common stock into which all shares of Series A Preferred Stock held by that holder could be converted. Except as required by law on matters requiring class voting, the holders of the Series A-1 Shares, the Series A-2 Shares, the Series A-3 Shares and our common stock will vote together as a single class. As a result, the holders of the Series A-1 Shares control over 50% of our voting stock at March 1, 2005 and, thus, control us. In addition, as of March 1, 2005, the directors appointed by Medcare, as described below, have significant veto rights over many actions that require our Board of Directors' approval. They also have control over many day-to-day management functions as a result of their having to approve expense and capital budgets, major variances from the budget, compensation policies and other items.

     For so long as 70,000 shares of the Series A-1 Shares remain outstanding, the holders of the Series A Preferred Stock, as a single class, are entitled to elect at least one-half of the members of the Board of Directors, or the Series A Directors, one of whom will be elected as the Vice-Chairman of the Board of Directors, and to designate at least one Series A Director to serve on each of the committees of the Board of Directors. The Vice-Chairman is to receive $50,000 annually in addition to fees normally paid to our directors. In accordance with this right, Medcare elected Messrs. Lyles and Williamson as directors and designated Mr. Williamson as the Vice-Chairman. See "--Recent Developments."

Price Range of Common Stock

     Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "RFCG.OB." On October 26, 2005, the most recent practicable date, the closing price for the common stock was $0.26 per share.

     On October 14, 2005, there were 24,669,105 shares of common stock outstanding held by approximately 416 holders of record. We believe that there are currently approximately nine market makers for our common stock.

     The high and low sales prices for our common stock on the Over-the-Counter Bulletin Board for each quarter during the past two years were:

                                             2005                         2004                      2003
                                     ----------------------   ------------------------    -------------------------
                                        High        Low           High         Low            High         Low
                                     ---------- -----------   ------------- ----------    ------------ ------------
     First Quarter                     $0.25       $0.07          $0.92         $0.40        $ 5.50       $ 3.50
     Second Quarter                    $0.40       $0.18          $0.90         $0.42          3.70         1.50
     Third Quarter                     $0.44       $0.19          $0.46         $0.09          2.25         1.05
     Fourth Quarter*                   $0.30       $0.24          $0.35         $0.10          1.80         0.36

-----------
* With respect to the fourth quarter of 2005, through October 26, 2005.

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

Stock Repurchases

     We made no purchases of our common stock during any quarter of the past two years or during the current fiscal year.

Dividends

     We have not declared or paid out any dividends on the shares of our common stock in the past two fiscal years and presently have no intention of paying any cash dividends in the foreseeable future. Pursuant to the Purchase Agreement with Medcare, we are restricted from declaring or paying any dividends (other than dividends payable solely in shares of our common stock and dividends payable to us or another subsidiary of ours) on or declaring or making any other distribution, directly or indirectly, on account of any shares of our common stock now or hereafter outstanding without the approval of at least two-thirds of the Series A Directors.

Control Persons

     By virtue of its beneficial ownership of 53% of our outstanding voting stock, Medcare controls us. See "Change of Control." The sole general partner of Medcare is Medcare GP Corp, Inc., or the General Partner. One of our directors, Mr. Lyles, is a limited partner of Medcare and also is the president of the General Partner. Therefore, Mr. Lyles may be deemed to be a beneficial owner of the securities owned by Medcare. Mr. Lyles disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest in those securities (a 5.0% limited partnership interest, equal to 2.7% beneficial ownership interest in our common stock). James R. Leininger, M.D. is a limited partner of Medcare and the sole shareholder of the General Partner and may be deemed to be a beneficial owner of the securities owned by Medcare. Dr. Leininger disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest those securities (a 91.5% limited partnership interest, equal to a 48.6% beneficial ownership interest in our common stock). The business address of Medcare, the General Partner, including its directors and executive officers, and each of Mr. Lyles and Dr. Leininger is 8122 Datapoint Drive, Suite 1000, San Antonio, Texas 78229, and the business telephone number at that address is (210) 614-7051.

     The principal business of Medcare is venture capital investments and the principal business of the General Partner is to act as the general partner of Medcare. Medcare is a Texas limited partnership and the General Partner is a Texas corporation. Medcare has no executive officers or directors.

     James R. Leininger, M.D. is Chairman Emeritus and a member of the board of directors of Kinetic Concepts, Inc., a specialized hospital and intensive care medical equipment manufacturer. Dr. Leininger founded Kinetic Concepts and served as its Chairman of the Board from 1976 until 1997. He has been a private investor since 1997. From January 1990 to November 1994, Dr. Leininger served as President and Chief Executive Officer of Kinetic Concepts. From 1975 until October 1986, Dr. Leininger was a co-director of the Emergency Departments of the Baptist Hospital System in San Antonio. Dr. Leininger was a founding investor in Renal Care Group, a publicly traded renal dialysis company. He also founded a radiology imaging company, National Imaging Affiliates, which was sold to HealthSouth Corporation. He has founded and invested in many other early stage corporations. He serves on the board of directors of BioNumerik Pharmaceuticals, Inc. Dr. Leininger serves on a number of boards of private companies, charitable foundations and one college. Dr. Leininger received a B.A. from Indiana University and an M.D. from Indiana University School of Medicine.

     The executive officers and directors of the General Partner are, and their business experience is, as follows:

     Information concerning the business experience of Thomas W. Lyles, Jr., the President and a director of Medcare GP Corp, Inc., is set forth below under "Directors."

     Cynthia S. Diaz served as corporate counsel of Mission City Management, Inc. from August 1990 until 2001, and in 2001, she was promoted to the position of Deputy General Counsel and Vice President. Ms. Diaz has served as a director and the corporate secretary of Medcare GP Corp, Inc. since 2004.

     Charles A. "Cass" Staffel is a Vice President of Medcare Investment Corporation. He also serves as Vice President of Accounting and Finance for
Mission City Management, Inc. of San Antonio, Texas and as a director and the corporate treasurer of Medcare GP Corp, Inc. Mr. Staffel earned a BBA in accounting from Baylor University in 1974. From 1974 to 1978, he obtained Big 8 and regional public accounting experience with Arthur Anderson & Co. in Houston, Texas and Alford Meroney & Co. in San Antonio. From 1978 to 1982, Mr. Staffel was Treasurer and Chief Financial Officer for Alcor Aviation, Inc. a manufacturer of aircraft instruments and jet fuel test equipment. From 1982 to 1987, he served as Treasurer and Chief Financial Officer of Global Evangelism, Inc., a San Antonio non-profit organization operating the 10,000 member Cornerstone Church and related television stations. From 1988 to 1989, Mr. Staffel was involved in various accounting and consulting projects until joining Mission City Management, Inc. in September of 1989. Mr. Staffel is a Certified Public Accountant.

     Neither Medcare, the General Partner nor Dr Leininger has, nor the General Partner's directors and executive officers have, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Neither Medcare, the General Partner, Dr. Leininger, nor the General Partner's directors and executive officers have, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. Dr. Leininger and all of the directors and executive officers of the General Partner are citizens of the United States.

Directors and Executive Officers

     Our board of directors currently consists of five persons. The following table sets forth information about all of our directors and executive officers, including the period of time they served in these positions with Refocus Ocular (formerly known as Presby Corp) prior to its acquisition by merger of us in March 2003:


Name                            Age                            Office                           Year First Elected
------------------------------ ------- ------------------------------------------------------- ---------------------
Douglas C. Williamson            57    President and Chief Executive Officer                           2005
Mark A. Cox                      54    Vice President, Chief Financial Officer and Secretary           1997
Glen Bradley, Ph.D.              62    Chairman of the Board and Director                              2003
Kenneth N. Elmgren               50    Director                                                        2004
Thomas W. Lyles, Jr.             48    Director                                                        2005
Grady E. Schleier                52    Director                                                        1998

     Directors

     Glen Bradley, Ph.D. became one of our directors and Chairman of our Board of Directors in March 2003. Dr. Bradley was the chief executive officer of CIBA Vision from 1990 until just prior to his retirement in January 2003. CIBA Vision manufactures and markets contact lenses and lens care solutions. He is also a past chairman of the Contact Lens Institute and serves on the boards of directors of Biocure, Inc and Rosedale Medical.

     Kenneth N. Elmgren became one of our directors in May 2004. Mr. Elmgren has served as the managing principal of Beverly Capital, a Dallas, Texas based investment and advisory firm involved in general investment banking, since March 2004. From September 2001 until 2004, Mr. Elmgren was a principal of Wydown Capital, a privately-held investment company involved in general investment banking. From 2000 to 2001, Mr. Elmgren was a managing director of Southwest Securities, Inc., where he provided investment banking services to clients in the telecom industry. From 1994 to 2000, Mr. Elmgren was a managing director of Bank of America Securities, Inc., where he provided investment banking services related to structured finance to clients in various industries.

     Thomas W. Lyles, Jr. has served as a director since March 1, 2005. Mr. Lyles has served as president, since 1998, and general counsel, since 1990, of Mission City Management, Inc. in San Antonio, Texas. Mr. Lyles has also served as president of Medcare Investment Funds since 1991. Mr. Lyles serves as an advisory director to Majesty Hedge Funds.

     Grady E. Schleier has served as a director of Refocus Ocular, Inc. (formerly known as Presby Corp), which became a wholly-owned subsidiary of us in March 2003, since 1998 and joined our Board of Directors in March 2003. Mr. Schleier has been the chief executive officer and co-chairman of Chemlink Laboratories, LLC, or Chemlink, since December 2002. Chemlink is primarily engaged in the development, manufacture and distribution of effervescent tablets and granule formulations for use in cleaning, disinfecting and sterilization applications. From 1999 until joining Chemlink, Mr. Schleier served as the senior vice president, chief financial officer and treasurer of Avatex Corporation. Avatex Corporation filed for relief under Chapter 11 of the United States Bankruptcy Code in December 2002.

     Douglas C. Williamson became one of our directors and Vice-Chairman of our Board of Directors on March 1, 2005. Effective October 10, 2005, Mr. Williamson became our President and Chief Executive Officer. Mr. Williamson, since June 2002, has served as the president and chief executive officer of The Williamson Group, which is engaged in private equity and debt investments, as well as consulting and raising funds for companies in early stage development. Mr. Williamson has also been chairman, president and chief executive officer of Takeout Taxi Holdings, Inc., a restaurant delivery service, since June 2002. Takeout Taxi Holdings, Inc. filed for relief under the United States Bankruptcy Code in October 2003. From October 1989 to June 2002, Mr. Williamson was a senior vice president and managing director of the Venture Capital Group of Bank of America Capital Investors where he was responsible for reviewing, investigating and negotiating equity investments in privately held companies. Mr. Williamson is currently also a member of the board of directors of CallWare Technologies, Inc.

     Executive Officers

     Information concerning the business experience of Douglas C. Williamson is set forth above under "Directors."

     Mark A. Cox. has served as Vice President, Secretary and Chief Financial Officer since July 1997. Prior to joining us, Mr. Cox was Director of Corporate Finance and Assistant Treasurer of FoxMeyer Health Corporation, a NYSE-listed company, from 1992 to 1997. He also held the same titles at FoxMeyer Corporation from 1992 to 1997. Prior to 1992, he served as Treasurer of Enserch Exploration, Inc., the managing general partner of Enserch Exploration Partners, Ltd., a NYSE-listed company, from 1985 to 1991 and in various other management positions with ENSERCH Corporation from 1975 to 1985. Mr. Cox is a Certified Public Accountant in Texas.

     Our officers are elected annually by our Board of Directors at a meeting held following each annual meeting of stockholders, or as necessary and convenient in order to fill vacancies or newly created offices. Each officer serves at the discretion of our Board of Directors. Any officer elected or appointed by our Board of Directors may be removed by our Board of Directors whenever, in its judgment, our best interests will be served, but a removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     To our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of our directors and executive officers is a citizen of the United States.

Certain Relationships and Related Transactions

     Medcare Investment Fund III, Ltd.

     See discussion under "Change in Control" above.

     Terence A. Walts Consulting Agreement

     In connection with Mr. Walts's resignation as our President and Chief Executive Officer and a member of our Board of Directors effective October 10, 2005, we entered into a Consulting and Severance Agreement, or the Consulting Agreement, with Mr. Walts on October 13, 2005, pursuant to which he will provide consulting services to us for one year. Under the Consulting Agreement, we will continue to pay Mr. Walts at his current salary, which is $200,000 annually, until October 10, 2006, or the Consulting Period. In addition, Mr. Walts will be entitled to continue to receive his current benefits during the Consulting Period; provided, however, if we are prohibited under any applicable benefit plan from providing that benefit, we will pay Mr. Walts an amount equal to what it would otherwise have paid to provide that benefit. Any options to purchase shares of our common stock, to the extent vested on October 10, 2005, will remain exercisable for a period of one year, but will be extended at that time, subject to certain conditions, such that those vested options may be exercised prior to the stated termination date for that option. All unvested options to purchase our common stock on October 10, 2005, terminated as of that date. The Consulting Agreement also includes provisions relating to confidentiality, non-solicitation, non-disparagement, mutual releases and non-competition.

     Convertible Debt

     On October 8, 2004, as part of a private placement of convertible debt, Mr. Walts, our former Chief Executive Officer and relatives of his, Mr. Cox, our current Chief Financial Officer, Mr. Bradley, one of our current directors, Mr. David Williams, one of our former directors, and our controller purchased $135,000 of the $510,000 of notes issued in 2004. These investors also received warrants to purchaser 135,000 shares of our common stock at $0.22 per share that expire in five years. The notes were automatically converted into 565,560 shares of common stock on March 1, 2005 as a result of the private placement that occurred on that date.

     CIBA Transactions

     In March 2002, CIBA Vision AG, or CIBA, and we entered into an agreement, or the CIBA Agreement, pursuant to which CIBA obtained an exclusive license to our patents related to the treatment of presbyopia, ocular hypertension and primary open angle glaucoma in international markets. CIBA also had the right in the CIBA Agreement to acquire a license for our patents in the United States. We were entitled to receive a percentage royalty on CIBA's worldwide sales of the PresVIEW Scleral Implant and related products under the CIBA Agreement. Upon entering into the CIBA Agreement, CIBA paid us a $2.0 million advance royalty and was committed to purchase equity interests in us if we obtained certain other investments from third-parties. Simultaneously with our receipt of third-party investments in March 2003, CIBA purchased 625,000 shares of our common stock and a warrant to purchase 312,500 shares of our common stock at an exercise price of $2.50 per share for an aggregate purchase price of $1.25 million.

     The CIBA Agreement was terminated in January 2004 pursuant to the License Transfer and Transition Services Agreement, or Transfer Agreement, that we entered into with CIBA. Pursuant to the Transfer Agreement, we reacquired all worldwide license rights to our patents that were granted to CIBA under the CIBA Agreement, and CIBA was released from all future financial commitments, including its obligations associated with manufacturing, marketing, distribution and regulatory matters. Under the Transfer Agreement, CIBA agreed to provide us with certain transition services during 2004. These transition services helped us transfer the manufacturing, distribution and marketing functions back to us from CIBA.

     In exchange for the acquisition of CIBA's license rights, the forgiveness of the $2.0 million prepaid royalty we received under the CIBA Agreement and the transition services to be performed by CIBA under the Transfer Agreement, we agreed to pay CIBA an aggregate of $3.0 million in twelve quarterly installments commencing in the first calendar quarter of 2006. We, however, were entitled to prepay and extinguish our payment obligations by paying an aggregate amount of $2 million to CIBA prior to January 1, 2006. Under the Transfer Agreement, CIBA returned the warrant to purchase 312,500 shares of our common stock that it acquired in March 2003, while it retained the 625,000 shares of common stock that it acquired at the same time. The shares of common stock, however, are subject to certain restrictions on their transfer. CIBA also agreed to certain restrictions on their ability to solicit proxies for a period of two years.

     In February 2005, we entered into an amendment to the Transfer Agreement. Under the amended terms of the Transfer Agreement, the $3.0 million due in quarterly installments has been replaced by a 4% royalty on all products that were formerly covered by CIBA's license up to a maximum aggregate royalty payment to CIBA of $3.25 million. If an aggregate of $3.25 million has not paid to CIBA by December 31, 2009, we are required to remit the difference in the maximum amount due and the aggregate paid to CIBA in February 2010. We can still remit an aggregate of $2 million to CIBA prior to January 1, 2006 to extinguish our liability.

     Terence A. Walts, a former director and our former President and Chief Executive Officer, is a former CIBA Vision employee. Further, Glen Bradley, Ph.D., a director, was the chief executive officer of CIBA Vision until just prior to his retirement in January 2003.

     Avatex Liquidating Trust

     Prior to January 2003, we subleased approximately 4,100 square feet from Avatex Corporation, or Avatex, a substantial holder of our common stock. Avatex leased the office space for its own headquarters in the same building. Avatex did not make a profit on the lease and charged us only the market-based lease cost billed from the building's property manager. Due to the downsizing of our operations during 2002 as a result of the CIBA Agreement, we needed less office space. We negotiated a settlement of the amount due for the remainder of the term of the lease, which would have expired in December 2003. In July 2003, substantially all of the assets of Avatex were transferred to the Avatex Liquidating Trust.

     Abbey J. Butler and Melvyn J. Estrin, both former members of our Board of Directors, each served as co-chairman of the board of Avatex from March 1991 until December 2002 and co-chief executive officer of Avatex from October 1991 until December 2002. Grady E. Schleier, a member of our Board of Directors, served as the senior vice president of Avatex from 1999 until December 2002 and as vice president and treasurer of Avatex from 1995 until 1999.

     Ronald A. Schachar, M.D., Ph.D

     Dr. Schachar is a substantial holder of our common stock and the founder and former chairman, chief executive officer and chief scientist of Refocus Ocular, Inc. (formerly known as Presby Corp), which is one a wholly-owned subsidiary of ours. On February 25, 2003, Dr. Schachar and we entered into a Severance, Release and Consulting Agreement. In accordance with this agreement, Dr. Schachar resigned as an employee, officer and director of Refocus Ocular, Inc. on March 6, 2003. We agreed to retain Dr. Schachar as a consultant for a period of up to five years, and he agreed not to compete with us during that time. Dr. Schachar will assist us in conducting research and development on our products for the treatment of age-related macular degeneration for the initial two years of this agreement and will assist us in the maintenance of our patent portfolio and other matters for the entire term of the agreement. Dr. Schachar was paid $950,000 between March 2003 and March 2005 of an aggregate of $1.75 million due over the consulting period. The timing of the remaining $800,000 due in years three through five is partially dependent on our profitability in those years; however, Dr. Schachar is guaranteed to receive a minimum of $250,000, but not more than $400,000, for each of the third and fourth years, with the remainder, if any, to be paid in the fifth year.

     As security for the payment of his consulting fees, we granted Dr. Schachar a non-exclusive security interest in certain of our patent rights relating to the Single Element Variable Focus Lens and macular degeneration device. Dr. Schachar also received from us an assignment of our patents for the macular degeneration device outside the United States.

     Prior to September 2003, we leased a 4,000 square foot building in Denison, Texas from Dr. Schachar. We constructed our clean room facility in the leased building and made total leasehold improvements of approximately $35,000. We leased the facility on a month-to-month basis for $4,000 per month, the approximate fair market rent. This lease was terminated August 31, 2003.

     Bridge Loan

     On February 26, 2003, Mr. Walts, our former President and Chief Executive Officer and a former director, Mr. Schleier, C.B. Equities Retirement Trust, an entity for which Mr. Butler, a former director, serves as trustee and St. Elizabeth's Hospital, Inc., an entity controlled by Mr. Estrin, a former director, made a loan to us of $187,500 aggregate principal amount. The loan was evidenced by promissory notes that were unsecured and bore interest at a rate of 12% per annum. Upon consummation of a private placement on March 6, 2003, $162,500 aggregate principal amount of these promissory notes were used to purchase units in the private placement at $2.00 per unit. Each unit consisted of one share of our common stock and a warrant to purchase one-half of a share of our common stock at $2.50 per share.

     Other Matters

     In connection with the conversion of Refocus Ocular, Inc.'s Series B convertible preferred stock into Refocus Ocular, Inc. common stock prior to the merger in March 2003, we agreed to appoint and nominate Messrs. Butler and Estrin, former directors of ours, and Mr. Schleier, a current director, to our Board of Directors.

                                 STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

     The following table sets forth information regarding our voting securities, including the number of shares of our common stock and voting convertible preferred stock beneficially owned on October 26, 2005, and shares of our common stock after giving effect to the Reverse/Forward Stock Split, by any person or "group," as that term is used in Section 13(d)(3) of Exchange Act, known to us to beneficially own more than five percent of the outstanding shares of our common and voting convertible preferred stock.


                                             Common Stock Ownership
                                            Prior to Giving Effect to      Common Stock Ownership
                                            the Reverse/Forward Stock    After Giving Effect to the      Convertible Preferred
                                                      Split              Reverse/Forward Stock Split             Stock
                                            ---------------------------  ----------------------------    ------------------------
                                              Amount and                    Amount and                    Amount and
                                              Nature of        Percent      Nature of      Percent        Nature of      Percent
         Name and Address                     Beneficial         of         Beneficial        of          Beneficial       of
       of Beneficial Owner                    Ownership       Class (1)     Ownership      Class (2)      Ownership     Class (1)
---------------------------------------------------------------------------------------------------------------------------------
Avatex Liquidating Trust                     2,579,570(3)       10.5%       2,579,570(3)       10.6%            --            --
6422 Riverview Lane
Dallas, Texas 75248

BTR Global Arbitrage Trading Limited         1,875,000(4)        7.4%       1,875,000(4)        7.5%            --            --
P. O. Box 1234 GT
Queensgate  House,  Georgetown
Grand  Cayman,  Grand  Cayman Islands

Melvyn J. Estrin                             1,350,924(5)        5.4%       1,350,924(5)        5.5%            --            --
7200 Wisconsin Avenue, Suite 600
Bethesda, Maryland 20814

Medcare Investment Fund III, Ltd.          41,333,400(6)        62.6%      41,333,400(6)       62.9%       413,334(6)     100.0%
8122 Datapoint Drive, Suite 1000
San Antonio, Texas 78229

Ronald A. Schachar, M.D., Ph.D.              4,474,768(7)       18.1%       4,474,768(7)       18.3%            --            --
10010 Lennox Lane
Dallas, Texas 75229

Terence A. Walts                             1,567,430(8)        6.0%       1,567,430(8)        6.1%            --            --
10300 North Central Expressway
 Suite 104
Dallas, Texas 75231

EH&P Investments AG                          1,275,000(9)        5.1%       1,275,000(9)        5.1%            --            --
Burglister 6, P.O. Box 465
8027 Zurich, Switzerland

          ----------------------------------
(1) The calculation is based, for common stock, upon 24,669,105 shares of common stock outstanding on October 26, 2005, and for preferred stock, upon 280,000 shares of Series A Convertible Preferred Stock outstanding on October 26, 2005. The shares issuable under instruments to purchase our common or preferred stock that are currently exercisable within 60 days of October 26, 2005, are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

(2) The calculation is based upon 24,416,117 shares of common stock outstanding immediately after giving effect to the Reverse/Forward Stock Split. The shares issuable under instruments to purchase our common or preferred stock that are currently exercisable within 60 days of October 26, 2005, are treated as if outstanding for purposes of computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

(3) Based upon a Schedule 13G filed on March 13, 2003, and other information known to us. Includes 15,000 shares of common stock acquirable pursuant to the exercise of warrants.

(4) Includes 1,000,000 shares of common stock registered in the name of Lehman Brothers International Europe - Salida Capital and 250,000 shares of common stock registered in the name of Roytor & Co. Additionally, includes 500,000 shares and 125,000 shares acquirable pursuant to the exercise of warrants registered in the names of Lehman Brothers International Europe - Salida Capital and Roytor & Co., respectively.

(5) Includes 918,297 shares of common stock held by Estrin New Ventures, LLC and 187,500 shares held by St. Elizabeth's Hospital, Inc., entities owned and controlled by Mr. Estrin. Includes 31,250 shares held by Lemer Grandchildren Irrevocable Intervivos Trust, of which Mr. Estrin serves as trustee. Includes 93,750 and 15,625 shares of common stock acquirable pursuant to the exercise of warrants held by St. Elizabeth's Hospital, Inc. and Lemer Grandchildren Irrevocable Intervivos Trust, respectively. Further, includes 69,667 shares of common stock acquirable pursuant to the exercise of vested stock options.

(6) Based upon a Schedule 13D filed on March 10, 2005, and other information known to us. Medcare is the direct beneficial owner of 280,000 shares of our Series A-1 Convertible Preferred Stock. The Series A-1 Convertible Preferred Stock was the first of three tranches (Series A-1, Series A-2 and Series A-3) of Series A Convertible Preferred Stock that are acquirable by Medcare under a Securities Purchase Agreement, dated March 1, 2005 (See "Change in Control" above). Each of these tranches of the Series A Convertible Preferred Stock has the same voting rights as our common stock on an equivalent, as-converted basis on matters on which our common stockholders may vote. The Series A-1 Convertible Preferred Stock owned by Medcare has the equivalent voting rights of 28,000,000 shares of our common stock, and can be converted into that same number of shares of our common stock at any time by Medcare (subject to customary anti-dilution adjustments). In addition, Medcare acquired a warrant to purchase 133,334 shares of Series A-3 Convertible Preferred Stock on March 1, 2005. The warrant is exercisable at any time prior to its expiration date of February 28, 2007. The Series A-3 Convertible Preferred Stock acquirable by Medcare has the equivalent voting rights of 13,333,400 shares of our common stock and can be converted into that same number of shares of our common stock at any time (subject to customary anti-dilution adjustments) after the shares of Series A-3 Convertible Preferred Stock are acquired by exercise of the warrant. Subject to the satisfaction of certain conditions precedent, Medcare has committed to purchase 280,000 shares of our Series A-2 Convertible Preferred Stock in accordance with the terms of the Securities Purchase Agreement. As of October 26, 2005, the Company had received authorization in writing from the FDA to commence its Phase III clinical trials for the treatment of presbyopia, which is a condition precedent to this purchase; however, Medcare is not obligated to purchase the shares of Series A-2 Convertible Preferred Stock prior to March 1, 2006. The Series A-2 Convertible Preferred Stock have the equivalent voting rights of, and are convertible into, 28,000,000 shares of our common stock (subject to customary anti-dilution adjustments). In this table, the amount of preferred  stock  held  by  Medcare  includes  the  shares  of  Series  A-1
     Convertible Preferred Stock and the shares of Series A-3 Convertible Preferred Stock acquirable within 60 days of October 26, 2005, by the exercise of the warrant and excludes the shares of Series A-2 Convertible Preferred Stock acquirable pursuant to the Securities Purchase Agreement. The amount of shares of common stock held by Medcare includes the shares that are acquirable within 60 days of October 26, 2005, by exercise of the warrant and the conversion of all Series A-1 and Series A-3 Convertible Preferred Stock held into common stock and excludes the number of shares of common stock issuable upon the conversion of the Series A-2 Convertible Preferred Stock acquirable by Medcare pursuant to the Securities Purchase Agreement. The aggregate amount of shares of common stock that could be beneficially owned as a result of the acquisition and conversion of Medcare's holdings is 69,333,400 shares of our common stock, which would represent a 73.8% and 74.0% beneficial interest immediately prior to the Reverse/Forward Stock Split and immediately after giving effect to the Reverse/Forward Stock Split, respectively . Medcare GP Corp, Inc. is the general partner of Medcare (the "General Partner") and may also be deemed to have beneficial ownership of the securities owned by Medcare. The General Partner disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein. One of our directors, Thomas W. Lyles, Jr. is a limited partner of Medcare and also is the president of the General Partner. Therefore, Mr. Lyles may be deemed to be a beneficial owner of the securities owned by Medcare. Mr. Lyles disclaims beneficial ownership of these securities, except to the extent to his pecuniary interest therein (a 5.0% limited partnership interest, equal to a 2.7% beneficial ownership interest in our common stock). James R. Leininger, M.D. is a limited partner of Medcare and the sole shareholder of the General Partner and may be deemed to be a beneficial owner of the securities owned by Medcare. Dr. Leininger disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein (a 91.5% limited partnership interest, equal to a 48.6% beneficial ownership interest in our common stock). In addition, pursuant to the Securities Purchase Agreement, Medcare has the right to elect one-half of the members of our Board of Directors. Exercising this right, Medcare appointed Mr. Lyles and Douglas C. Williamson to our Board of Directors on March 1, 2005.

(7) Based upon a Schedule 13D filed on March 17, 2003, and other information known to us. Includes 294,394 shares of common stock held in trust for the benefit of Dr. Schachar's minor children, the trustee of which is Dr. Schachar's wife. Excludes 441,591 shares of common stock held by Dr. Schachar's three other children that are over 18 years of age, all of which Dr. Schachar does not beneficially own.

(8) Includes 91,250 shares of common stock acquirable pursuant to the exercise of warrants and 1,217,053 shares of common stock acquirable pursuant to the exercise of vested stock options.

(9)  Includes  220,000  shares of common stock  registered in the name of Rush &
     Co. and 30,000 shares of common stock registered in the name of Brown Brothers Harriman & Co. Additionally, includes 300,000 shares of common stock acquirable pursuant to the exercise of warrants held of record and 110,000 shares and 15,000 shares of common stock acquirable pursuant to the exercise of warrants registered in the names of Rush & Co. and Brown Brothers Harriman & Co., respectively.

Security Ownership of Management

     The following table sets forth information regarding the number of shares of our voting common and preferred stock beneficially owned on October 26, 2005, and after giving effect to the Reverse/Forward Stock Split, by each of our directors and each of our executive officers and all of our directors and executive officers as a group. Except as otherwise set forth below, the address of each of the persons listed below is c/o Refocus Group, Inc., 10300 North Central Expressway, Suite 104, Dallas, TX 75231.

                                             Common Stock Ownership
                                            Prior to Giving Effect to      Common Stock Ownership
                                            the Reverse/Forward Stock    After Giving Effect to the      Convertible Preferred
                                                      Split              Reverse/Forward Stock Split             Stock
                                            ---------------------------  ----------------------------    ------------------------
                                              Amount and                    Amount and                    Amount and
                                              Nature of        Percent      Nature of      Percent        Nature of      Percent
         Name and Address                     Beneficial         of         Beneficial        of          Beneficial       of
       of Beneficial Owner                    Ownership(1)     Class(2)     Ownership(1)    Class(3)      Ownership(1)   Class(2)
---------------------------------------------------------------------------------------------------------------------------------
Glen Bradley, Ph.D.                            429,200(4)       1.7%         429,200(4)       1.7%           --              --
2505 Anthem Village Dr., Ste
E-528
Henderson, Nevada 89052

Mark A. Cox                                    550,554(5)       2.2%         550,554(5)       2.2%           --              --

Kenneth N. Elmgren                              20,000(6)        *            20,000(6)         *            --              --
3325 Beverly Drive
Dallas, Texas 75205

Thomas W. Lyles, Jr.                        41,333,400(7)      62.6%      41,333,400(7)      62.9%      413,334(7)       100.0%
8122 Datapoint Drive, Suite 1000
San Antonio, Texas 78229

Grady E. Schleier                              270,563(8)       1.1%         270,563(8)       1.1%           --              --
4416 Stanhope
Dallas, Texas 75205

Douglas C. Williamson                                0(9)        *                 0(9)         *            --              --
1291 Bradford Drive
Coppell, Texas 75019

Directors and Executive
Officers as a Group                         42,603,717(10)     63.9%      42,603,717(10)     64.1%      413,334(10)       100.0%

------------------------------------
* Less than 1%

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days of October 26, 2005, by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Based upon 24,669,105 shares of common stock outstanding and 280,000 shares of Series A Convertible Preferred Stock outstanding on October 26, 2005. The shares issuable under instruments to purchase our common or preferred stock that are currently exercisable within 60 days of October 26, 2005, are treated as if outstanding for purposes of computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Does not include options granted on May 12, 2005, that are subject to stockholder approval of an amendment to the Amended and Restated Presby Corp 1997 Stock Option Plan, or the Plan, to increase the number of authorized shares available under the Plan.

(3) The calculation is based upon 24,416,117 shares of common stock outstanding immediately after giving effect to the Reverse/Forward Stock Split. The shares issuable under instruments to purchase our common or preferred stock that are currently exercisable within 60 days of October 26, 2005, are treated as if outstanding for purposes of computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Does not include options granted on May 12, 2005, that are subject to stockholder approval of an amendment to the Plan to increase the number of authorized shares available under the Plan.

(4) Includes 125,000 shares of common stock held by C. Glendon Bradley Living Trust and 104,734 shares of common stock held by the Bradley Family Trust, both of which Dr. Bradley serves as the trustee. Also includes 62,500 shares of common stock acquirable pursuant to the exercise of warrants held by C. Glendon Bradley Living Trust and 25,000 shares of common stock acquirable pursuant to the exercise of a warrant held by the Bradley Family Trust. Further, includes 70,000 shares of common stock acquirable pursuant to the exercise of vested stock options. Excludes a stock option granted May 12, 2005, to purchase 200,000 shares of common stock, which is subject to stockholder approval of an amendment to the Plan. If this option had been granted effective May 12, 2005, Dr. Bradley would have the right to purchase 50,000 shares of common stock immediately. This would have resulted in beneficial ownership of 479,200 shares of common stock, or 1.9% beneficial ownership, both prior and after giving effect to the Reverse/Forward Stock Split.

(5) Includes 398,981 shares of common stock acquirable pursuant to the exercise of vested stock options and 10,000 shares of common stock acquirable pursuant to the exercise of a warrant. Includes 5,000 shares of common stock held by Mr. Cox's son. Mr. Cox has unvested stock options to acquire 338,012 shares of common stock at October 26, 2005, which will not vest within 60 days of October 26, 2005. Excludes a stock option granted May 12, 2005, to purchase 1,000,000 shares of common stock, which is subject to stockholder approval of an amendment to the Plan. Of the 1,000,000 shares of common stock acquirable, 333,334 shares of common stock are available for immediate award, subject to vesting requirements, with the remainder issuable upon the satisfaction of certain milestones. If this option had been granted effective May 12, 2005, Mr. Cox would have the right to purchase 83,333 shares of common stock immediately. This would have resulted in beneficial ownership of 633,887 shares of common stock, or 2.5% beneficial ownership, both prior and after giving effect to the Reverse/Forward Stock Split.

(6) Includes 20,000 shares of common stock acquirable pursuant to the exercise of vested stock options. Excludes a stock option granted May 12, 2005, to purchase 250,000 shares of common stock, which is subject to stockholder approval of an amendment to the Plan. If this option had been granted effective May 12, 2005, Mr. Elmgren would have the right to purchase 62,500 shares of common stock immediately. This would have resulted in beneficial ownership of 82,500 shares of common stock, or less than 1.0% beneficial ownership, both prior and after giving effect to the Reverse/Forward Stock Split.

(7) The number of shares of convertible preferred stock includes 280,000 shares of Series A-1 convertible preferred stock owned by Medcare at October 26, 2005 and 133,334 shares of Series A-3 convertible preferred stock acquirable within 60 days of October 26, 2005, by the exercise of a warrant held by Medcare. Excludes 280,000 shares of Series A-2 convertible preferred stock acquirable by Medcare pursuant to the Securities Purchase Agreement. See footnote 5 in "Security Ownership of Certain Beneficial Owners" above for a more detailed description. Mr. Lyles is a limited partner in Medcare, the president of Medcare's general partner and a representative of Medcare on our board of directors and, therefore, may be deemed to be a beneficial owner of the securities owned by Medcare. Mr. Lyles disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein (a 5.0% limited partnership interest, which equates to a 2.7% beneficial ownership interest in our common stock). The number of shares of common stock above includes the shares of common stock into which the Series A-1 and Series A-3 convertible preferred stock may be converted and excludes the number of shares of common stock into which the Series A-2 convertible preferred stock may be converted.

(8) Includes 3,125 shares of common stock acquirable pursuant to the exercise of a warrant and 130,000 shares of common stock acquirable pursuant to the exercise of vested stock options. Excludes a stock option granted May 12,

     2005, to purchase 200,000 shares of common stock, which is subject to stockholder approval of an amendment to the Plan. If this option had been granted effective May 12, 2005, Mr. Schleier would have the right to purchase 50,000 shares of common stock immediately. This would have resulted in beneficial ownership of 320,563 shares of common stock, or 1.3% beneficial ownership, both prior and after giving effect to the Reverse/Forward Stock Split.

(9) Mr. Williamson, currently our President and Chief Executive Officer, is one of the directors appointed by Medcare on March 1, 2005. Mr. Williamson disclaims any beneficial ownership in the securities held by Medcare. Excludes a stock option granted May 12, 2005, to purchase 950,000 shares of common stock, which is subject to stockholder approval of an amendment to the Plan. If this option had been granted effective May 12, 2005, Mr. Williamson would have the right to purchase 237,500 shares of common stock immediately. This would have resulted in beneficial ownership of 237,500 shares of common stock, or 1.0% beneficial ownership, both prior and after giving effect to the Reverse/Forward Stock Split.


(10) Common stock: Represents six persons and includes 618,981 shares acquirable pursuant to the exercise of vested stock options, 100,625 shares of common stock acquirable pursuant to the exercise of warrants and 41,333,400 shares of common stock acquirable upon the conversion of the Series A-1 and Series A-3 convertible preferred stock. There are unvested stock options outstanding at October 26, 2005, to purchase 338,012 shares of common stock, which are not exercisable within 60 days of October 26, 2005. Excludes 28,000,000 shares of common stock issuable upon conversion of the Series A-2 convertible preferred stock acquirable by Medcare pursuant to the Securities Purchase Agreement. Also excludes stock options granted May 12, 2005, to purchase 2,600,000 shares of common stock, which are subject to stockholder approval of an amendment to the Plan. If these options had been granted effective May 12, 2005, options to purchase 483,333 shares of common stock would have immediately vested. This would have resulted in beneficial ownership of 43,087,050 shares of common stock, or 64.1% and 64.4% beneficial ownership immediately prior to the Reverse/Forward Stock Split and immediately after giving effect to the Reverse/Forward Stock Split, respectively. Preferred stock: Represents six persons and includes 133,334 shares of Series A-3 convertible preferred stock acquirable pursuant to the exercise of a warrant. Excludes 280,000 shares of Series A-2 convertible preferred stock acquirable pursuant to a right granted in the Securities Purchase Agreement.

                    COSTS OF THE REVERSE/FORWARD STOCK SPLIT

     The repurchase of Cashed Out Stockholders' fractional shares resulting from the Reverse/Forward Stock Split is estimated to cost approximately $88,546, plus transactional costs of $150,000. The following is an estimate of the costs incurred, or expected to be incurred, by us in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be greater than the estimates shown below.

Aggregate purchase price payable to Cashed Out Stockholders(1)     $    88,546
Fairness Opinion                                                        25,000
Legal                                                                  100,000
Accounting                                                              15,000
Transfer Agent                                                           5,000
Filing, Printing, Mailing and Miscellaneous                              5,000
         TOTAL                                                     $   238,546
-----------------
(1) Based on the number of shares anticipated to be purchased from our stockholders of record and NOBO stockholders (252,988 shares). Excludes shares, if any, to be purchased from OBO stockholders.

We intend to use our available working capital to pay the costs of the Reverse/Forward Stock Split.

                                 OTHER BUSINESS

     We are not soliciting written consents for any other business to be acted upon other than that which is explained in this Consent Solicitation Statement.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Included in this Notice and Consent Solicitation Statement, exhibits and associated documents are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties, and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors.

              FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

     We are currently subject to the reporting requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document filed by us with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. Our SEC filings also are available to the public at the SEC's web site at http://www.sec.gov.

     We have enclosed with this Consent Solicitation Statement the following documents, which have been filed by us with the SEC under the Exchange Act and are incorporated herein by reference:

     o Our Annual Report on Form 10-KSB for fiscal year ended December 31, 2004, including audited financial information; and

     o    Our  Quarterly  Report on Form 10-QSB for the  quarter  ended June 30,
          2005.

     Unaudited pro forma information regarding the effect of the Reverse/Forward Stock Split for the fiscal year ended December 31, 2004, and for the six months ended June 30, 2005, is attached to this Consent Solicitation Statement as Annex C.

                      ADDITIONAL INFORMATION AND QUESTIONS

     If you have any questions, concerns or need more information about the solicitation of written consents, you may contact:

                                 Mr. Mark A. Cox
                                    Secretary
                    10300 North Central Expressway, Suite 104
                               Dallas, Texas 75231


  You also may call us at (214) 368-0200 or email us at info@refocus-group.com.

                                                              PRELIMINARY COPY

                                     ANNEX A

------------------------------------------------------------------------------

                                                 REFOCUS GROUP, INC.
                                     10300 NORTH CENTRAL EXPRESSWAY, SUITE 104
    CONSENT CARD                                 DALLAS, TEXAS 75231
------------------------------------------------------------------------------

     The undersigned, a stockholder of record of Refocus Group, Inc. on October 14, 2005, hereby executes this consent card, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of common stock and Series A Convertible Preferred Stock, par value $0.0001 per share, of Refocus Group, Inc. held by the undersigned, as indicated below, to the following action, without prior notice and without a vote.

1. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-2,000 REVERSE STOCK SPLIT, SUCH THAT STOCKHOLDERS OWNING LESS THAN 2,000 SHARES OF COMMON STOCK IMMEDIATELY PRIOR TO THE REVERSE STOCK SPLIT WILL HAVE THOSE SHARES CANCELED AND CONVERTED INTO THE RIGHT TO RECEIVE THE CASH CONSIDERATION IN THE AMOUNT OF $0.35 PER PRE-SPLIT SHARE.

     |_|  CONSENT TO           |_|  WITHHOLD CONSENT             |_|  ABSTAIN

2. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A 2,000-FOR-1 FORWARD STOCK SPLIT FOLLOWING THE REVERSE STOCK SPLIT.*

     |_|  CONSENT TO           |_|  WITHHOLD CONSENT             |_|  ABSTAIN

* If Proposal One is not approved by stockholders, Proposal Two will be withdrawn.

             PLEASE SIGN, DATE AND RETURN THIS CONSENT CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

If this Consent Card is signed, dated and delivered to Refocus Group, Inc. with no designation by the undersigned, this Consent Card will constitute the stockholder's consent to, and approval of, the amendments to the Certificate of Incorporation of Refocus Group, Inc. This Consent may be revoked at any time prior to the earlier of December 13, 2005, or until Refocus Group, Inc. receives unrevoked consents from stockholders holding the requisite number of shares entitled to vote on, and approve, these matters.

                              Dated: _____________________, 2005

                              Please  sign  exactly  as name  appears  on  stock
                              certificate. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, limited liability company or other entity, please sign in partnership name, limited liability company name, or the name of such other entity, respectively, by an authorized person.

                              ________________________________________________
                              Signature

                              ________________________________________________
                              Printed Name

                              ________________________________________________
                              Title

    This Consent is solicited by Refocus' Board of Directors and the matters set forth herein were proposed by Refocus.

                                                                        ANNEX B

                         THIRD CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION OF
                               REFOCUS GROUP, INC.

     REFOCUS  GROUP,  INC., a corporation  organized  and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation:

          RESOLVED, that upon approval by the requisite vote of the stockholders entitled to vote and the filing of the requisite certificate of amendment to the Corporation's Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, the first paragraph of Section 1 of Article 4 of the Corporation's Certificate of Incorporation, as amended, be amended to read in its entirety as follows:

          "4. Each one (1) share of common stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-two thousandth (1/2000) of a fully-paid and non-assessable share of common stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than 2,000 shares of common stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares to such holders, such fractional shares shall be cancelled and converted into the right to receive the cash payment of $0.35 per share on a pre-split basis to each stockholder owning fewer than 2,000 shares immediately prior to the effective time of this amendment."

          SECOND: That this Certificate of Amendment has been approved by the Corporation pursuant to a resolution of its Board of Directors and duly adopted by a majority of the shares outstanding to vote thereon. This Certificate of Amendment was duly adopted according to the provisions of Sections 242 and 228 of the Delaware General Corporation Law.

          THIRD: That this Certificate of Amendment shall become effective at 6:00 p.m. central time on [ ], 2005, in accordance with the applicable provisions of Section 103 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Refocus Group, Inc. has caused this Certificate of Amendment to be signed by its Secretary this ______ day of __________________, 2005.

                                           REFOCUS GROUP, INC.

                                           By:________________________________
                                           Name:______________________________
                                           Title:_____________________________

                         FOURTH CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION OF
                               REFOCUS GROUP, INC.

     REFOCUS  GROUP,  INC., a corporation  organized  and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation:

          RESOLVED, that upon approval by the requisite vote of the stockholders entitled to vote, and the filing of the requisite certificate of amendment to the Corporation's Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, the first paragraph of Section 1 of Article 4 of the Corporation's Certificate of Incorporation, as amended, be amended to read in its entirety as follows:

          "4. Each one (1) share of common stock, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share held by any stockholder and each fractional interest held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be, and hereby is, automatically reclassified and changed (without any further act) into two thousand (2,000) fully-paid and nonassessable shares of common stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 1 to 2,000 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued."

          SECOND: That this Certificate of Amendment has been approved by the Corporation pursuant to a resolution of its Board of Directors and duly adopted by a majority of the shares outstanding to vote thereon. This Certificate of Amendment was duly adopted according to the provisions of Sections 242 and 228 of the Delaware General Corporation Law.

          THIRD: That this Certificate of Amendment shall become effective at 6:01 p.m. central time on [ ], 2005, in accordance with the applicable provisions of Section 103 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Refocus Group, Inc. has caused this Certificate of Amendment to be signed by its Secretary this ______ day of __________________, 2005.

                                           REFOCUS GROUP, INC.


                                           By:________________________________
                                           Name:______________________________
                                           Title:_____________________________

                                                                    ANNEX C

                         PRO FORMA FINANCIAL INFORMATION


     The audited financial statements of the Company for the year ended December 31, 2004, and the Company's unaudited financial statements as of, and for, the six months ended June 30, 2005, have previously been filed with the Securities and Exchange Commission on Form 10-KSB and Form 10-QSB, respectively. The unaudited pro forma financial information presented is based on the estimates and information set forth herein and has been prepared utilizing the audited financial statements and notes thereto appearing in the Company's Form 10-KSB for the year ended December 31, 2004, and the Company's unaudited financial statements and notes thereto appearing in the Company's Form 10-QSB for the six months ended June 30, 2005. The unaudited pro forma financial information should be read in conjunction with the historical audited and unaudited financial statements of the Company, including the related notes thereto.

     The following unaudited pro forma financial information of the Company is presented to give effect to a 1-for-2,000 reverse stock split, a stock purchase by the Company from any stockholder then owning less than one share, followed by a 2,000-for-1 forward split, as described in "Proposal No. 1. - Reverse Stock Split" and "Proposal No. 2 - Forward Stock Split." Pursuant to the reverse stock split, each 2,000 shares of common stock outstanding will be converted into one share of common stock. After the reverse stock split, any stockholder then owning less than one share of stock will have their stock purchased by the Company for a price of $0.35 per share on a pre-split share basis. After the stock purchase, the Company will effect a 2,000-for-1 forward split in which each share of common stock then outstanding will be converted into 2,000 shares of common stock. Accordingly, all stockholders who do not have their shares purchased by the Company will own the same number of shares before and after the reverse and forward splits are completed.

     As required by Rule 11-02 of Regulation S-X, the Company's unaudited pro forma statements of operations for the six months ended June 30, 2005, and for the year ended December 31, 2004, have been prepared as if the reverse and forward stock splits and the stock purchase occurred on January 1, 2005 and 2004, respectively. The Company's unaudited pro forma balance sheet as of June 30, 2005, has been prepared as if the reverse and forward stock splits and the stock purchase occurred on June 30, 2005.

     The accompanying financial statements are unaudited and are not necessarily indicative of the results that would have occurred if the transaction had occurred on January 1 of each year, or any particular date thereafter, nor do they purport to represent the financial position or results of operations that may be achieved by the Company in future periods.

     For purposes of the accompanying financial statements, "NOBO" stockholders mean non-objecting beneficial owners, which are stockholders who hold their shares in street name and who have agreed to identify themselves; and "OBO" stockholders mean objecting beneficial owners, which are stockholders who hold their shares in street name and who have not identified themselves.

                   REFOCUS GROUP, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                                  June 30, 2005
                                   (Unaudited)

                                                                                  As reported   Adjustments   Pro forma
                                                                                 ------------  ------------  -------------
    ASSETS

    Current Assets
          Cash and cash equivalents                                               $4,510,627    $ (238,546)    $4,272,081
          Accounts receivable - other                                                     31                           31
          Inventory                                                                   18,645                       18,645
          Prepaid expenses                                                           343,107                      343,107
                                                                                 ------------                -------------
               Total current assets                                                4,872,410                    4,633,864
    Property and Equipment - net                                                       5,009                        5,009
    Patent Costs - net                                                             1,044,699                    1,044,699
    Non-Compete Agreement - net                                                      325,472                      325,472
    Prepaid Consulting Expense                                                        41,113                       41,113
                                                                                 ------------                -------------
    Total Assets                                                                  $6,288,703                   $6,050,157
                                                                                 ============                =============

    LIABILITIES & SHAREHOLDERS' EQUITY (DEFICIENCY)

    Current Liabilities
          Accounts payable                                                         $ 412,991                    $ 412,991
          Accrued expenses                                                           235,412                      235,412
          Current portion of separation and consulting agreement                     256,000                      256,000
          Customer deposits                                                           23,000                       23,000
                                                                                 ------------                -------------
               Total current liabilities                                             927,403                      927,403
    Long-Term Liabilities
          Separation and consulting agreement                                        407,293                      407,293
          CIBA obligation                                                          2,000,000                    2,000,000
                                                                                 ------------                -------------
               Total long-term liabilities                                         2,407,293                    2,407,293

    Series A Convertible  Preferred Stock  (conditionally  redeemable) - 760,000 shares authorized; 280,000 shares issued:
          Series A-1 convertible preferred stock                                   4,910,376                    4,910,376
          Warrant and option to purchase Series A convertible preferred stock      1,890,344                    1,890,344
                                                                                 ------------                -------------
                                                                                   6,800,720                    6,800,720
    Commitments and Contingencies                                                          -                            -
    Shareholders' Equity (Deficiency):
          Preferred stock: 10,000,000 shares of $.0001 par value authorized;
               760,000 designated as Series A, remainder unissued                          -                            -
          Warrants for the purchase of common stock                                1,961,050                    1,961,050
          Common stock: 120,000,000 shares of $.0001 par value authorized,
               24,669,105 shares actual and 24,416,117 shares pro forma in 2005
               issued and outstanding                                                  2,467           (25)         2,442
          Paid-in capital                                                         22,895,866       (88,521)    22,807,345
          Accumulated deficit                                                    (28,706,096)     (150,000)   (28,856,096)
                                                                                 ------------                -------------
                Total shareholders' equity (deficiency)                           (3,846,713)                  (4,085,259)
                                                                                 ------------                -------------
    Total Liabilities and Shareholders' Equity (Deficiency)                       $6,288,703                   $6,050,157
                                                                                 ============                =============

Net Book Value Per Share
                                                                                  As Reported                 Pro forma
                                                                                 ------------                -------------
               Total shareholders' equity (deficiency)                           $(3,846,713)                $ (4,085,259)
                Outstanding shares of common stock                                24,669,105                   24,416,117
                                                                                 ------------                -------------
                Net book value (stockholder deficiency) per share
                   (basic and diluted)                                           $   (0.16)                  $    (0.17)

Adjustments:
    Represents the cash to be disbursed for the 252,988 shares to be repurchased from those shareholders being cashed out as a result of the reverse split plus $150,000 for expenses related to the proxy solicitation.

                      REFOCUS GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         Six Months Ended June 30, 2005
                                   (Unaudited)

                                                                      As reported   Adjustments        Pro forma
                                                                    --------------  -------------     -------------
REVENUES                                                            $           -                     $          -

COST OF SALES                                                                   -                                -
                                                                    --------------                    -------------
GROSS PROFIT                                                                    -                                -

OPERATING EXPENSES:
       Selling, general and administrative                                443,213        (98,000)(1)       345,213
       Salary and related expenses                                        307,584                          307,584
       Stock-based employee compensation                                  433,317                          433,317
       Professional services                                              452,922        (34,000)(2)       418,922
       Clinical trials                                                    492,575                          492,575
       Research and development                                                 -                                -
       Depreciation and amortization                                      126,960                          126,960
                                                                    --------------                    -------------

LOSS FROM OPERATIONS                                                   (2,256,571)                      (2,124,571)

OTHER INCOME (EXPENSE):
       Interest income                                                     45,583                           45,583
       Interest expense                                                   (95,042)                         (95,042)
                                                                    --------------                    -------------
             Total                                                        (49,459)                         (49,459)
                                                                    --------------                    -------------
NET LOSS                                                              $(2,306,030)                     $(2,174,030)
                                                                    ==============                    =============

NET LOSS PER SHARE - BASIC AND DILUTED                                    $ (0.09)                         $ (0.09)
                                                                    ==============                    =============

AVERAGE NUMBER OF COMMON SHARES
     OUTSTANDING - BASIC AND DILUTED                                   24,300,001       (252,988)(3)    24,047,013
                                                                    ==============                    =============

Adjustments:

(1) Represents estimated decreases in expenses actually incurred during the six months ended June 30, 2005:
                Directors  and officers  insurance            $ 81,000
                Other public  reporting  expenses               17,000
                                                              --------
                                                              $ 98,000
                                                              ========

(2) Represents estimated decreases in expenses actually incurred during the six months ended June 30, 2005:
                Fees  paid to independent public accountants  $ 22,000
                Legal fees                                      12,000
                                                              --------
                                                              $ 34,000
                                                              ========

(3) Represents the estimated number of shares of common stock that will be cancelled as a result of the reverse/forward split based on the estimate of stockholders of record and NOBO stockholders, excludes OBO stockholders, if any, that own less than 2,000 shares of stock.

                                             REFOCUS GROUP, INC. AND SUBSIDIARIES
                                       PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 Year Ended Decmeber 31, 2004
                                                         (Unaudited)

                                                                  As reported          Adjustments               Pro forma
                                                               -------------------  -------------------      -------------------
REVENUES                                                       $               -    $                -       $                 -

COST OF SALES                                                                  -                     -                         -
                                                               -------------------  -------------------      -------------------
GROSS PROFIT                                                                   -                     -                         -

OPERATING EXPENSES:
       Selling, general and administrative                                931,131         (240,000)(1)                  691,131
       Salary and related expenses                                        503,773                                       503,773
       Stock-based employee compensation                                  230,963                                       230,963
       Inventory adjustment costs                                               -                                             -
       Professional services                                              724,539         (288,000)(2)                  436,539
       Clinical trials                                                    906,931                                       906,931
       Research and development                                            33,890                                        33,890
       Depreciation and amortization                                      361,291                                       361,291
                                                               -------------------                           -------------------
LOSS FROM OPERATIONS                                                   (3,692,518)                                   (3,164,518)

OTHER INCOME (EXPENSE):
       Interest income                                                     10,156                                        10,156
       Interest expense                                                  (158,412)                                     (158,412)
       Other income (expense)                                                   -                                             -
                                                               -------------------                           -------------------
             Total                                                       (148,256)                                     (148,256)
                                                               -------------------                           -------------------
NET LOSS                                                       $       (3,840,774)                           $       (3,312,774)
                                                               ===================                           ===================

NET LOSS PER SHARE                                             $            (0.16)                           $            (0.14)
                                                               ===================                           ===================

AVERAGE NUMBER OF COMMON SHARES
     OUTSTANDING - BASIC AND DILUTED                                   23,476,307         (252,988) (3)              23,223,319
                                                               ===================                           ===================

Adjustments:

(1) Represents estimated decreases in expenses actually incurred during fiscal 2004:
                Directors and officers insurance               $       162,000
                Public relations expenses                               25,000
                Other public reporting expenses                         53,000
                                                               ----------------
                                                               $       240,000
                                                               ================

(2) Represents estimated decreases in expenses actually incurred during fiscal 2004:
                Investment  relations                          $       130,000
                Fees paid to independent public accountants             52,000
                Legal fees                                             106,000
                                                               ----------------
                                                               $       288,000
                                                               ================

(3) Represents the estimated number of shares of common stock that will be cancelled as a result of the reverse/forward split based on the estimate of stockholders of record and NOBO stockholders, excludes OBO stockholders, if any, that own less than 2,000 shares of stock.

                                     ANNEX D

                    THE FINANCIAL ADVISOR'S FAIRNESS OPINION

                        HILL SCHWARTZ SPILKER KELLER LLC
                               [GRAPHIC OMITTED]


May 5, 2005

Board of Directors
Refocus Group, Inc.
10300 N. Central Expressway, Suite 104
Dallas, Texas 75231

Members of the Board:

You have appointed a Strategic Initiatives Committee (the "Special Committee") that has retained Hill Schwartz Spilker Keller LLC ("HSSK") to render its opinion (the "Opinion") to the Board of Directors of Refocus Group, Inc. ("Refocus" or the "Company") in connection with a proposed reverse/forward stock split of its common shares and subsequent suspension of its obligations to file periodic reports under Section 13(a) of the Securities Exchange Act (collectively, the "Go Private Action") that, from a financial point of view, the consideration to be received by the fractional shareholders in exchange for the consideration to be given by the Company is fair to such shareholders. For purposes of this Opinion, the term "fractional shareholders" is intended to include all common shareholders owning less than one share ("fractional shares") immediately after the reverse stock split. As described in the Refocus Going Private Special Committee Analysis and Refocus Going Private Special Committee Recommendation (collectively, the "Go Private Memos"), the Company intends to propose the following:

     1. Engage in a reverse stock split at the ratio of 2,000 shares to 1 share, followed immediately by a forward split of 1 share to 2,000 shares.

     2. Offer to purchase the fractional shares resulting from the reverse split from the fractional shareholders at a price of $0.35 per share on a pre-split basis.

In preparing this Opinion, we have assumed that the Go Private Action will be consummated in accordance with the terms set forth in the Go Private Memos without any material modification.

As part of our financial advisory activities, HSSK is experienced in the valuation of businesses and securities in connection with mergers and acquisitions, litigation, corporate, estate planning and reporting, and other purposes. HSSK will receive a fee from Refocus for our services in rendering this Opinion which is not contingent upon the opinion expressed or the completion of the Go Private Action, and Refocus has agreed to indemnify us for certain liabilities arising out of our engagement. Neither HSSK nor our employees have any present or contemplated future interest in the Company which might tend to prevent us from rendering a fair and unbiased opinion.

In connection with this Opinion, we have:

       (i) reviewed certain publicly available financial statements and other business and financial information of the Company;



                            HOUSTON o DALLAS o AUSTIN
        San Felipe Plazao5847 San Felipeo Suite 3100oHouston, Texas 77057
                         713.771.5011o Fax 713.759.0968
                                www.hsskgroup.com

Board of Directors
Refocus Group, Inc.
May 5, 2005

       (ii) reviewed certain information relating to the business, earnings, cash flow, assets and prospects of Refocus furnished to HSSK by the Company;

       (iii)  conducted   discussions  and  correspondence  with  management  of
              Refocus concerning the Company's past and current operations and financial condition and the prospects of the Company;

       (iv) discussed certain strategic, financial and operational benefits anticipated from the Go Private Action with the Chairman of the Special Committee appointed by the Board;

       (v) reviewed certain financial forecasts of the Company prepared by the Company, and certain sensitivity cases prepared based on discussions with management of the Company;

       (vi) reviewed the impact of the Go Private Action on the Company's capitalization;

       (vii)  reviewed  the  reported  prices  and  trading   activity  for  the
              Company's common stock;

       (viii) compared the financial performance of the Company and the prices and trading activity of the Company's common stock with that of certain other comparable publicly-traded companies and their securities;

       (ix) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

       (x)    reviewed the Go Private Memos and certain related documents;

       (xi) reviewed the due diligence conducted by the Special Committee prior to its recommendation of the Go Private Action as summarized in the Go Private Memos; and

       (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

In preparing this Opinion, we have relied upon the accuracy and completeness of all information supplied or otherwise made available to us or publicly available, and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of Refocus, without independent verification, as to the reasonableness and achievability of the financial and operating forecasts, projections and probabilities (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts, projections and probabilities have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Refocus as to the expected future financial performance of the Company. We have relied upon, without independent verification, the assessment by the management of Refocus of (i) the financial, strategic and other benefits expected to result from the Go Private Action, (ii) their ability to retain key employees of the Company, and (iii) the validity of, and risks associated with, the Company's existing and future technologies, intellectual property, products, services and business models, including the timing and scope of any associated risks or benefits.

It is understood that this letter is for the information of the Board of Directors of Refocus and may not be used for any other purpose without our prior written consent, except that a copy of this opinion letter may be included in its entirety in any filing made by Refocus in respect to the Go Private Action with the Securities and Exchange Commission. Our Opinion is based upon market,

Board of Directors
Refocus Group, Inc.
May 5, 2005


economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion and we do not have any obligation to update, revise or reaffirm this Opinion. In rendering our Opinion, we did not consider the impact of changes in the regulatory environment in which the Company operates.

This Opinion was undertaken at the behest of and for the benefit of the Special Committee and the Board of Directors of Refocus alone. To the extent a vote of the Company's shareholders is required or sought, our Opinion does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Go Private Action. The Opinion does not address the relative merits of the Go Private Action and any other transaction or business strategies discussed by the Company's Board of Directors as alternatives to the Go Private Action or the decision of the Company's Board of Directors to proceed with the Go Private Action. We do not express and should not be deemed to have expressed any views on any other terms of the Go Private Action. We have not been requested to and did not solicit third party indications of interest in acquiring or investing in the Company. We do not express in any manner an opinion as to the prices at which the Company's common stock may transact at anytime prior to or following the Go Private Action.

We have assumed that there has been no material change in the Company's financial condition, results of operations, business or prospects since the date of the last financial statements available to us. In addition, we did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company, nor have we been furnished with any such appraisals.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at our opinion, HSSK did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HSSK believes that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In performing our analyses, HSSK made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein.

Subject to and based upon the foregoing, it is our opinion that, as of the date of this letter, the consideration to be received by the fractional shareholders in exchange for the consideration to be given by the Company as part of the Go Private Action is fair, from a financial point of view, to such shareholders.

Sincerely,

HILL SCHWARTZ SPILKER KELLER LLC






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                               [GRAPHIC OMITTED]

                                 Refocus Group

                    10300 North Central Expressway, Suite 104
                               Dallas, Texas 75231